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As filed with the Securities and Exchange Commission on June 23, 2003.

Registration No. 333-103362

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 3
to

FORM S-4
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

IMC GLOBAL INC.*
(Exact name of registrant as specified in its charter)

Delaware	2874	36-3492467
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Number)	(I.R.S. Employer Identification No.)

100 South Saunders Road
Suite 300
Lake Forest, Illinois 60045
Telephone: (847) 739-1200
(Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

Mr. J. Reid Porter
Mary Ann Hynes, Esq.
100 South Saunders Road
Suite 300
Lake Forest, Illinois 60045
Telephone: (847) 739-1200
(Name, address, including zip code, and telephone
number, including area code, of agent for service)	Copies to: Michael G. Timmers, Esq. Kirkland & Ellis 200 E. Randolph Drive Chicago, Illinois 60601 Telephone: (312) 861-2000

*
The companies listed on the next page are also included in this Form S-4 Registration Statement as additional Registrants.

        Approximate date of commencement of proposed sale of the securities to the public:    The exchange will commence as soon as practicable after the effective date of this Registration Statement.

        If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Exact Name of Additional Registrants*	Jurisdiction of Formation	I.R.S. Employer Identification No.
FMRP Inc.	Delaware	72-1122135
IMC Canada Ltd.	Canada	36-4117430
IMC Chemicals Inc.	Delaware	13-3579263
IMC Chemical North America LLC	Delaware	36-3545577
IMC Global Dutch Holdings B.V.	Netherlands	98-0377725
IMC Global Netherlands B.V.	Netherlands	98-0356532
IMC Global Operations Inc.	Delaware	36-3513204
IMC Global Potash Holdings N.V.	Netherland Antilles	98-0356532
IMC Phosphates Company	Delaware	36-3892806
IMC Potash Carlsbad Inc.	Delaware	36-4091023
IMC Potash Colonsay N.V.	Netherland Antilles	98-0356532
IMC Potash Colonsay ULC	Canada	98-0356532
IMC Sulphur Holdings LLC	Delaware	36-3892806
IMC USA Holdings Inc.	Delaware	36-3545577
IMC USA Inc. LLC	Delaware	36-3545577
KCL Holdings, Inc.	Delaware	36-3545575
NATI LLC	Delaware	13-3579263
Phosphate Resource Partners Limited Partnership	Delaware	72-1067072
The Vigoro Corporation	Delaware	36-3414338

*
The address for each of the additional Registrants is c/o IMC Global Inc., 100 South Saunders Road, Suite 300 Lake Forest, Illinois, 60045, telephone (847) 739-1200. The primary standard industrial classification number for each of the additional Registrants is 2874.

SUBJECT TO COMPLETION, DATED JUNE 23, 2003

This information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell nor is it an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS

IMC GLOBAL INC.

Exchange Offer for
$117,500,000 11.250% Senior Notes due 2011.

We are offering to exchange:

up to $117,500,000 of our new 11.250% Senior Notes, Series B due 2011
for
a like amount of our outstanding 11.250% Senior Notes due 2011.

Material Terms of Exchange Offer

  •
  The terms of the Notes to be issued in the exchange offer are substantially identical to the outstanding Notes, except that the transfer restrictions and registration rights relating to the outstanding Notes will not apply to the new Notes.

  •
  There is no existing public market for the outstanding Notes or the new Notes. We do not intend to list the new Notes on any securities exchange or seek approval for quotation through any automated trading system.

  •
  The new Notes will be unconditionally and jointly and severally guaranteed by most of our domestic subsidiaries, other than subsidiaries treated as unrestricted subsidiaries, as well as two Canadian subsidiaries and four other foreign subsidiaries. If we cannot make payments on the new Notes when they become due, the guarantor subsidiaries must make them instead. The guarantees of the Notes by IMC Phosphates Company and Phosphate Resource Partners Limited Partnership and their subsidiaries are limited based on the amount of outstanding intercompany indebtedness owed by these entities to us and our other subsidiaries.

  •
  The new Notes (disregarding the guarantees) will be equal in right of payment to the issuer's existing and future unsecured indebtedness ($1,660.9 million at March 31, 2003), senior in right of payment to any future indebtedness that is expressly subordinated to the Notes ($0 at March 31, 2003), and effectively junior in right of payment to secured indebtedness of the issuer and the guarantors ($464.0 million at March 31, 2003), to the extent of the value of the collateral.

  •
  The guarantees will be equal in right of payment to the guarantors' existing and future unsecured indebtedness and guarantees of unsecured indebtedness of the issuer ($749.9 million at March 31, 2003), senior in right of payment to any future indebtedness that is expressly subordinated to the guarantees ($0 million at March 31, 2003), and effectively junior in right of payment to existing and future secured indebtedness and guarantees thereof ($464.0 million at March 31, 2003) to the extent of the value of the collateral.

  •
  Expires 5:00 p.m., New York City time,                , 2003, unless extended.

  •
  The exchange of Notes will not be a taxable event for U.S. federal income tax purposes.

  •
  Not subject to any condition other than (1) that the exchange offer not violate applicable law or any applicable interpretation of the Staff of the SEC; (2) that there is no outstanding or threatened litigation against us or our subsidiaries which could materially impair the exchange offer; (3) that there may not be a material adverse development in any existing action or proceeding with respect to us or our subsidiaries; or (4) that we must have obtained any necessary government approvals, if any.

  •
  On or after June 1, 2006, we may redeem some or all of the outstanding Notes at any time at stated redemption prices as described in "Description of Notes—Optional Redemption."

  •
  Prior to the occurrence of certain conditions, if we experience specific types of changes of control, we must offer to repurchase the Notes. See "Description of Notes—Repurchase at the Option of Holders upon Change of Control."

        For a discussion of certain factors that you should consider before participating in this exchange offer, see "Risk Factors" beginning on page 12 of this prospectus.

        Neither the SEC nor any state securities commission has approved the notes to be distributed in the exchange offer, nor have any of these organizations determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                    , 2003

        Each broker-dealer that receives new Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new Notes received in exchange for outstanding Notes where such outstanding Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

        You should rely only on the information contained, or incorporated by reference, in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

        The prospectus incorporates business and financial information about us that is not included in or delivered with the document. This information is available to you, other than exhibits to documents that are not specifically incorporated by reference in this prospectus, without charge upon written or oral request to: IMC Global Inc., Attn: Corporate Secretary, 100 South Saunders Road, Suite 300, Lake Forest, Illinois 60045, telephone: (847) 739-1200. To obtain timely delivery, you must request the information no later than five business days before the date you make your investment decision and in any event, no later than                        , 2003.

PROSPECTUS SUMMARY

        In this summary, we highlight selected information that we describe in greater detail later in this document. We recommend that you read carefully this entire document and the other information appearing elsewhere or incorporated by reference. Unless the context requires otherwise, all information in this prospectus is about IMC Global Inc. on a consolidated basis.

The Company

        IMC Global is one of the world's leading producers and distributors of crop nutrients to the domestic and international agricultural communities, and one of the foremost manufacturers and distributors of animal feed ingredients worldwide. We believe that we are one of the world's lowest cost and most efficient producers of concentrated phosphates, potash and animal feed ingredients. We intend to maintain and enhance our leading positions through continuous process improvements, an ongoing focus on customer service, a leveraging of our efficient distribution and transportation networks, as well as growth of our core businesses globally.

        Our current operational structure consists of two continuing operations business units which correspond to our major product lines and reportable business segments: IMC PhosFeed (PhosFeed) and IMC Potash (Potash). Our operations are located in North America.

        PhosFeed is a leading United States miner of phosphate rock, one of the primary raw materials used in the production of concentrated phosphates as well as a leading United States producer of concentrated phosphates. PhosFeed is one of the world's three largest producers and marketers of phosphate and potash based animal feed ingredients. PhosFeed's mines and related operations are located in central Florida, while the facilities that produce concentrated phosphates and animal feed ingredients are located in central Florida and Louisiana. Such mines, concentrates plants and related facilities are owned or leased principally by IMC Phosphates Company, a general partnership of which we are the majority owner. IMC Phosphates MP Inc. ("MP Co.") manages the operations of IMC Phosphates Company. MP Co. is a wholly owned subsidiary of us and Phosphates Resource Partners Limited Partnership ("PLP"), a publicly traded limited partnership in which we hold partnership units representing an approximate 51.6% interest and of which we are the general partner. PLP is the minority (43.5%) owner of IMC Phosphates Company. Our total interest (through wholly-owned subsidiaries and through our interest in PLP) in IMC Phosphates Company is approximately 78.9%. Sales, marketing, customer service, distribution, administrative and other functions are in some cases furnished to IMC Phosphates Company and MP Co. by us and our subsidiaries that include IMC USA Holdings Inc., IMC USA Inc. LLC and IMC Global Operations Inc.

        Although PhosFeed sells phosphate rock to other crop nutrient and animal feed ingredient manufacturers, it primarily uses phosphate rock internally. Domestically, PhosFeed sells it concentrated phosphates to crop nutrient manufacturers, distributors and retailers. Virtually all of PhosFeed's export sales are marketed through the Phosphates Chemicals Export Association, a Webb-Pomerene Act organization. PhosFeed also uses concentrated phosphates and potash internally for the production of animal feed ingredients, which are supplied to poultry and livestock markets in North America, Latin America and Asia. PhosFeed operates in a highly competitive global market.

        Potash mines, processes and distributes potash in the United States and Canada. Potash has four mines in Canada within the Saskatchewan province and two in the United States located in New Mexico and Michigan. Each mine location has related facilities which refine the product. Such mines and related facilities are owned or leased and operated principally through our subsidiaries corresponding to the location of each mine: IMC Canada Ltd. for the mine at Belle Plaine, Saskatchewan; IMC Esterhazy Canada Limited Partnership for the two mines at Esterhazy, Saskatchewan; IMC Potash Colonsay ULC for the mine at Colonsay, Saskatchewan; IMC Potash Carlsbad Inc. for the mine at Carlsbad, New Mexico; and IMC USA Inc. LLC for the mine at Hersey,

Michigan. Sales, marketing, customer service, distribution, administrative and other services are in some cases performed for Potash by us and our subsidiaries that include IMC USA Holdings Inc., IMC USA Inc. LLC and IMC Global Operations Inc.

        Potash's products are marketed worldwide to crop nutrient manufacturers, distributors and retailers and also are used in the manufacture of crop nutrients and animal feed ingredients as well as sold to customers for industrial use. Its North American sales are made through our sales force. The agricultural sales are primarily to independent accounts, cooperatives and leading regional fertilizer buyers while non-agricultural sales are primarily to large industrial accounts and the animal feed industry. Additionally, potash is sold as an ingredient in icemelter and as a water softener regenerant. Potash's exports from Canada, except to the United States, are made through Canpotex Limited, an export association of Saskatchewan potash producers. Potash is a commodity available from many sources and, consequently, the market is highly competitive.

        We used to operate two additional business units, IMC Salt and IMC Chemicals. As a result of the sale of Salt, a solar evaporation facility located in Ogden, Utah and Penrice Soda Products Pty. Ltd., an Australian unit of Chemicals in November 2001, the sale of the Chemicals sodium bicarbonate assets in January 2003 and the planned divestiture of the remaining portions of IMC Chemicals, the financial information for these businesses is reflected as discontinued operations.

Ratio of Earnings to Fixed Charges

        The IMC Global ratio of earnings to fixed charges was (0.2)x for the three months ended March 31, 2003, 1.0x, 0.6x, 2.0x, (2.2)x and 3.2x for the years ended December 31, 2002, 2001, 2000, 1999 and 1998, respectively. Our earnings were insufficient to cover fixed charges by $58.2 million for the three months ended March 31, 2003 and $71.4 million and $390.9 million for the years ended December 31, 2001 and 1999, respectively.

Purpose of the Exchange Offer

        On December 10, 2002, we sold through a private placement exempt from the registration requirements of the Securities Act of 1933, $117,500,000 of our 11.250% Senior Notes Due 2011. We used the net proceeds from the sale of the Notes to repay all outstanding indebtedness under our existing 6.50% senior notes due August 1, 2003, to pay related fees and expenses and the remainder for general corporate purposes.

        Simultaneously with the private placement, we entered into exchange and registration rights agreements for the outstanding Notes. Under the Registration Rights Agreement, we are required to use our reasonable best efforts to cause a registration statement for substantially identical notes, which will be issued in exchange for the Notes, to become effective on or before                        , 2003. You may exchange your outstanding Notes for new Notes in this exchange offer. You should read the discussion under the headings "—Summary of the Exchange Offer," and "The Exchange Offer" and "Description of Notes" for further information regarding the new Notes.

        We did not register the outstanding Notes under the Securities Act or any state securities laws, nor do we intend to after the exchange offer. As a result, the outstanding Notes may only be transferred in limited circumstances under the securities laws. If the holders of the outstanding Notes do not exchange their Notes in the exchange offer, they lose their right to have the outstanding Notes registered under the Securities Act, subject to certain limitations. See "—Exchange Offer; Registration Rights," "Risk Factors—If you do not exchange your outstanding Notes, your outstanding Notes will continue to be subject to the existing transfer restrictions and you may be unable to sell your outstanding Notes" and "Risk Factors—Your outstanding Notes will not be accepted for exchange if you fail to follow the exchange offer procedures." Anyone who still holds outstanding Notes after the exchange offer may be unable to resell their outstanding Notes.

        However, we believe that holders of the new Notes may resell the new Notes without complying with the registration and prospectus delivery provisions of the Securities Act, if they meet certain conditions. You should read the discussion under the headings "—Summary of the Exchange Offer" and "The Exchange Offer" for further information regarding the exchange offer and resales of the new Notes.

        Our principal executive offices are located at 100 South Saunders Road, Suite 300, Lake Forest, Illinois 60045 and our telephone number is (847) 739-1200.

Summary of the Exchange Offer

The Initial Offering of outstanding Notes	We sold the outstanding Notes on December 10, 2002 to Goldman, Sachs & Co., referred to in this prospectus as the "initial purchaser." The initial purchaser subsequently resold the outstanding Notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended.
Registration Rights Agreement
Simultaneously with the initial sale of the outstanding Notes, we entered into a Registration Rights Agreement for the exchange offer. In the Registration Rights Agreement, we agreed, among other things, to use our reasonable best efforts to file a registration statement with the SEC and to have this exchange offer become effective within 210 days of issuing such outstanding Notes. The exchange offer is intended to satisfy your rights under the applicable Registration Rights Agreement. After the exchange offer is complete, you will no longer be entitled to any exchange or registration rights with respect to your outstanding Notes.
The Exchange Offer
We are offering to exchange the new Notes, which have been registered under the Securities Act, for your outstanding Notes, which were issued on December 10, 2002. In order to be exchanged, an outstanding Note must be properly tendered and accepted. All outstanding Notes that are validly tendered and not validly withdrawn will be exchanged. We will issue new Notes promptly after the expiration of the exchange offer.
Resales
We believe that the new Notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act provided that:
• the new Notes are being acquired in the ordinary course of your business;
•
you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the new Notes issued to you in the exchange offer; and
• you are not an affiliate (as defined in Rule 405 of the Securities Act) of the issuer or any subsidiary guarantor.

If any of these conditions are not satisfied and you transfer any new Notes issued to you in the exchange offer without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your new Notes from these requirements, you may incur liability under the Securities Act. We will not assume, nor will we indemnify you against, any such liability.

Each broker-dealer that is issued Exchange Notes in the exchange offer for its own account in exchange for outstanding Notes that were acquired by that broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the new Notes. A broker-dealer may use this prospectus for an offer to resell, resale or other retransfer of the new Notes issued to it in the exchange offer.
Record Date	We mailed this prospectus and the related exchange offer documents to registered holders of outstanding Notes on , 2003.
Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, , 2003 unless we decide to extend the expiration date.
Conditions to the Exchange Offer	The exchange offer is not subject to any condition other than:
• that the exchange offer not violate applicable law or any applicable interpretation of the staff of the SEC;
• that there is no outstanding or threatened litigation against us or our subsidiaries which could materially impair the exchange offer;
• that there may not be a material adverse development in any existing action or proceeding with respect to us or our subsidiaries; or
• that we must have obtained any necessary government approvals, if any.
Procedures for Tendering outstanding Notes
We issued the outstanding Notes as global securities. When the outstanding Notes were issued, we deposited the global notes representing the outstanding Notes with The Bank of New York, as book-entry depositary. The Bank of New York issued a certificateless depositary interest in each global note we deposited with it, which represents a 100% interest in the Notes, to The Depository Trust Company, known as DTC. Beneficial interests in the outstanding Notes, which are held by direct or indirect participants in DTC through the certificateless depositary interest, are shown on records maintained in book-entry form by DTC.

You may tender your outstanding Notes through book-entry transfer in accordance with DTC's Automated Tender Offer Program, known as ATOP. To tender your outstanding Notes by a means other than book-entry transfer, a letter of transmittal must be completed and signed according to the instructions contained in the letter. The letter of transmittal and any other documents required by the letter of transmittal must be delivered to the exchange agent by mail, facsimile, hand delivery or overnight carrier. In addition, you must deliver the outstanding Notes to the exchange agent or comply with the procedures for guaranteed delivery. See "The Exchange Offer—Procedures for Tendering outstanding Notes" for more information.
Do not send letters of transmittal and certificates representing outstanding Notes to us. Send these documents only to the exchange agent. See "The Exchange Offer—Exchange Agent" for more information.
Special Procedures for Beneficial Owners
If you are the beneficial owner of book-entry interests and your name does not appear on a security position listing of DTC as the holder of the book-entry interests or if you are a beneficial owner of outstanding Notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender the book-entry interest or outstanding Notes in the exchange offer, you should contact the person in whose name your book-entry interests or outstanding Notes are registered promptly and instruct that person to tender on your behalf.
Withdrawal Rights	You may withdraw the tender of your outstanding Notes at any time prior to 5:00 p.m., New York City time on , 2003.
Federal Income Tax Considerations	The exchange of outstanding Notes will not be a taxable event for United States federal income tax purposes.
Use of Proceeds	We will not receive any proceeds from the issuance of new Notes pursuant to the exchange offer. We will pay all of our expenses incident to the exchange offer.
Exchange Agent	The Bank of New York is serving as the exchange agent in connection with the exchange offer.
Regulatory	There are no federal or state regulatory requirements that must be complied with or under which approval would need to be obtained in connection with this exchange offer.

Summary of Terms of the New Notes

        The form and terms of the new Notes are the same as the form and terms of the outstanding Notes, except that the new Notes will be registered under the Securities Act. As a result, the new Notes will not bear legends restricting their transfer and will not contain the registration rights and liquidated damage provisions contained in the outstanding Notes. The new Notes represent the same debt as the outstanding Notes. Both the outstanding Notes and the new Notes are governed by the same indentures. We use the term "Notes" in this prospectus to collectively refer to the outstanding Notes and the new Notes.

Issuer	IMC Global Inc., a Delaware corporation
Securities	$117.5 million in principal amount of 11.250% Senior Notes due 2011
Maturity	June 1, 2011
Interest	Annual rate: 11.250%. Payment frequency: every six months on June 1 and December 1. First payment: June 1, 2003, which shall be deemed to have accrued from December 1, 2002.
Ranking	The new Notes will be:
• issuer's general unsecured obligations;
•
(disregarding the guarantees) equal in right of payment to all of the issuer's existing and future unsecured indebtedness for borrowed money ($1,660.9 million at March 31, 2003) and other obligations that are not, by their terms, expressly subordinated in right of payment to the Notes;
•
senior in right of payment to any of the issuer's future indebtedness or other obligations that are, by their terms, expressly subordinated in right of payment to the Notes ($0 million at March 31, 2003); and
•
effectively junior in right of payment to all of the issuer's and the guarantors' existing and future secured indebtedness for borrowed money ($464.0 million at March 31, 2003) and other obligations to the extent of the value of the assets securing such indebtedness and other obligations.

The new Notes will be effectively subordinated to the claims of the issuer's subsidiaries; however, as described below, substantially all of our subsidiaries have guaranteed the Notes, and such guarantees rank equal in right of payment to such guarantors' existing and future unsecured indebtedness for borrowed money and guarantees of unsecured indebtedness for borrowed money of the issuer ($749.9 million at March 31, 2003), senior in right of payment to any future indebtedness that is expressly subordinated to the guarantees ($0 million at March 31, 2003), and effectively junior in right of payment to existing and future secured indebtedness and guarantees thereof ($464.0 million at March 31, 2003), to the extent of the value of the collateral owned by the guarantors.

Guarantees
The new Notes will be unconditionally guaranteed by most of the issuer's domestic subsidiaries, other than subsidiaries treated as unrestricted subsidiaries, as well as two Canadian subsidiaries and four other foreign subsidiaries. If the issuer cannot make payments on the new Notes when they are due, the guarantor subsidiaries must make them instead. The obligations of each guarantor are limited as necessary to avoid that guarantee from constituting a fraudulent conveyance. The guarantees of the Notes by IMC Phosphates Company and PLP and their subsidiaries are limited based on the amount of outstanding intercompany indebtedness owed by these entities to us and our other subsidiaries. Guarantees may be released and discharged, upon (1) any sale, exchange or transfer by us or any subsidiary guarantor, to any third party of at least 80% of its capital stock or all or substantially all the assets of that subsidiary guarantor; (2) the occurrence of a Fall-Away Event; or (3) if in accordance with the indenture, the subsidiary guarantor is designated as unrestricted. See "Description of Notes—Subsidiary Guarantees" for a more detailed summary.
Most of our domestic subsidiaries, including all subsidiaries that would be significant subsidiaries under applicable SEC rules, are subsidiary guarantors.
Optional Redemption
On or after June 1, 2006, the issuer may redeem some or all of the outstanding Notes, pro rata, at any time at the redemption prices described in the section "Description of Notes—Optional Redemption."
Mandatory Offer to Repurchase
Prior to the Fall-Away Event (as defined below), if we experience specific kinds of changes in control, we must offer to repurchase the Notes as described in the section "Description of Notes—Repurchase at the Option of Holders upon Change of Control."
Basic Covenants of Indenture
Before the time that the Notes receive an investment grade rating from both Standard & Poor's Ratings Group and Moody's Investor's Services Inc., no Event of Default (as described below) has occurred and is continuing and we deliver an officers certificate certifying these conditions have been met (the "Fall-Away Event"), covenants contained in the indentures governing the Notes will, among other things, limit our ability and the ability of our restricted subsidiaries to:
	•	borrow money;
	•	pay dividends on or redeem or repurchase stock;
	•	make investments;
	•	sell assets;
	•	create restrictions on the payment of dividends or other amounts to us from our restricted subsidiaries;
	•	enter into transactions with our affiliates; and
	•	expand into unrelated businesses.

After the Fall-Away Event, the above limitations will not apply.
So long as any Notes are outstanding, covenants contained in the indentures will, among other things, limit our ability and the ability of our restricted subsidiaries to:
	•	create liens;
	•	enter into sale and leaseback transactions; and
	•	consolidate, merge or sell all or substantially all of our assets.
In addition, so long as any Notes are outstanding, indentures will, among other things:
	•	require us to provide reports to holders of Notes; and
	•	limit the ability of our restricted subsidiaries to guarantee other debt.
These covenants are subject to a number of important exceptions, limitations and qualifications, which are described under "Description of Notes."
Events of Default	An event of default shall have deemed to occur, upon certain events, including, but not limited to:
	•	our failure to pay interest on any Note when due and such failure continues for a period of 30 days;
	•	our failure to pay principal on any Note when due;
•
our failure to perform or observe any other covenant, condition or agreement in the indenture or the Notes and such failure continues for a period of 60 days after written notice of such default has been provided;
•
a default by us or any of our subsidiaries under any agreement governing indebtedness greater than $25.0 million, if that default is either caused by the failure to pay the principal amount of indebtedness due at the final maturity date or results in the acceleration of the final maturity of such indebtedness;
	•	failure by us or any of our restricted subsidiaries to pay or otherwise cause to be discharged or stayed one or more judgments in the agreement amount exceeding $25.0 million;
	•	the filing of a voluntary or involuntary bankruptcy proceeding or a finding of insolvency, or an appointment of trustee with respect to us or any of our significant subsidiaries; or
	•	failure of a note guarantee of our significant subsidiary guarantors to be in full force and effect.
Currently 16 of our guarantors are significant subsidiaries.

        You should refer to the section entitled "Risk Factors" for an explanation of certain risks of participating in the exchange offer.

RISK FACTORS

        You should carefully consider the following factors and the other information contained in, or incorporated by reference into, this prospectus.

Risks Associated with the Exchange Offer

        Because there is no public market for the Notes, you may not be able to resell your Notes.

        The new Notes will be registered under the Securities Act, but will constitute a new issue of securities with no established trading market, and there can be no assurance as to:

  •
  the liquidity of any trading market that may develop;

  •
  the ability of holders to sell their new Notes; or

  •
  the price at which the holders would be able to sell their new Notes.

If a trading market were to develop, the new Notes might trade at higher or lower prices than their principal amount or purchase price, depending on many factors, including prevailing interest rates, the market for similar debentures and our financial performance.

        The new Notes will not be registered under the securities laws of any state of the United States. It will be your responsibility to make sure that any sale or transfer by you of the new Notes will be in accordance with any applicable securities laws of any state of the United States.

        We understand that the initial purchasers presently intend to make a market in the Notes. However, they are not obligated to do so, and any market-making activity with respect to the Notes may be discontinued at any time without notice. In addition, any market-making activity will be subject to the limits imposed by the Securities Act and the Securities Exchange Act of 1934 (the "Exchange Act"), and may be limited during the exchange offer or the pendency of an applicable shelf registration statement. There can be no assurance that an active trading market will exist for the Notes or that any trading market that does develop will be liquid.

        In addition, any outstanding Note holder who tenders in the exchange offer for the purpose of participating in a distribution of the new Notes may be deemed to have received restricted securities, and if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. For a description of these requirements, see "Exchange Offer; Registration Rights."

        If you do not exchange your outstanding Notes, your outstanding Notes will continue to be subject to the existing transfer restrictions and you may be unable to sell your outstanding Notes.

        We did not register the outstanding Notes, nor do we intend to do so following the exchange offer. Outstanding Notes that are not tendered will therefore continue to be subject to the existing transfer restrictions and may not be transferred unless the notes were subsequently registered or resold pursuant to an exemption from registration under the Securities Act and applicable state securities laws. If you do not exchange your outstanding Notes, you will not have any further right to have your outstanding Notes registered under the federal securities laws. As a result if you hold outstanding Notes after the exchange offer, you may be unable to sell your outstanding Notes.

        Your outstanding Notes will not be accepted for exchange and will remain restricted securities if you fail to follow the exchange offer procedures.

        We will issue new Notes pursuant to this exchange offer only after a timely receipt of your outstanding Notes, a properly completed and duly executed letter of transmittal and all other required documents. Delivery of outstanding Notes may also be made by book-entry transfer in accordance with ATOP. Therefore, if you want to tender your outstanding Notes, please allow sufficient time to ensure timely delivery. If we do not receive your outstanding Notes, letter of transmittal and other required documents by the expiration date of the exchange offer, we will not accept your outstanding Notes for exchange. We are under no duty to give notification of defects or irregularities with respect to the tenders of outstanding Notes for exchange. If there are defects or irregularities with respect to your tender of outstanding Notes, we will not accept your outstanding Notes for exchange. Notes that are not exchanged pursuant to the exchange offer will remain restricted securities and may not be transferred unless the notes were subsequently registered or resold pursuant to an exemption from registration under the Securities Act and applicable state securities laws.

Risks Related to the Notes and Our Indebtedness

        Our substantial indebtedness could adversely affect our financial health and prevent us from fulfilling our obligations under the Notes.

        Our substantial indebtedness could have important consequences to you. For example, it could:

  •
  make it more difficult for us to satisfy our obligations with respect to the Notes;

  •
  increase our vulnerability to general adverse economic and industry conditions;

  •
  require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, acquisitions and investments and other general corporate purposes;

  •
  limit our flexibility in planning for, or reacting to, changes in our business and the markets in which we operate;

  •
  place us at a competitive disadvantage compared to our competitors that have less debt; and

  •
  limit our ability to borrow additional funds.

        In addition, we may incur substantial additional indebtedness in the future. The terms of the indentures governing the Notes, our credit facilities and other agreements governing our indebtedness allow us to incur additional debt subject to certain limitations. If new debt is added to current debt levels, the related risks described above could intensify. If such debt financing is not available when required or is not available on acceptable terms, we may be unable to grow our business, take advantage of business opportunities, respond to competitive pressures or refinance maturing debt, any of which could have a material adverse effect on our operating results and financial condition.

        We require a significant amount of cash to service our indebtedness. Our ability to generate cash depends on many factors beyond our control. If we are unable to generate a sufficient amount of cash to service our indebtedness, then we may be unable to fulfill our obligations under the Notes.

        Our ability to make payments on and to refinance our indebtedness, including the Notes, and to fund planned capital expenditures and expansion efforts and any strategic acquisitions we may make in the future, if any, will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive and other factors that are beyond our control.

        We cannot assure you that our business will generate sufficient cash flow from operations in the future, that our currently anticipated growth in net sales and cash flow will be realized on schedule or that future borrowings or anticipated proceeds from planned divestitures, which are dependant on purchaser financing, will be available to us when needed or in an amount sufficient to enable us to repay indebtedness or to fund other liquidity needs. In particular, we are actively pursuing a sales program for the remaining portion of our Chemicals business. In order to achieve a more timely monetization of these assets, we may pursue options that could result in a sales price less than the carrying value on our financial statements. In such event, we will be required to record a non-cash charge for an additional loss on disposal of discontinued operations. In an effort to maximize value, we may choose to retain an equity interest. We may need to refinance all or a portion of our indebtedness and the Notes, on or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness on commercially reasonable terms or at all.

        Holders of secured debt would be paid first and would receive payments from assets used as security before you receive payments if we or any of our subsidiary guarantors were to become insolvent.

        The Notes and the guarantees will not be secured by any of our assets or the assets of our subsidiaries. The indentures governing the Notes permit us to incur additional debt, including purchase money debt and other secured debt. If we were to become insolvent or otherwise fail to make payment on the Notes, holders of any current and future secured debt would be paid first and would receive payments from the assets used as security before you receive any payments. If any of our subsidiary guarantors become insolvent, that guarantor, after paying its own creditors, may not have enough assets remaining to make payments to you and be able to fulfill its obligations under its guarantee. You may therefore not be fully repaid if we or our subsidiary guarantors become insolvent or otherwise fail to make payment on the Notes.

        As of March 31, 2003, IMC Global and the subsidiary guarantors would have had secured indebtedness on our consolidated balance sheet of approximately $464.0 million. In addition, IMC Global and the subsidiary guarantors may incur additional secured debt in the future, including under the revolving credit facility.

        The agreements governing our indebtedness contain various covenants that limit our management's discretion in the operation of our business and also require us to meet financial maintenance tests, failure to comply with which could have a material adverse effect on us.

        The agreements governing our indebtedness contain various covenants, including those that restrict our ability to:

  •
  borrow money;

  •
  pay dividends on, redeem or repurchase our capital stock;

  •
  make investments;

  •
  use assets as security in other transactions;

  •
  sell certain assets or merge with or into other companies;

  •
  enter into sale and leaseback transactions; and

  •
  enter into unrelated businesses.

        Our credit facilities require us to maintain certain financial ratios, including a leverage ratio test and an interest coverage ratio test. See "Description of Certain Secured Indebtedness" for a description of these financial ratios. During periods in which product prices or volumes, raw material prices or availability, or other conditions reflect the adverse impact of cyclical market trends or other factors, there can be no assurance that we will be able to comply with applicable financial covenants.

        Any failure to comply with the restrictions of the credit facilities or any agreement governing our indebtedness, including the indenture related to the Notes, may result in an event of default under those agreements. Such default may allow the creditors to accelerate the related debt, which acceleration may trigger cross-acceleration or cross-default provisions in other debt. In addition, lenders may be able to terminate any commitments they had made to supply us with further funds (including periodic rollovers of existing borrowings). For more information, see "Description of Notes."

        Certain of the covenants contained in the indentures will no longer be in effect after the occurrence of a Fall Away Event, including, without limitation, those restrictions on the amount of indebtedness we or our subsidiary guarantors may incur after such date. See "Description of Notes—Certain Covenants Before Fall-Away Events."

        Assets of non-guarantor subsidiaries may not be available to make payments on the Notes.

        Not all of our subsidiaries will be guarantors of the Notes. Non-guarantor subsidiaries have no obligations to make payments to us or to the Trustee in respect of the Notes. In the event of a bankruptcy, liquidation or reorganization of any non-guarantor subsidiary, the creditors of such subsidiary (including trade creditors) will generally be entitled to payment of their claims from the assets of such subsidiary before any assets are made available for distribution to us as a stockholder. Holders of notes will have no recourse against nonguarantor subsidiaries. After paying its own creditors, a non-guarantor subsidiary may not have any remaining assets available for payment to us and as a result, we may not have enough assets to be able to pay you as a holder of Notes. As a result, the Notes are effectively junior in right of payment to the obligations of non-guarantor subsidiaries. At March 31, 2003, the total indebtedness of our non-guarantor subsidiaries owed to third parties would have been approximately $3.4 million.

        Federal and state statutes allow courts, under specific circumstances, to void the guarantees of the Notes.

        The guarantees of the Notes may be subject to review under Title 11 of the United States Code (the "Bankruptcy Code") and comparable provisions of state fraudulent conveyance laws if a bankruptcy or reorganization case or lawsuit is commenced by or on behalf of a subsidiary guarantor's unpaid creditors. Under the Bankruptcy Code, a court could void the obligations under the guarantees of the Notes of a subsidiary, subordinate the guarantees of the Notes to that subsidiary guarantor's other obligations or take other action detrimental to holders of the guarantees of the Notes. If a court were to find in such a bankruptcy or reorganization case or lawsuit that, among other things, at the time the subsidiary guarantor issued the guarantee of the Notes:

  •
  it issued the guarantee to delay, hinder or defraud present or future creditors; or

  •
  it received less than reasonably equivalent value or fair consideration for issuing the guarantee and at the time it issued the guarantee:

    —it was insolvent or rendered insolvent by reason of issuing the guarantee, or

    —it was engaged, or about to engage, in a business or transaction for which its assets, after giving effect to its potential liability under the guarantee, constituted unreasonably small capital to carry on its business, or

    —it intended to incur, or believed that it would incur, debts beyond its ability to pay as they mature,

then the court could void the obligations under the guarantees of the Notes, subordinate the guarantees of the Notes to that subsidiary guarantor's other obligations or take other action detrimental to holders of the guarantees of the Notes.

        The measures of insolvency for purposes of fraudulent transfer laws vary depending upon the law of the jurisdiction that is being applied in any proceeding to determine whether a fraudulent transfer had occurred. Generally, however, a person or an entity would be considered insolvent if, at the time he or it incurred the debt:

  •
  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

  •
  it could not pay its debts as they become due.

We cannot be sure as to the standard that a court would use to determine whether a subsidiary guarantor was solvent at the relevant time, or, regardless of the standard that the court uses, that the issuance of the guarantee of the Notes would not be voided or the guarantee of the Notes would not be subordinated to a subsidiary guarantor's other debt. If such a case were to occur, a guarantee could also be subject to the claim that, since the guarantee was incurred for IMC Global's benefit, and only indirectly for the benefit of the subsidiary guarantor, the guarantee was incurred for less than fair consideration.

        We may not have the ability to raise the funds necessary to finance the change of control offer required by the indentures.

        Upon the occurrence of certain specific kinds of change of control events, we will be required to offer to purchase all of the Notes outstanding. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required purchase of Notes or that restrictions in our credit agreement will not allow such purchases. If restrictions in our credit agreement will not allow such purchases, we will be required to repay or obtain the requisite consent from the affected lenders to permit the repurchase of the Notes. If we are unable to repay all of such debt or are unable to obtain the necessary consents, we will be unable to offer to repurchase the Notes, which would constitute an event of default under the indentures governing the Notes, which itself would also constitute a default under our credit agreement and our other existing financing arrangements, and could constitute a default under the terms of any future debt that we may incur.

        One of the events which would trigger a change of control is a sale of "all or substantially all" of our assets. The phrase "all or substantially all" as used in the definition of "change of control" has not been interpreted under New York law (which is the governing law of the Indenture) to represent a specific quantitative test. As a consequence, investors may not be able to determine when a change of control has occurred giving rise to the repurchase obligations under the indenture. It is possible, therefore, that there could be a disagreement between us and some or all holders of the Notes over whether a specific asset sale or sales triggers a change of control offer and that holders of the Notes might not receive a change of control offer in respect of that transaction. In addition, in the event the holders of the Notes elected to exercise their rights under the indenture and we elected to contest such election, there could be no assurance as to how a court interpreting New York law would interpret the phrase "all or substantially all." In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a "change of control" under the indentures related to the Notes.

        Our ability to purchase the Notes upon certain specific kinds of change of control events may be limited by the terms of our other indebtedness, including the credit facilities. In addition to the Notes, we have $700.0 million of other indebtedness outstanding that contain similar change of control provisions, as well as $295.5 million of indebtedness outstanding under the credit facility that would be subject to acceleration in the event of a change in control without prior approval of the lenders thereunder. If a change of control occurs, we cannot assure you that we will have sufficient funds to repay other debt obligations which will be required to be repaid, in addition to the Notes. See "Description of Notes—Repurchase at the Option of Holders upon Change of Control."

Risks Relating to Our Business

        Our operating results are highly dependent and fluctuate upon conditions in agriculture and international markets. The fluctuation of our operating results may impair our ability to make payments under the Notes when due.

        Our operating results are highly dependent upon conditions in the agricultural industry. The agricultural products business can be affected by a number of factors, the most important of which, for U.S. markets, are weather patterns and field conditions (particularly during periods of traditionally high crop nutrients consumption), quantities of crop nutrients imported to and exported from North America and current and projected grain inventories and prices, which are heavily influenced by U.S. exports and world-wide grain markets. U.S. governmental policies may directly or indirectly influence the number of acres planted, the level of grain inventories, the mix of crops planted or crop prices.

        International market conditions also significantly influence our operating results. The international market for crop nutrients is influenced by such factors as the relative value of the U.S. dollar and its impact upon the cost of importing crop nutrients, foreign agricultural policies, the existence of, or changes in, import or foreign currency exchange barriers in certain foreign markets, changes in the hard currency demands of certain countries, such as the former Soviet Union, and other regulatory policies of foreign governments, as well as the laws and policies of the U.S. affecting foreign trade and investment. In addition, since crop nutrients, particularly anhydrous ammonia, are used for industrial applications, industrial markets and the general economy affect crop nutrients demand and prices.

        Our crop nutrients and other products are subject to price volatility resulting from periodic imbalances of supply and demand, which may cause our results of operations to fluctuate and impair our ability to make payments on the Notes when due.

        Historically, prices for phosphate have reflected frequent changes in supply and demand. Changes in supply result from capacity additions or reductions and from changes in inventory levels. Demand for these products is dependent, in part, on demand for crop nutrients by the global agricultural industry. Periods of high demand, high capacity utilization and increasing operating margins tend to result in new plant investment and increased production until supply exceeds demand, followed by periods of declining prices and declining capacity utilization until the cycle is repeated. To a lesser degree, there is also volatility in the price of potash. In addition, markets for our products are affected by general economic conditions.

        As a result of periodic imbalances of supply and demand, crop nutrients prices have been volatile, with significant price changes from one growing season to the next. This price volatility may cause our results of operations to fluctuate and potentially deteriorate over the longer term and in turn may impair our ability to make payments on the Notes when due. Crop nutrients are global commodities and can be subject to intense price competition from both domestic and foreign sources. The price at which we sell our phosphate crop nutrients products could fall in the event of industry oversupply conditions.

        Because of a prolonged price decline, we suspended phosphoric acid production at our Faustina, Louisiana facility in November 1999 and suspended production at our Taft, Louisiana facility in July 1999 in response to reduced market demands and the depressed agricultural economy. In January 2001, we indefinitely shut down all of our remaining operations in Louisiana, reducing our phosphoric acid capacity by approximately 36%. In July 2001, we substantially resumed our Louisiana phosphate production. Approximately 30% of IMC's Louisiana concentrated phosphate output continued to be idled to balance supply and current market demand, an operating rate projected to be maintained well into 2003. The extent to which we utilize available capacity at our facilities will cause fluctuations in our results of operations. We have and will continue to incur costs for any temporary or permanent shutdowns of our facilities.

        A reduction in the prices of these products and/or a reduction in our production volumes due to shut-downs negatively impacts our earnings. If industry oversupply conditions continue, the price at which we sell our products could decline, which would have a material adverse effect on our business, financial condition and results of operations.

        We are subject to risks associated with our international operations, which could affect our sales to foreign countries.

        For the year ended December 31, 2002, we derived approximately 40.1% of our net sales from customers located outside of the United States. In particular, sales to China accounted for 13.4% of our international sales. International sales are subject to numerous risks and uncertainties, including:

  •
  difficulties and costs associated with complying with a wide variety of complex laws, treaties and regulations;

  •
  unexpected changes in regulatory environments;

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  political and economic instability;

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  nationalization of properties by foreign governments;

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  tax rates that may exceed those in the U.S. and earnings that may be subject to withholding requirements; and

  •
  the imposition of tariffs, exchange controls or other restrictions.

        As we continue to expand our business globally, our success will be dependent, in part, on our ability to anticipate and effectively manage these and other risks that we face.

        Our operating earnings are significantly affected by the supply and price levels of natural gas, ammonia and sulphur.

        Natural gas, ammonia and sulphur are raw materials used in the manufacture of our phosphate crop nutrients products. Natural gas is used as both a chemical feedstock and a fuel to produce anhydrous ammonia, which is a raw material used in the production of DAP and monoammonium phosphate ("MAP"). Natural gas is also a significant raw material used in the potash solution mining process. Our profitability is impacted by the price and availability of natural gas, ammonia and sulphur we purchase from third parties. A significant increase in the price of natural gas, ammonia or sulphur that is not recovered through an increase in the price of our related crop nutrients products or an extended interruption in the supply of natural gas, ammonia or sulphur to our production facilities could have a material adverse effect on our business, financial condition or results of operations. For example, from time to time, a significant rise in the price of natural gas, a major component of production costs, has negatively affected our gross margins. See "Recent Developments." Some foreign competitors may have access to lower cost or government-subsidized natural gas supplies.

        The markets in which we operate are highly competitive. Our inability to compete successfully could result in the loss of customers, which could adversely affect our sales and profitability.

        The markets for the crop nutrients and other products that we produce are highly competitive. Crop nutrients are a global commodity, and customers, including end-users, dealers and other crop nutrients producers and distributors, base their purchasing decisions principally on the delivered price and availability of the product. We compete with a number of U.S. producers and producers in other countries, including state-owned and government-subsidized entities. Some of our principal competitors may have greater total resources and may be less dependent on earnings from crop nutrients sales than IMC Global.

        We have experienced an inflow of water into our Esterhazy mine. We are not insured against the risk of floods and water inflow at that mine.

        Since December 1985, we have experienced an inflow of water into one of our two interconnected potash mines at Esterhazy, Saskatchewan. As a result, in order to control inflow, we have incurred expenditures, certain of which, due to their nature, have been capitalized, while others have been charged to expense. Procedures utilized to control the water inflow have proven successful to date, and we currently intend to continue conventional shaft mining. Despite the relative success of these measures, however, there can be no assurance that the amounts required for remedial efforts will not increase in future years or that the water inflow, risk to employees or remediation costs will not increase to a level which would cause us to change our mining process or abandon the mines.

        Due to the ongoing water inflow problem at Esterhazy, underground operations at this facility are currently not insurable for water incursion problems. Like other potash producers' shaft mines, the Colonsay mine is also subject to the risks of inflow of water as a result of its shaft mining operations.

        We may be adversely affected by the environmental regulations to which we are subject. In addition, we have potential environmental liabilities that may have a material adverse effect on our business, financial condition and results of operations.

        We are subject to numerous environmental, health and safety laws and regulations in the U.S., Canada and Europe, including laws and regulations relating to land reclamation and remediation of hazardous substance releases. For example, the U.S. Comprehensive Environmental Response, Compensation, and Liability Act, or CERCLA, imposes liability, without regard to fault or to the legality of a party's conduct, on certain categories of persons (known as "potentially responsible parties") who are considered to have contributed to the release of "hazardous substances" into the environment. We will continue periodically to incur liabilities, under CERCLA and other environmental cleanup laws, with regard to our current or former facilities, adjacent or nearby third party facilities or offsite disposal locations. Under CERCLA, or its various state analogues, one party may, under certain circumstances, be required to bear more than its proportional share of cleanup costs at a site where it has liability if payments cannot be obtained from other responsible parties. Liability under these laws involves inherent uncertainties. Violations of environmental, health and safety laws are subject to civil, and, in some cases, criminal sanctions.

        We have received notices from governmental agencies that we are a potentially responsible party at certain sites under CERCLA or other environmental cleanup laws. Further, we are aware of additional sites for which we may receive such notices in the future. Some of these sites may require us to expend significant amounts for cleanup costs.

        We believe that, pursuant to several indemnification agreements, we are entitled to at least partial, and in many instances complete, indemnification for the costs that we may expend to remedy environmental issues at certain facilities. These agreements address issues that resulted from activities occurring prior to our acquisition of facilities or businesses from parties including ARCO (BP); Beatrice Fund for Environmental Liabilities; Conoco; Conserv; Estech, Inc.; Kaiser Aluminum & Chemical Corporation; Kerr-McGee Inc.; PPG Industries, Inc.; The Williams Companies; and certain other private parties. We have already received and anticipate receiving amounts pursuant to the indemnification agreements for certain of our expenses incurred to date as well as future anticipated expenditures.

        Continued government and public emphasis on environmental issues can be expected to result in increased future investments for environmental controls at ongoing operations, which will be charged against income from future operations. Present and future environmental laws and regulations applicable to our operations may require substantial capital expenditures and may have a material adverse effect on our business, financial condition and results of operations.

        Our operations are dependent on our having received the required permits and approvals from governmental authorities. A decision by a government agency to deny any of our permits and approvals may impair our business and operations, which, in turn, could impair our ability to make payments on the Notes when due.

        We hold numerous governmental environmental, mining and other permits and approvals authorizing operations at each of our facilities. A decision by a government agency to deny or delay issuing a new or renewed permit or approval, or to revoke or substantially modify an existing permit or approval, could have a material adverse effect on our ability to continue operations at the affected facility. Expansion of our existing operations also is predicated upon securing the necessary environmental or other permits or approvals.

        Over the next several years, we will be continuing our efforts to obtain permits in support of our anticipated Florida mining operations at certain of our properties. These properties contain in excess of 100 million tons of phosphate rock reserves. In Florida, local community participation has become an important factor in the permitting process for mining companies. A denial of these permits or the issuance of permits with cost-prohibitive conditions would prevent us from mining at these properties and thereby have a material adverse effect on our business, financial condition and results of operations.

        Recent terrorist attacks in the United States could adversely affect us.

        On September 11, 2001, terrorists carried out attacks that destroyed the World Trade Center in New York and badly damaged the Pentagon outside of Washington, D.C. As a result, the United States securities markets were closed for several days. The impact which these terrorist attacks, or future events arising as a result of these terrorist attacks, including military or police activities in the United States or foreign countries, future terrorist activities or threats of such activities, biological or chemical weapons attacks, political unrest and instability, riots and protests, could have on the United States economy, the global economy, and global financial markets cannot presently be determined with any accuracy. These conditions could also adversely affect demand for certain of our products. It is possible that the above factors could have a material adverse effect on our business, our ability to finance our business and on our financial condition and results of operations as a whole.

DISCLOSURE REGARDING FORWARD LOOKING STATEMENTS

        All statements, other than statements of historical fact, contained within this prospectus and the documents incorporated by reference constitute "forward-looking statements" within the meaning of federal and state securities laws.

        Factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include, but are not limited to, those described in "Risk Factors" and the following:

  •
  general business and economic conditions;

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  governmental policies affecting the agricultural industry in localities where we or our customers operate;

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  weather conditions;

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  the impact of competitive products;

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  pressure on prices realized by us for our products;

  •
  constraints on supplies of raw materials used in manufacturing certain of our products;

  •
  capacity constraints limiting the production of certain products;

  •
  difficulties or delays in the development, production, testing and marketing of products;

  •
  difficulties or delays in receiving required governmental and regulatory approvals;

  •
  market acceptance issues, including the failure of products to generate anticipated sales levels;

  •
  the effects of and change in trade, monetary, environmental and fiscal policies, laws and regulations;

  •
  foreign exchange rates and fluctuations in those rates;

  •
  the costs and effects of legal proceedings, including environmental, and administrative proceedings involving us;

  •
  success in implementing our various initiatives;

  •
  the uncertain effects upon the global and domestic economies and financial markets of the terrorist attacks in New York City and Washington, D.C. on September 11, 2001 and their aftermaths; and

  •
  other risk factors reported from time to time in our Securities and Exchange Commission (SEC) reports.

USE OF PROCEEDS

        This exchange offer is intended to satisfy certain of our obligations under the Registration Rights Agreement. We will not receive any cash proceeds from the issuance of the new Notes. In consideration for issuing the new Notes contemplated in this prospectus, we will receive outstanding Notes in like principal amount, the form and terms of which are the same as the form and terms of the new Notes, except as otherwise described in this prospectus. The outstanding Notes surrendered in exchange for new Notes will be retired and canceled. Accordingly, no additional debt will result from the exchange. We have agreed to bear the expenses of the exchange offer.

        The net proceeds from the sale of the outstanding Notes, after deducting estimated expenses and the initial purchaser's discount, were approximately $125.1 million. We used the net proceeds from the issuance on December 10, 2002, to repay in January 2003 all outstanding indebtedness under 6.50% senior notes due August 1, 2003, to pay related fees and expenses and the remainder for general corporate purposes.

THE EXCHANGE OFFER

Exchange Offer; Registration Rights

        IMC Global entered into the Registration Rights Agreement, along with certain guarantors party thereto (the "Guarantors"), pursuant to which IMC Global and the Guarantors agreed, for the benefit of the holders of the Notes:

          (1)   to use their reasonable best efforts to file with the SEC, within 150 days following the date of issuance (the "Closing"), a registration statement under the Securities Act relating to an exchange offer pursuant to which new Notes substantially identical to the Notes (except that such Notes will not contain terms with respect to the special interest payments described below or transfer restrictions) and guaranteed by the Guarantors, would be offered in exchange for the then outstanding Notes tendered at the option of the holders thereof; and

          (2)   to use their reasonable best efforts to cause the registration statement to become effective as soon as practicable thereafter.

IMC Global and the Guarantors have further agreed to commence the exchange offer promptly after the registration statement has become effective, hold the offer open for at least 30 days, and exchange new Notes for all Notes validly tendered and not withdrawn before the expiration of the offer.

        Under existing SEC interpretations, the new Notes would in general be freely transferable after the exchange offer without further registration under the Securities Act, except that participating broker-dealers receiving new Notes as a result of market making activities in the exchange offer will be subject to a prospectus delivery requirement with respect to resales of those new Notes. The SEC has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to the new Notes (other than a resale of an unsold allotment from the original sale of the Notes) by delivery of the prospectus contained in the registration statement. Broker-dealers who acquire the outstanding Notes directly from us may not rely on existing SEC interpretations and must comply with registration and prospectus delivery requirements of the Securities Act, including being named as selling noteholders, in order to resell the outstanding Notes or the Notes issued in the exchange offer. Under the Registration Rights Agreement, IMC Global is required to allow participating broker-dealers and other persons, if any, subject to similar prospectus delivery requirements to use the prospectus contained in the registration statement in connection with the resale of such new Notes. The registration statement will be kept effective for a period of 180 days after the exchange offer has been consummated and the prospectus will be available during such time in order to permit resales of new Notes acquired by broker-dealers in after-market transactions. Each holder of Notes (other than certain specified holders) who wishes to exchange such Notes for new Notes in the exchange offer will be required to represent that any new Notes to be received by it will be acquired in the ordinary course of its business, that at the time of the commencement of the exchange offer it has no understandings or arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of the new Notes and that it is not IMC Global or an affiliate of IMC Global.

        However, if:

          (1)   on or before the date of consummation of the exchange offer, the existing SEC interpretations are changed such that the new Notes would not in general be freely transferable in such manner on such date; or

          (2)   the exchange offer is not available to any holder of the Notes,

The exchange offer would be unavailable to a person holding Notes if (i) such person was participating in such exchange offer for the purpose of distributing the new Notes to be acquired or (ii) the SEC were to change its existing interpretations relating to transactions like the exchange offer.

IMC Global and the Guarantors will, in lieu of (or, in the case of clause (2), in addition to) effecting registration of new Notes, use their reasonable best efforts to cause a registration statement under the Securities Act relating to a shelf registration of the Notes for resale by holders or, in the case of clause (2), of the Notes held by the initial purchasers for resale by the initial purchasers (the "Resale Registration") to become effective and to remain effective until two years following the effective date of such registration statement or such shorter period that will terminate when all the securities covered by the shelf registration statement have been sold pursuant to the shelf registration statement.

        IMC Global and the Guarantors will, in the event of the Resale Registration, provide to the holder or holders of the applicable Notes copies of the prospectus that is a part of the registration statement filed in connection with the Resale Registration, notify such holder or holders when the Resale Registration for the applicable Notes has become effective and take certain other actions as are required to permit unrestricted resales of the applicable Notes. A holder of Notes that sells such Notes pursuant to the Resale Registration generally would be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such a holder (including certain indemnification obligations).

        Although IMC Global and the Guarantors have filed the registration statement previously described, we cannot assure you that the registration statement will become effective.

        In the event that:

          (1)   IMC Global and the Guarantors have not filed the registration statement relating to the exchange offer (or, if applicable, the Resale Registration) within 150 days following the Closing; or

          (2)   such registration statement has not become effective within 210 days following the Closing; or

          (3)   the exchange offer has not been consummated within 30 days after the effective date of the registration statement; or

          (4)   any registration statement required by the Registration Rights Agreement is filed and declared effective but shall thereafter cease to be effective (except as specifically permitted therein) without being succeeded immediately by an additional registration statement filed and declared effective

(any such event referred to in clauses (1) through (4), the "Registration Default"), then the per annum interest rate on the applicable Notes will increase, for the period from the occurrence of the Registration Default until such time as no Registration Default is in effect (at which time the interest rate will be reduced to its initial rate), by .25% during the first 90-day period following the occurrence and during the continuation of such Registration Default, which rate shall increase by an additional .25% for each subsequent 90-day period during which such Registration Default continues up to a maximum of 1.0%.

Terms of the Exchange Offer

        Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all outstanding Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. We will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of outstanding Notes accepted in the exchange offer. Any holder may tender some or all of its outstanding Notes pursuant to the exchange offer. However, outstanding Notes may be tendered only in integral multiples of $1,000.

        The form and terms of the new Notes are the same as the form and terms of the outstanding Notes except that:

  (1)
  the new Notes bear a Series B designation and a different CUSIP Number from the outstanding Notes;

  (2)
  the new Notes have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof; and

  (3)
  the holders of the new Notes will not be entitled to any rights under the Registration Rights Agreement, including the provisions providing for an increase in the interest rate on the outstanding Notes in certain circumstances relating to the timing of the exchange offer, all of which rights will terminate when the exchange offer is terminated.

The new Notes will evidence the same debt as the outstanding Notes and will be entitled to the benefits of the indenture.

        As of the date of this prospectus, $117,500,000 aggregate principal amount of the outstanding Notes were outstanding. We have fixed the close of business on                       , 2003 as the record date for the exchange offer for purposes of determining the persons to whom this prospectus and the letter of transmittal will be mailed initially.

        Holders of outstanding Notes do not have any appraisal or dissenters' rights under the General Corporation Law of Delaware, or the indenture relating to the Notes in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC thereunder.

        We will be deemed to have accepted validly tendered outstanding Notes when, as and if we have given oral or written notice thereof to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the new Notes from us.

        If any tendered outstanding Notes are not accepted for exchange because of an invalid tender, the occurrence of specified other events set forth in this prospectus or otherwise, the certificates for any unaccepted outstanding Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the expiration date of the exchange offer.

        Holders who tender outstanding Notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding Notes pursuant to the exchange offer. We will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the exchange offer. See "—Fees and Expenses."

Expiration Date; Extensions; Amendments

        The term "expiration date" will mean 5:00 p.m., New York City time, on                       , 2003, unless we, in our sole discretion, extend the exchange offer, in which case the term "expiration date" will mean the latest date and time to which the exchange offer is extended.

        In order to extend the exchange offer, we will notify the exchange agent of any extension by oral or written notice and will mail to the registered holders an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

        We reserve the right, in our sole discretion, (1) to delay accepting any outstanding Notes, to extend the exchange offer or to terminate the exchange offer if any of the conditions set forth below under "—Conditions" have not been satisfied, by giving oral or written notice of any delay, extension or termination to the exchange agent or (2) to amend the terms of the exchange offer in any manner.

Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders.

Interest on the New Notes

        The new Notes will bear interest from their date of issuance. Holders of outstanding Notes that are accepted for exchange will receive, in cash, accrued interest thereon to, but not including, the date of issuance of the new Notes. Such interest will be paid with the first interest payment on the new Notes on June 1, 2003. Interest on the outstanding Notes accepted for exchange will cease to accrue upon issuance of the new Notes.

        Interest on the new Notes is payable semi-annually on each June 1 and December 1, commencing on June 1, 2003.

Procedures for Tendering

        Only a holder of outstanding Notes may tender outstanding Notes in the exchange offer. To tender in the exchange offer, a holder must complete, sign and date the letter of transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the letter of transmittal or transmit an agent's message in connection with a book-entry transfer, and mail or otherwise deliver the letter of transmittal or the facsimile, together with the outstanding Notes and the notice of guaranteed delivery, to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date. To be tendered effectively, the outstanding Notes, letter of transmittal or an agent's message and other required documents must be completed and received by the exchange agent at the address set forth below under "Exchange Agent" prior to 5:00 p.m., New York City time, on the expiration date. Delivery of the outstanding Notes may be made by book-entry transfer in accordance with the procedures described below. Confirmation of the book-entry transfer must be received by the exchange agent prior to the expiration date.

        The term "agent's message" means a message, transmitted by a book-entry transfer facility to, and received by, the exchange agent forming a part of a confirmation of a book entry, which states that the book-entry transfer facility has received an express acknowledgment from the participant in the book-entry transfer facility tendering the outstanding Notes that the participant has received and agrees: (1) to participate in ATOP; (2) to be bound by the terms of the letter of transmittal; and (3) that we may enforce the agreement against the participant.

        By executing the letter of transmittal or sending an agent's message, each holder will make to us the representations set forth above in the third paragraph under the heading "Exchange Offer; Registration Rights."

        The tender by a holder and our acceptance thereof will constitute agreement between the holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal or agent's message.

        The method of delivery of outstanding Notes and the letter of transmittal or agent's message and all other required documents to the exchange agent is at the election and sole risk of the holder. As an alternative to delivery by mail, holders may wish to consider overnight or hand delivery service. In all cases, sufficient time should be allowed to assure delivery to the exchange agent before the expiration date. No letter of transmittal or old Notes should be sent to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the above transactions for them.

        Any beneficial owner whose outstanding Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on the beneficial owner's behalf.

See "Instructions to Registered Holder and/or Book-Entry Transfer Facility Participant from Beneficial Owner" included with the letter of transmittal.

        Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member of the Medallion System unless the outstanding Notes tendered pursuant to the letter of transmittal are tendered (1) by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the letter of transmittal or (2) for the account of a member firm of the Medallion System. In the event that signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantee must be by a member firm of the Medallion System.

        The Medallion System is a program under which eligible financial institutions guarantee signatures in connection with the sale, assignment or transfer of securities. By medallion guaranteeing the securities to be sold, assigned and transferred, the guarantor takes financial responsibility if the transfer is completed fraudulently. A medallion signature guarantee may be obtained from a bank, brokerage firm, credit union or savings and loan institution that is a member of the Medallion System, as most such institutions are.

        If the letter of transmittal is signed by a person other than the registered holder of any outstanding Notes listed in this prospectus, the outstanding Notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as the registered holder's name appears on the outstanding Notes with the signature thereon guaranteed by a member firm of the Medallion System.

        If the letter of transmittal or any outstanding Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, offices of corporations or others acting in a fiduciary or representative capacity, the person signing should so indicate when signing, and evidence satisfactory to us of its authority to so act must be submitted with the letter of transmittal.

        We understand that the exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the outstanding Notes at DTC for the purpose of facilitating the exchange offer, and subject to the establishment thereof, any financial institution that is a participant in DTC's system may make book-entry delivery of outstanding Notes by causing DTC to transfer the outstanding Notes into the exchange agent's account with respect to the outstanding Notes in accordance with DTC's procedures for the transfer. Although delivery of the outstanding Notes may be effected through book-entry transfer into the exchange agent's account at DTC, unless an agent's message is received by the exchange agent in compliance with ATOP, an appropriate letter of transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the exchange agent at its address set forth below on or prior to the expiration date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under the procedures. Delivery of documents to DTC does not constitute delivery to the exchange agent.

        All questions as to the validity, form, eligibility, including time of receipt, acceptance of tendered outstanding Notes and withdrawal of tendered outstanding Notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all outstanding Notes not properly tendered or any outstanding Notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right in our sole discretion to waive any defects, irregularities or conditions of tender as to particular outstanding Notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding Notes must be cured within the time we determine. Although we intend to notify holders of defects or irregularities with respect to tenders of outstanding Notes, neither we, the exchange agent nor any other person will incur any liability for failure to give the notification. Tenders of outstanding Notes will not be deemed to have been made until the defects or irregularities have been cured or waived. Any outstanding Notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date. Prior to the expiration of the exchange offer, all conditions set forth in the letter of transmittal must be met or waived. If we chose to waive any required condition and that waiver constitutes a material change to the offering, the offer will be extended at least five business days.

Guaranteed Delivery Procedures

        Holders who wish to tender their outstanding Notes and (1) whose outstanding Notes are not immediately available, (2) who cannot deliver their outstanding Notes, the letter of transmittal or any other required documents to the exchange agent or (3) who cannot complete the procedures for book-entry transfer, prior to the expiration date, may effect a tender if:

  (A)
  the tender is made through a member firm of the Medallion System;

  (B)
  prior to the expiration date, the exchange agent receives from a member firm of the Medallion System a properly completed and duly executed Notice of Guaranteed Delivery by facsimile transmission, mail or hand delivery setting forth the name and address of the holder, the certificate number(s) of the outstanding Notes and the principal amount of outstanding Notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal or facsimile thereof together with the certificate(s) representing the outstanding Notes or a confirmation of book-entry transfer of the outstanding Notes into the exchange agent's account at DTC, and any other documents required by the letter of transmittal will be deposited by the member firm of the Medallion System with the exchange agent; and

  (C)
  the properly completed and executed letter of transmittal of facsimile thereof, as well as the certificate(s) representing all tendered outstanding Notes in proper form for transfer or a confirmation of book-entry transfer of the outstanding Notes into the exchange agent's account at DTC, and all other documents required by the letter of transmittal are received by the exchange agent within three New York Stock Exchange trading days after the expiration date.

        Upon request to the exchange agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their outstanding Notes according to the guaranteed delivery procedures set forth above.

Withdrawal of Tenders

        Except as otherwise provided in this prospectus, tenders of outstanding Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

        To withdraw a tender of outstanding Notes in the exchange offer, a telegram, telex, letter or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth in this prospectus prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. Any notice of withdrawal must:

  (1)
  specify the name of the person having deposited the outstanding Notes to be withdrawn;

  (2)
  identify the outstanding Notes to be withdrawn, including the certificate number(s) and principal amount of the outstanding Notes, or, in the case of outstanding Notes transferred by book-entry transfer, the name and number of the account at DTC to be credited;

  (3)
  be signed by the holder in the same manner as the original signature on the letter of transmittal by which the outstanding Notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee with respect to the outstanding Notes register the transfer of the outstanding Notes into the name of the person withdrawing the tender; and

  (4)
  specify the name in which any outstanding Notes are to be registered, if different from that of the person depositing the outstanding Notes to be withdrawn.

All questions as to the validity, form and eligibility, including time of receipt, of the notices will be determined by us, whose determination will be final and binding on all parties. Any outstanding Notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no new Notes will be issued with respect thereto unless the outstanding Notes so withdrawn are validly retendered. Any outstanding Notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to the holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding Notes may be retendered by following one of the procedures described above under "—Procedures for Tendering" at any time prior to the expiration date.

Conditions

        Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or new Notes for, any outstanding Notes, and may terminate or amend the exchange offer as provided in this prospectus before the acceptance of the outstanding Notes, if:

  (1)
  any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer against us or our subsidiaries which, in our reasonable judgment, might materially impair our ability to proceed with the exchange offer or any material adverse development has occurred in any existing action or proceeding with respect to us or any of our subsidiaries; or

  (2)
  any law, statute, rule, regulation or interpretation by the Staff of the SEC is proposed, adopted or enacted, which, in our reasonable judgment, might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us; or

  (3)
  any governmental approval has not been obtained, if any, which approval we will, in our reasonable discretion, deem necessary for the consummation of the exchange offer as contemplated by this prospectus.

        All conditions set forth above must be satisfied or waived prior to the expiration of the exchange offer. If any of the conditions are waived and the waiver constitutes a material change, the exchange offer must be open at least five days after the waiver. If we determine in our reasonable discretion that any of the conditions are not satisfied, we may (1) refuse to accept any outstanding Notes and return all tendered outstanding Notes to the tendering holders, (2) extend the exchange offer and retain all outstanding Notes tendered prior to the expiration of the exchange offer, subject, however, to the rights of holders to withdraw the outstanding Notes (see "—Withdrawal of Tenders") or (3) waive the unsatisfied conditions with respect to the exchange offer and accept all properly tendered outstanding Notes which have not been withdrawn.

Exchange Agent

        The Bank of New York has been appointed as exchange agent for the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for Notice of Guaranteed Delivery should be directed to the exchange agent addressed as follows:

By Registered or Certified Mail: The Bank of New York Corporate Trust Operations Reorganization Unit 101 Barclay Street-7E New York, New York 10286 Attn: Bernard Arsenec	Overnight Courier and By Hand
Delivery after 4:30 p.m., New York
City time, on the expiration date:

The Bank of New York
Corporate Trust Operations
Reorganization Unit
101 Barclay Street-7E
New York, New York 10286
Attn: Bernard Arsenec
By Hand Prior to 4:30 p.m., New York City time: The Bank of New York Corporate Trust Operations Reorganization Unit 101 Barclay Street-7E New York, New York 10286 Attn: Bernard Arsenec	Facsimile Transmission: (212) 298-1915 Attn: Bernard Arsenec For Information Telephone: (212) 815-5098

Delivery to an address other than set forth above will not constitute a valid delivery.

Fees and Expenses

        We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telecopy, telephone or in person by our and our affiliates' officers and regular employees.

        We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses incurred in connection with these services.

        We will pay the cash expenses to be incurred in connection with the exchange offer. Such expenses include fees and expenses of the exchange agent and trustee, accounting and legal fees and printing costs, among others.

Accounting Treatment

        The new Notes will be recorded at the same carrying value as the outstanding Notes, which is face value, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes as a result of the exchange offer. The expenses of the exchange offer will be deferred and charged to expense over the term of the new Notes.

Consequences of Failure to Exchange

        The outstanding Notes that are not exchanged for new Notes pursuant to the exchange offer will remain restricted securities. Accordingly, the outstanding Notes may be resold only:

  (1)
  to us upon redemption thereof or otherwise;

  (2)
  so long as the outstanding Notes are eligible for resale pursuant to Rule 144A, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act, which other exemption is based upon an opinion of counsel reasonably acceptable to us;

  (3)
  outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act; or

  (4)
  pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

Resale of the new Notes

        With respect to resales of new Notes, based on interpretations by the Staff of the SEC set forth in no-action letters issued to third parties, we believe that a holder or other person who receives new Notes, whether or not the person is the holder, other than a person that is our affiliate within the meaning of Rule 405 under the Securities Act, in exchange for outstanding Notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the new Notes, will be allowed to resell the new Notes to the public without further registration under the Securities Act and without delivering to the purchasers of the new Notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires new Notes in the exchange offer for the purpose of distributing or participating in a distribution of the new Notes, the holder cannot rely on the position of the Staff of the SEC expressed in the no-action letters or any similar interpretive letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Further, each broker-dealer that receives new Notes for its own account in exchange for outstanding Notes, where the outstanding Notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the new Notes.

SELECTED HISTORICAL FINANCIAL DATA OF IMC GLOBAL, PHOSPHATE RESOURCE
PARTNERS LIMITED PARTNERSHIP AND IMC PHOSPHATES COMPANY

        The selected historical consolidated financial data of IMC Global, PLP and IMC Phosphates Company with respect to each year in the five-year period ended December 31, 2002 is included herein or incorporated herein by reference to their Annual Reports on Form 10-K for the year ended December 31, 2002 and with respect to the quarter ended March 31, 2003 and March 31, 2002, respectively, by reference to their Quarterly Reports on Form 10-K for the quarter ended March 31, 2003.

        The IMC Global ratio of earnings to fixed charges was (0.2)x for the three months ended March 31, 2003, 1.0x, 0.6x, 2.0x, (2.2)x and 3.2x for the years ended December 31, 2002, 2001, 2000, 1999 and 1998, respectively. Our earnings were insufficient to cover fixed charges by $58.2 million for the three months ended March 31, 2003 and $71.4 million and $390.9 million for the years ended December 31, 2001 and 1999, respectively.

DESCRIPTION OF CERTAIN SECURED INDEBTEDNESS

        On May 17, 2001, we entered into a $500.0 million senior secured credit facility, pursuant to a credit agreement, dated as of May 17, 2001, and amended and restated on February 21, 2003, with JPMorgan Chase Bank (f/k/a The Chase Manhattan Bank), Goldman Sachs Credit Partners L.P. and various other lenders party thereto.

        The credit facility provides for up to $210.0 million in revolving credit loans and letters of credit (the "revolving credit facility") and up to approximately $260.0 million in term loans, which are scheduled to mature in 2006. The credit facility is guaranteed by substantially the same guarantors that guarantee the Notes. The credit facility is secured by: (i) a pledge of certain equity interests and intercompany debt held by us or our subsidiary guarantors in our or their subsidiaries; (ii) a security interest in accounts receivable and inventory; and (iii) mortgages on the Company's potash mining and production facilities at Belle Plaine and Colonsay, Saskatchewan, Canada, and Hersey, Michigan.

        The credit facility requires us to meet certain financial tests, including an interest expense coverage ratio, a total leverage ratio, a secured leverage ratio and a collateral coverage ratio. Consolidated EBITDA as defined in the credit facility and referred to below as Adjusted Credit Facility EBITDA is an adjusted EBITDA calculation that differs from net earnings determined in accordance with generally accepted accounting principles (GAAP) principally because the following amounts are added back to net earnings in determining Adjusted Credit Facility EBITDA for purposes of the credit facility: interest, taxes, depreciation, depletion, amortization, minority interests, the cumulative non-cash effect of changes in accounting standards, other non-cash adjustments to operating earnings that do not represent an accrual of or reserve for cash expenditures in future periods, and non-recurring or other charges not included in consolidated operating earnings that are not cash and do not represent an accrual or reserve for cash expenditures in future periods. The calculation of Adjusted Credit Facility EBITDA may also require other adjustments during some periods. We discuss Adjusted Credit Facility EBITDA because it is an important component used in various contexts under the credit facility, including determining our compliance with the covenants under the credit facility. Adjusted Credit Facility EBITDA is not necessarily comparable to the term EBITDA as referred to by other companies or to similarly titled measures used by us in other agreements (including the indenture relating to the Notes) or in our public disclosures because such measures may be calculated using different adjustments to net earnings than those required by our credit facility.

        The interest expense coverage ratio is the ratio of Adjusted Credit Facility EBITDA to consolidated interest expense, and such ratio is required exceed the following ratios for the four consecutive fiscal quarters ended on any date during any period set forth below: (i) 1.60 to 1.00 for the period of January 1, 2003 through March 31, 2003, (ii) 1.50 to 1.00 for the period of April 1, 2003 through September 30, 2003, (iii) 1.60 to 1.00 for the period of October 1, 2003 through December 31, 2003, (iv) 1.85 to 1.00 for the period of January 1, 2004 through March 31, 2004, (v) 2.00 to 1.00 for the period of April 1, 2004 through September 30, 2004 and (vi) 2.50 to 1.00 after October 1, 2004. Prior to the amendment of the credit facility in February 2003, the interest expense coverage ratio would have been required to exceed the following ratios for the four consecutive fiscal quarters ended on any date during any period set forth below: (i) 2.00 to 1.00 for the period of January 1, 2003 through June 30, 2004, (ii) 2.25 to 1.00 for the period of July 1, 2004 through September 30, 2004 and (iii) 2.50 to 1.00 after October 1, 2004.

        The total leverage ratio is the ratio of total indebtedness to Adjusted Credit Facility EBITDA for the preceding four fiscal quarters, and such ratio is required be less than the ratios set forth below as of the last day of any fiscal quarter ending during any period set forth below: (i) 7.50 to 1.00 for the period of January 1, 2003 through March 31, 2003, (ii) 7.75 to 1.00 for the period of April 1, 2003 through September 30, 2003, (iii) 7.25 to 1.00 for the period of October 1, 2003 through December 31, 2003, (iv) 6.25 to 1.00 for the period of January 1, 2004 through March 31, 2004, (v) 5.50 to 1.00 for the period of April 1, 2004 through September 30, 2004 and (vi) 4.00 to 1.00 after October 1, 2004.

Prior to the amendment of the credit facility in February 2003, the total leverage ratio would have been required to be less than the ratios set forth below as of the last day of any fiscal quarter ending during any period set forth below: (i) 6.50 to 1.00 for the period of January 1, 2003 through March 31, 2003, (ii) 6.00 to 1.00 for the period of April 1, 2003 through June 30, 2003, (iii) 5.50 to 1.00 for the period of July 1, 2003 through September 30, 2003, (iv) 5.25 to 1.00 for the period of October 1, 2003 through December 31, 2003, (v) 5.00 to 1.00 for the period of January 1, 2004 through March 30, 2004, (v) 4.75 to 1.00 for the period of April 1, 2004 through June 30, 2004, (vi) 4.50 to 1.00 for the period of July 1, 2004 through September 30, 2004 and (vii) 4.00 to 1.00 after October 1, 2004.

        The secured leverage ratio is the ratio of the total principal amount of the loans under the credit facility to Adjusted Credit Facility EBITDA for the preceding four fiscal quarters, and as of the period ended March 31, 2003 and the last day of any fiscal quarter thereafter, such ratio was required to be less than 2.0 to 1.0. The collateral coverage ratio is the ratio of the total value of the collateral securing the credit facility to the sum of total principal amount of the loans under the credit facility plus the amount of any outstanding letters of credit, and as of March 31, 2003 and any date thereafter, such ratio was required to be equal to or greater than 1.0 to 1.0. The secured leverage ratio and the collateral coverage ratio, respectively, were the same both prior to and after the amendment to the credit facility in February 2003.

        As of the quarter ended March 31, 2003, the Company was in compliance with the ratio requirements set forth above.

        The amendment to the credit facility in February 2003, reduced the maximum permitted aggregate annual amount of capital expenditures, joint venture investments and certain monetary acquisitions the Company and its subsidiaries may make to $160.0 million for 2003 and $250.0 million thereafter. In addition, the maximum aggregate monetary acquisition consideration for certain types of future business acquisitions was limited to $10.0 million. The amendment also modifies the existing limitations on indebtedness to allow for a new secured financing up to $55.0 million, which financing was completed on May 8, 2003 and is further described below. Upon completion of such facility, availability under the revolving credit facility was, subject to certain exceptions, restricted to $185.0 million, with the remaining $25.0 million to be made available upon a written consent of the required lenders. Such remaining $25.0 million revolving commitment will be automatically available upon the issuance by us, in one or more offerings, of common stock, preferred stock or other preferred equity interests issued in accordance with the terms of the credit facility such that the aggregate net proceeds of such offering or offerings equals or exceeds $115,000,000. In addition, the credit facility contains restrictive covenants which, among other things, limit the incurrence of additional indebtedness, investments, guarantees, dividends, transactions with affiliates, asset sales, acquisitions, capital expenditures, mergers and consolidations, liquidations, prepayments, repurchases and redemption of other indebtedness, liens, sale-leaseback transactions, hedging agreements, amendments of debt agreements, and other matters customarily restricted in such agreements. The credit facility also provides for certain events of default, which would include any event of default under the Notes. The commitment fees associated with the credit facility vary depending upon our leverage ratio and are currently 50 basis points. Interest rates associated with the term loan and the revolving credit facilities vary depending upon our leverage ratio. With respect to the revolving credit facility, interest on this loan is calculated at either prime plus 150.0 to 225.0 basis points (depending on our leverage ratio) or LIBOR plus 250.0 to 325.0 basis points (depending on our leverage ratio). With respect to the term loan facility, interest on such loans is calculated either at prime plus 275.0 to 300.0 basis points (depending on our leverage ratio) or LIBOR plus 375.0 to 400.0 basis points (depending on our leverage ratio). Based on the amended pricing, the revolving credit facility and the term loan facility bear interest at LIBOR plus 325.0 basis points and LIBOR plus 400.0 basis points, respectively, as of March 31, 2003, which reflects a 25.0 basis point increase as a result of the amendment in February 2003.

        In connection with the credit facility, we and JPMorgan Chase, as collateral agent, entered into a collateral sharing agreement dated as of May 17, 2001. The collateral sharing agreement provides for the creation of a collateral account administered by the collateral agent to hold any funds received by the collateral agent in connection with a foreclosure and liquidation of any collateral. In addition to indebtedness for borrowed money under the credit facility, as of March 31, 2003 approximately $168.5 million of certain other indebtedness (which does not include the Notes) is entitled to the benefits of the collateral sharing agreement to the extent required by the instruments that created such debt. The collateral sharing agreement further extends to contingent reimbursement obligations under letters of credit issued under the credit agreement and to obligations under derivative contracts entered into in the ordinary course of business. The collateral sharing agreement and related security and pledge agreements would terminate in the event that the credit facility (or any replacement) became unsecured. An event of default and subsequent foreclosure under the credit agreement would trigger the provisions set forth in the collateral sharing agreement.

        Most of the our sales of potash into and from the United States are made through our subsidiary, IMC USA Inc. LLC ("IMC USA"). On May 7, 2003, IMC USA entered into a new five year $55.0 million revolving credit facility ("Potash Facility") where it may borrow up to $52.5 million, initially bearing interest at LIBOR plus 275 basis points, secured by its accounts receivable and inventory, with the maximum amount of borrowings determined by factors principally relating to the amount and nature of accounts receivable and inventory that secure it. The Potash Facility is available for general corporate purposes of IMC USA, including working capital requirements of IMC Potash. Initial borrowings under the Potash Facility in the amount of $47.6 million are being used to reduce borrowings under the revolving credit facility and pay related fees. Borrowings under the Potash Facility are guaranteed on an unsecured basis by IMC USA Holdings Inc., our subsidiary which is the parent of IMC USA and each of our subsidiaries that own and operate the mines of IMC's Potash business. Neither we nor any other subsidiary is a guarantor for the borrowings under the Potash Facility.

DESCRIPTION OF NOTES

        You can find the definitions of certain terms used in this description under the subheading "Certain Definitions." In this description, the phrase "IMC Global" refers only to IMC Global Inc. and not to any of its subsidiaries.

        The outstanding Notes (referred to in this section as the "Notes") issued in December 2002 were issued under an indenture dated May 17, 2001 (the "Indenture"), among IMC Global, the Guarantors and The Bank of New York, as trustee (the "Trustee").

        On May 17, 2001, we issued and sold $400 million aggregate principal amount of our 10.875% Senior Notes Due 2008 (the "Seven-Year Notes") and $200 million aggregate principal amount of Notes. The Seven-Year Notes were issued pursuant to an indenture among IMC Global, the Guarantors and The Bank of New York, with terms substantially similar to the Notes described below; however, the Seven-Year Notes are not subject to optional redemption by IMC Global. In addition, on November 2, 2001, IMC Global issued and sold an additional $100 million aggregate principal amount of Notes. The Notes exchanged hereby will be pari passu with, or of the same series as, vote on any matters submitted to bondholders with and otherwise identical in all respects to such previously issued notes.

        The terms of the Notes include those stated in the Indenture as it relates to the Notes and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

        Any Notes that remain outstanding after completion of the exchange offer, together with the new Notes issued in the exchange offer, will be treated as a single class of securities under the Indenture.

        The following description is a summary of the material provisions of the Indenture. It does not restate the Indenture in its entirety. We urge you to read the Indenture because it, and not this description, defines your rights as holders of the Notes. Unless otherwise required by the context, references in this description to the Notes include the Notes issued to the initial purchasers in a private transaction that is not subject to the registration requirements of the Securities Act and the new Notes, which have been registered under the Securities Act. The Indenture has been filed as an exhibit to our current report on Form 8-K filed with the SEC on May 30, 2001.

Brief Description of the Notes and the Note Guarantees

        The Notes are:

  •
  general unsecured obligations of IMC Global;

  •
  equal in right of payments to all existing and future unsecured obligations of IMC Global that are not, by their terms, expressly subordinated in right of payment to the Notes, including the previously issued $300.0 million aggregate principal amount of Notes and $400.0 million aggregate principal amount of Seven-Year Notes;

  •
  senior in right of payment to all future obligations of IMC Global that are, by their terms, expressly subordinated in right of payment to the Notes; and

  •
  effectively junior in right of payment to all of IMC Global's secured Indebtedness and other obligations to the extent of the value of the assets securing such Indebtedness and other obligations.

        The Note Guarantee of each Guarantor are:

  •
  general unsecured obligations of such Guarantor;

  •
  equal in right of payment to all existing and future unsecured obligations of such Guarantor that are not, by their terms, expressly subordinated in right of payment to such Note Guarantee;

  •
  senior in right of payment to any future obligations of such Guarantor that are, by their terms, expressly subordinated in right of payment to the Notes Guarantees; and

  •
  effectively junior in right of payment to all of such Guarantor's secured Indebtedness and other obligations to the extent of the value of the assets securing such Indebtedness and other obligations.

        As of March 31, 2003, IMC Global and the Guarantors had indebtedness on our consolidated balance sheet of approximately $2,178.2 million, of which approximately $464.0 million was secured and none of which was subordinated. In addition, as of March 31, 2003, IMC Global had $94.4 million of borrowing capacity under its revolving credit facilities. Finally, IMC Global and the subsidiary guarantors may incur additional secured and unsecured debt from time to time.

        At the time of the Notes were issued, all of the Subsidiaries of IMC Global were "Restricted Subsidiaries." Restricted Subsidiaries are subject to covenants described herein. See "—Covenants Before Fall-Away Events" and "—Covenants Before and After Fall-Away Events." However, under certain circumstances we will be permitted to designate certain of our Subsidiaries as "Unrestricted Subsidiaries." Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the Indenture. Since the time the Notes were issued, IMC Phosphates MP Inc. has been designated an Unrestricted Subsidiary.

Principal, Maturity and Interest

        On December 10, 2002, IMC Global issued $117.5 million aggregate principal amount of Notes. The Indenture provides for the issuance of an unlimited amount of additional Notes having identical terms and conditions to the Notes offered in this offering (the "Additional Notes"), subject to compliance with the covenants contained in the Indenture. Any Additional Notes will be part of the same issue as the Notes previously offered and will vote on all matters with the Notes previously offered. The Notes mature on June 1, 2011.

        Notes were issued in denominations of $1,000 and integral multiples of $1,000.

        Interest on the Notes accrues at the rate of 11.250% per annum. Interest is payable semi-annually in arrears on June 1 and December 1, commencing on June 3, 2003. IMC Global will make each interest payment to the holders of record of the Notes on the immediately preceding May 15 and November 15.

        Interest on the Notes accrues from December 1, 2002 or, if interest has already been paid, from the date it was most recently paid. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months.

Subsidiary Guarantees

        The Notes are jointly and severally guaranteed by the same Subsidiaries of IMC Global that guarantee the Credit Agreement. Most of the Domestic Subsidiaries are Guarantors. See "—Certain Definitions — "Subsidiary Guarantors"" for a list of the Subsidiary Guarantors. At March 31, 2003, the Guarantors accounted for at least 90% of the total assets of IMC Global and its subsidiaries.

        The obligations of each Guarantor under its Note Guarantee are limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law.

        In addition, the obligations of the Phosphates Entities under their Note Guarantees are limited as follows. The obligations of PLP under its Note Guarantee and its guarantee of IMC Global's obligations that are secured under the collateral sharing agreement established pursuant to the Credit Agreement (the "Credit Agreement Guarantee") are limited, in the aggregate, to the amount of all Indebtedness and other obligations owed by PLP to IMC Global and its Subsidiaries (other than any Phosphates Entity) as of the date of demand under such Note Guarantee and Credit Agreement Guarantee. As of March 31, 2003, this amount was $398.8 million. The obligations of each other Phosphates Entity under its Note Guarantee and Credit Agreement Guarantee are limited, in the aggregate, to the amount of all Indebtedness and other obligations owed by all Phosphates Entities (including PLP) to IMC Global and its Subsidiaries (other than any Phosphates Entity) as of the date of demand under such Note Guarantee and Credit Agreement Guarantee. As of March 31, 2003, this amount was $700.0 million (of which $398.8 million is owed by PLP, as noted above). In addition, no payment may be made by or claimed from a Phosphates Entity under its Note Guarantee until (1) the agent under the Credit Agreement has completed the exercise of remedies thereunder against the collateral owned by the Phosphates Entities and distributed the proceeds or (2) all obligations under the Credit Agreement have been satisfied. Neither IMC Global nor any of its Subsidiaries (other than any Phosphates Entity) is permitted to (1) forgive any Indebtedness or other obligations owing to it by any Phosphates Entity, or otherwise reduce the amount thereof (other than as a result of repayment thereof or as a result of payment by such Phosphates Entity under its Note Guarantee or Credit Agreement Guarantee), or (2) amend the terms of any such Indebtedness or obligations in any manner less favorable to IMC Global and its Subsidiaries (other than any Phosphates Entity).

        The Note Guarantee of any Restricted Subsidiary is automatically and unconditionally released and discharged upon any of the following:

  •
  any sale, exchange or transfer by IMC Global or any Restricted Subsidiary, to any Person that is not an Affiliate of IMC Global of at least 80% of the Capital Stock of, or all or substantially all the assets of, such Restricted Subsidiary, which sale, exchange or transfer is made in accordance with the Indenture; provided  that if IMC Global or any Restricted Subsidiary intends to comply with the "Limitation on Asset Sales" covenant by making an investment or expenditure in Replacement Assets, IMC Global or such Restricted Subsidiary must deliver to the Trustee a written agreement that it will make such investment or expenditure within the time frame set forth in the "Limitation on Asset Sales" covenant;

  •
  the occurrence of the Fall-Away Event, but only if such Restricted Subsidiary (x) is released from all of its guarantees of IMC Global's obligations, including its Credit Agreement Guarantee (other than as a result of payment under any such guarantee) and (y) is not otherwise an obligor under the Credit Agreement; or

  •
  the designation of such Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the provisions of the Indenture.

        Not all of our Subsidiaries guarantee the Notes. Non-guarantor Subsidiaries have no obligations to make payments to us or in respect of the Notes. In the event of a bankruptcy, liquidation or reorganization of any non-guarantor Subsidiary, the creditors of such Subsidiary (including trade creditors) will generally be entitled to payment of their claims from the assets of such Subsidiary before any assets are made available for distribution to us as a stockholder. After paying its own creditors, a non-guarantor Subsidiary may not have any remaining assets available for payment to us and as a result we may not have enough assets to be able to pay you as a holder of Notes. As a result, the Notes are effectively junior in right of payment to the obligations of non-guarantor Subsidiaries. At March 31, 2003, assuming that the sale of the Notes had occurred on that date, the indebtedness of our non-guarantor Subsidiaries owed to third parties would have been approximately $3.4 million.

        Under the circumstances described in the "Limitation on Guarantees by Restricted Subsidiaries" covenant below, certain of our existing Restricted Subsidiaries and those subsidiaries which may be acquired or organized in the future that currently do not guarantee the Notes may be required to guarantee the Notes in the future.

Optional Redemption

        The Notes are not redeemable at the option of IMC Global prior to June 1, 2006. On or after June 1, 2006, IMC Global may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest on the Notes to be redeemed, if any, to the redemption date, if redeemed during the 12-month period beginning on June 1 in the years indicated below:

Year	Redemption Price
2006	105.625%
2007	103.750%
2008	101.875%
2009 and thereafter	100.000%

        IMC Global may acquire Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, so long as such acquisition does not otherwise violate the terms of the Indenture.

        In the event that fewer than all of the Notes are to be redeemed, the Notes will be selected by the Trustee, if the Notes are listed on a national securities exchange, in accordance with the rules of such exchange or, if the Notes are not listed, either pro rata or by lot or such other method as the Trustee deems fair and appropriate.

Repurchase at the Option of Holders upon Change of Control

        If a Change of Control occurs, each holder of Notes will have the right to require IMC Global to purchase all or any part (equal to $1,000 or an integral multiple thereof) of that holder's Notes pursuant to the offer described below (the "Change of Control Offer") and the other procedures required by the Indenture. In the Change of Control Offer, IMC Global will offer a payment (the "Change of Control Payment") in cash equal to 101% of the aggregate principal amount of the Notes purchased, plus accrued and unpaid interest on such Notes, if any, to the date of purchase (the "Change of Control Payment Date"). Within 30 days following any Change of Control, IMC Global will mail a notice to each holder describing the transaction(s) that constitute the Change of Control and offering to purchase Notes on the Change of Control Payment Date specified in such notice, pursuant to the procedures required by the Indenture and described in such notice. IMC Global will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable to the purchase of the Notes as a result of a Change of Control.

        On the Change of Control Payment Date, IMC Global will, to the extent lawful:

  •
  accept for payment all Notes or portions of Notes properly tendered in the Change of Control Offer;

  •
  deposit with the paying agent an amount equal to the Change of Control Payment for all Notes or portions of Notes tendered; and

  •
  deliver or cause to be delivered to the Trustee the Notes so accepted together with an officers' certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by IMC Global.

        The paying agent will promptly mail to each holder of Notes tendered the Change of Control Payment for them, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. Each such new Note will be in a principal amount of $1,000 or an integral multiple of $1,000.

        Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders of Notes to require that IMC Global purchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

        IMC Global will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by IMC Global and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

        Notwithstanding the foregoing, IMC Global will not be required to make a Change of Control Offer, as provided above, if, in connection with or in contemplation of any Change of Control, it has made an offer to purchase (an "Alternate Offer") any and all Notes validly tendered at a cash price equal to or higher than the Change of Control Payment and has purchased all Notes properly tendered in accordance with the terms of such Alternate Offer.

        The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of IMC Global and its Restricted Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require IMC Global to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of IMC Global and its Restricted Subsidiaries taken as a whole to another Person or group may be uncertain.

        This covenant will not apply after the Fall-Away Event.

Selection and Notice

        If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption as follows:

  •
  if the Notes are listed, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

  •
  if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

        No Notes of $1,000 or less will be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address.

        If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Fall-Away Event

        After the Fall-Away Event, the provisions of the Indenture described under "Repurchase at the Option of Holders upon Change of Control" and "Certain Covenants Before Fall-Away Event" will not apply. The provisions of the Indenture described under "Certain Covenants Before and After Fall-Away Event" will apply at all times so long as any Notes remain outstanding. In addition, the Note Guarantee of each Restricted Subsidiary will be automatically and unconditionally released and discharged upon the occurrence of the Fall-Away Event, but only if such Restricted Subsidiary (x) is released from all of its guarantees of IMC Global's obligations, including its Credit Agreement Guarantee (other than as a result of payment under any such guarantee) and (y) is not otherwise an obligor under the Credit Agreement.

        The "Fall-Away Event" shall be deemed to have occurred when:

  (1)
  the Notes have Investment Grade Ratings from both Rating Agencies;

  (2)
  no Default has occurred and is continuing; and

  (3)
  IMC Global has delivered an officers' certificate to the Trustee certifying that the conditions set forth in clauses (1) and (2) above are satisfied.

Certain Covenants Before Fall-Away Event

        Set forth below are summaries of certain covenants contained in the Indenture that will apply before the Fall-Away Event occurs.

        Limitation on Incurrence of Additional Indebtedness.    IMC Global will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, incur any Indebtedness other than Permitted Indebtedness; provided, however, that if no Default has occurred and is continuing at the time of or would occur as a consequence of the incurrence of any such Indebtedness, IMC Global or any Guarantor may incur Indebtedness (including Acquired Indebtedness), and Restricted Subsidiaries which are not Guarantors may incur Acquired Indebtedness, in each case if, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of IMC Global is at least 2.0 to 1.0 (the "Coverage Ratio Exception").

        IMC Global will not, directly or indirectly, in any event incur any Indebtedness that purports to be by its terms (or by the terms of any agreement governing such Indebtedness) subordinated to any other Indebtedness of IMC Global unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) subordinated to the Notes to the same extent and in the same manner as such Indebtedness is subordinated to such other Indebtedness of IMC Global.

        No Guarantor will, directly or indirectly, in any event incur any Indebtedness that purports to be by its terms (or by the terms of any agreement governing such Indebtedness) subordinated to any other Indebtedness of such Guarantor unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) subordinated to the Note Guarantee of such Guarantor to the same extent and in the same manner as such Indebtedness is subordinated to such other Indebtedness of such Guarantor.

        Notwithstanding any other provision in this covenant, the maximum amount of Indebtedness that IMC Global or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded as a result of fluctuations in the exchange rates of currencies. For purposes of determining compliance with this covenant:

          (a)   the outstanding principal amount of any particular Indebtedness shall be counted only once and any obligation arising under any guarantee, Lien, letter of credit or similar instrument supporting such Indebtedness shall be disregarded; and

          (b)   in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (3) through (19) of the definition of Permitted Indebtedness or is entitled to be incurred pursuant to the Coverage Ratio Exception, IMC Global shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant (provided that all outstanding Indebtedness under the Credit Agreement on the Issue Date shall be deemed to have been incurred pursuant to clause (3) of the definition of Permitted Indebtedness) and may later reclassify such item into any one or more of the categories of Permitted Indebtedness described in clauses (3) through (19) of the definition of Permitted Indebtedness (provided that at the time of reclassification it meets the criteria in such category or categories).

        This covenant will not apply after the Fall-Away Event.

        Limitation on Restricted Payments.    IMC Global will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment or immediately after giving effect thereto,

  (A)
  a Default has occurred and is continuing;

  (B)
  IMC Global is not able to incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception; or

  (C)
  the aggregate amount of Restricted Payments made after the Issue Date, including the fair market value as reasonably determined in good faith by the Board of Directors of IMC Global of non-cash amounts constituting Restricted Payments, shall exceed the sum of, without duplication,

  (1)
  50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of IMC Global from the beginning of the fiscal quarter in which the Issue Date occurs through the last day of the most recently ended fiscal quarter for which internal financial statements are available at the time of the Restricted Payment (treating such period as a single accounting period); plus

  (2)
  100% of the aggregate net cash proceeds received by IMC Global from any Person (other than a Subsidiary of IMC Global) from the issuance and sale subsequent to the Issue Date of Qualified Capital Stock of IMC Global; plus

  (3)
  the amount by which Indebtedness of IMC Global or any of its Restricted Subsidiaries incurred after the Issue Date is reduced on IMC Global's consolidated balance sheet upon the conversion or exchange (other than by a Subsidiary of IMC Global) of such Indebtedness into Qualified Capital Stock plus  the net proceeds (including the fair market value of assets other than cash) received by IMC Global from the issuance and sale of convertible or exchangeable Disqualified Capital Stock that has been converted into or exchanged for Qualified Capital Stock (other than Disqualified Capital Stock sold to a Subsidiary of IMC Global), in each case, less  the amount of any cash, or the fair market value of any other assets, distributed by IMC Global or any of its Restricted Subsidiaries upon such conversion or exchange; plus

  (4)
  to the extent not otherwise included in the calculation of Consolidated Net Income for purposes of clause (1) above, 100% of the aggregate net proceeds (including the fair market value of assets other than cash) received by IMC Global or any of its Restricted Subsidiaries upon the sale or other disposition of any Investment made by IMC Global and its Restricted Subsidiaries since the Issue Date; provided, however, that the foregoing sum shall not exceed, in the case of any investee, the aggregate amount of Investments previously made (and treated as a Restricted Payment) by IMC Global or any of its Restricted Subsidiaries in such investee subsequent to the Issue Date; plus

    (5)
    to the extent not otherwise included in the calculation of Consolidated Net Income for purposes of clause (1) above, an amount equal to the sum of (x) the net reduction in Investments in Unrestricted Subsidiaries of IMC Global resulting from dividends, repayments of loans or advances or other transfers of assets, in each case to IMC Global or any of its Restricted Subsidiaries from Unrestricted Subsidiaries of IMC Global, and (y) the fair market value of the net assets of an Unrestricted Subsidiary of IMC Global at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary multiplied by IMC Global's proportionate interest in such Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any Unrestricted Subsidiary, the aggregate amount of Investments previously made (and treated as a Restricted Payment) by IMC Global or any of its Restricted Subsidiaries in such Unrestricted Subsidiary subsequent to the Issue Date.

        Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit:

  (1)
  the payment of any dividend within 90 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration;

  (2)
  the acquisition of any Capital Stock of IMC Global, either (A) solely in exchange for Qualified Capital Stock of IMC Global or (B) if no Default has occurred and is continuing, through the application of the net proceeds of a substantially concurrent issuance and sale for cash (other than to a Subsidiary of IMC Global) of Qualified Capital Stock of IMC Global;

  (3)
  the acquisition of any Indebtedness of IMC Global or any Guarantor that is subordinate or junior in right of payment to the Notes or the Note Guarantee of such Guarantor, as the case may be, either (A) solely in exchange for Qualified Capital Stock of IMC Global or Refinancing Indebtedness in respect of such Indebtedness, or (B) if no Default has occurred and is continuing, through the application of net proceeds of a substantially concurrent sale or incurrence for cash (other than to a Subsidiary of IMC Global) of (x) Qualified Capital Stock of IMC Global or (y) Refinancing Indebtedness in respect of such Indebtedness;

  (4)
  if no Default has occurred and is continuing or would occur as a consequence thereof, the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Capital Stock) issued on or after the Issue Date; provided  that, at the time of such issuance, IMC Global, after giving effect to such issuance on a pro forma basis, would be able to incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception;

  (5)
  repurchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof and repurchases of Capital Stock deemed to occur upon the withholding of a portion of the Capital Stock granted or awarded to an employee to pay for the taxes payable by such employee upon such grant or award; and

  (6)
  additional Restricted Payments in an aggregate amount not to exceed $60.0 million since the Issue Date.

Issuances of Capital Stock pursuant to any clause in this paragraph shall not increase the amount available for Restricted Payments under clause (C) of the immediately preceding paragraph.

        Not later than the date of making any Restricted Payment pursuant to clause (C) of the second preceding paragraph, IMC Global shall deliver to the Trustee an officers' certificate stating that such

Restricted Payment complies with the Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed.

        This covenant will not apply after the Fall-Away Event.

        Limitation on Asset Sales.    IMC Global will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

  (1)
  IMC Global or the applicable Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets that are sold or otherwise disposed of, as reasonably determined in good faith by IMC Global's Board of Directors; and

  (2)
  at least 75% of the consideration received by IMC Global or the applicable Restricted Subsidiary from the Asset Sale is in the form of cash or Cash Equivalents; provided  that in the case of the sale of all of the IMC Salt Business Unit and Ogden, in the alternative, up to 35% of the consideration received by IMC Global or the applicable Restricted Subsidiary in the sale may be in the form of Capital Stock of the Person that will hold the IMC Salt Business Unit and Ogden following the Asset Sale if the remainder is in the form of cash or Cash Equivalents; provided, further, that the requirement in this clause (2) shall not apply in the case of the sale of all or any part of the IMC Chemicals Business Unit.

For the purposes of clause (2) above, the amount of any Indebtedness shown on the most recent applicable balance sheet of IMC Global or the applicable Restricted Subsidiary, other than Indebtedness that is by its terms subordinated to the Notes or any Note Guarantee, that is assumed by the transferee of any such assets will be deemed to be cash.

        Additionally, IMC Global or such Restricted Subsidiary, as the case may be, must apply the Net Cash Proceeds from each Asset Sale to:

  •
  repay Indebtedness under the Credit Agreement;

  •
  repay (including by purchase) secured obligations;

  •
  repay (including by purchase) any Indebtedness of any Restricted Subsidiary that is not a Guarantor;

  •
  make an investment in or expenditures for assets (including Capital Stock of any entity) that replace the assets that were the subject of the Asset Sale or in assets (including Capital Stock of any entity) that will be used in the business of IMC Global and its Subsidiaries as existing on the Issue Date or in businesses reasonably related thereto ("Replacement Assets"); and/or

  •
  in the case of Net Cash Proceeds from the sale of any of the Specified Discontinued Businesses only, repay (including by purchase) IMC Global's outstanding 7.40% notes due 2002, 6.50% notes due 2003, 6.55% notes due 2005 and/or 7.625% notes due 2005, or place into escrow funds that will be used solely to repay such notes.

        Any Net Cash Proceeds that IMC Global does not apply, or decides not to apply, in accordance with the preceding paragraph will constitute a "Net Proceeds Offer Amount." The 366th day after an Asset Sale or any earlier date on which the Board of Directors of IMC Global determines not to apply the Net Cash Proceeds in accordance with the preceding paragraph is a "Net Proceeds Offer Trigger Date." When the aggregate Net Proceeds Offer Amount is equal to or exceeds $25.0 million, IMC Global must make an offer to purchase (the "Net Proceeds Offer") on a date that is not less than 30 days nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from

  •
  all holders of Notes and

  •
  all holders of other Indebtedness ("Other Indebtedness") that

          —is not, by its terms, expressly subordinated in right of payment to the Notes and

          —contains provisions requiring that an offer to purchase such Other Indebtedness be made with the proceeds from the Asset Sale,

on a pro rata basis, the maximum principal amount of Notes and Other Indebtedness that may be purchased with the Net Proceeds Offer Amount. The offer price for Notes in any Net Proceeds Offer will be equal to 100% of the principal amount of the Notes to be purchased, plus any accrued and unpaid interest on such Notes, if any, to the date of purchase.

        The following events will be deemed to constitute an Asset Sale and the Net Cash Proceeds for such Asset Sale must be applied in accordance with this covenant:

  •
  in the event any non-cash consideration received by IMC Global or any Restricted Subsidiary of IMC Global in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), or

  •
  in the event of the transfer of substantially all, but not all, of the assets of IMC Global and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under the "Merger, Consolidation and Sale of Assets" covenant, and as a result thereof IMC Global is no longer an obligor on the Notes, the successor corporation shall be deemed to have sold the assets of IMC Global and its Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such assets of IMC Global or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this covenant.

        Notwithstanding the provisions described in the immediately preceding paragraphs, IMC Global and its Restricted Subsidiaries may consummate an Asset Sale without complying with such provisions to the extent that

  •
  at least 75% of the consideration for such Asset Sale constitutes Replacement Assets; and

  •
  such Asset Sale is for fair market value.

Any cash consideration that does not constitute Replacement Assets that is received by IMC Global or any of its Restricted Subsidiaries in connection with any Asset Sale permitted under this paragraph will constitute Net Cash Proceeds and will be subject to the provisions described in the preceding paragraphs.

        Each Net Proceeds Offer will be mailed to the record holders as shown on the register of holders within 30 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Net Proceeds Offer, holders may elect to tender their Notes in whole or in part in integral multiples of $1,000, as the case may be, in exchange for cash. To the extent holders properly tender Notes and Other Indebtedness in an amount exceeding the Net Proceeds Offer Amount, Notes and Other Indebtedness of tendering holders will be purchased on a pro rata basis (based on amounts tendered). A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law.

        IMC Global will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Limitation on Asset Sales" covenant, IMC Global shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Limitation on Asset Sales" provisions of the Indenture by virtue thereof.

        This covenant will not apply after the Fall-Away Event.

        Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries.    IMC Global will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of IMC Global to:

  •
  pay dividends or make any other distributions on or in respect of its Capital Stock to IMC Global or any of its Restricted Subsidiaries;

  •
  make loans or advances or pay any Indebtedness or other obligations owed to IMC Global or any of its Restricted Subsidiaries; or

  •
  transfer any of its assets to IMC Global or any of its Restricted Subsidiaries,

except for such encumbrances or restrictions existing under or by reason of:

  (1)
  applicable laws, rules and regulations;

  (2)
  any provision contained in the Indenture;

  (3)
  customary provisions of any contract or lease (other than a capital lease or a lease in a sale and leaseback transaction) governing a leasehold interest of IMC Global or any of its Restricted Subsidiaries;

  (4)
  any agreements existing at the time of acquisition of any Person or the assets of the Person so acquired (including agreements governing Acquired Indebtedness), which encumbrance or restriction is not applicable to any Person, or the assets of any Person, other than the Person or the assets or Capital Stock of the Person so acquired;

  (5)
  agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on such date;

  (6)
  restrictions imposed by any agreement to sell assets permitted under the Indenture relating to such assets pending the closing of such sale;

  (7)
  Indebtedness or other contractual requirements of a Securitization Entity in connection with a Qualified Securitization Transaction; provided that such restrictions apply only to such Securitization Entity;

  (8)
  Liens incurred in accordance with the "Limitations on Liens and Sale and Leaseback Transactions" covenant;

  (9)
  restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

  (10)
  the Credit Agreement as in effect on the Issue Date;

  (11)
  any restriction under an agreement governing Indebtedness of a Foreign Subsidiary incurred in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant;

  (12)
  customary restrictions in Capitalized Lease Obligations, security agreements or mortgages securing Indebtedness of IMC Global or any of its Restricted Subsidiaries to the extent such restrictions restrict the transfer of the property subject to such Capitalized Lease Obligations, security agreements or mortgages;

  (13)
  customary provisions in joint venture agreements and other similar agreements, in each case relating solely to the respective joint venture or similar entity or the equity interests therein; provided that this clause (13) shall not affect the limitation in clause (5) of the definition of "Permitted Investments";

  (14)
  contracts entered into in the ordinary course of business, not relating to Indebtedness, and that do not, individually or in the aggregate, detract from the value of assets of IMC Global or any of its Restricted Subsidiaries in any manner material to IMC Global or any of its Restricted Subsidiaries;

  (15)
  purchase money obligations for property acquired in the ordinary course of business that impose encumbrances or restrictions on the ability of any Restricted Subsidiary of IMC Global to transfer the property so acquired to IMC Global or any of its other Restricted Subsidiaries; and

  (16)
  an agreement governing Indebtedness incurred to Refinance the Indebtedness incurred pursuant to an agreement referred to in clause (2), (4), (5), (10) or (15) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Refinancing Indebtedness are not materially less favorable to the holders of Notes in the aggregate as reasonably determined by the Board of Directors of IMC Global in their good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (2), (4), (5), (10) or (15).

        The encumbrances and restrictions existing under the Credit Agreement are described in "Description of Certain Secured Indebtedness" and our current Annual Report on Form 10-K for the year ended December 31, 2002 under Note 8 to IMC Global's financial statements.

        In addition, IMC Global will use its commercially reasonable efforts, consistent with its contractual obligations and fiduciary duties to its joint ventures, not to permit any of its joint ventures that are not Restricted Subsidiaries of IMC Global to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any restriction on the ability of such joint venture to:

  •
  pay dividends or make any other distributions to IMC Global or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits;

  •
  make loans or advances or pay any Indebtedness owed to IMC Global or any of its Restricted Subsidiaries; or

  •
  transfer any of its assets to IMC Global or any of its Restricted Subsidiaries,

except for those restrictions existing under or by reason of:

  (1)
  such joint venture's joint venture agreement or its credit facility, or

  (2)
  the restrictions described in clauses (1) through (16), as applicable, of the first sentence of this covenant (assuming that references therein to Restricted Subsidiary were references to such joint venture).

        This covenant will not apply after the Fall-Away Event.

        Limitation on Transactions with Affiliates.    IMC Global will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions with, or for the benefit of, any of its Affiliates (each, an "Affiliate Transaction"), other than

  •
  Affiliate Transactions described in the last paragraph of this covenant; and

  •
  Affiliate Transactions on terms that are no less favorable to IMC Global or the relevant Restricted Subsidiary than those terms that would reasonably have been obtained at that time in a comparable transaction by IMC Global or the relevant Restricted Subsidiary and an unrelated Person.

        The Board of Directors of IMC Global must approve each Affiliate Transaction that involves aggregate payments or other assets with a fair market value in excess of $15.0 million. This approval must be evidenced by a board resolution that states that such board has determined that the transaction complies with the foregoing provisions.

        If IMC Global or any Restricted Subsidiary of IMC Global enters into an Affiliate Transaction that involves aggregate payments or other assets with a fair market value in excess of $30.0 million, then prior to the consummation of that Affiliate Transaction, IMC Global must obtain a favorable opinion from an Independent Financial Advisor as to the fairness of that Affiliate Transaction to the holders of Notes from a financial point of view, and deliver that opinion to the Trustee.

        The restrictions described in the preceding paragraphs of this covenant do not apply to:

  •
  reasonable fees and compensation paid to and indemnity provided on behalf of officers, directors, employees or consultants of IMC Global or any of its Restricted Subsidiaries as reasonably determined in good faith by IMC Global's Board of Directors or senior management;

  •
  transactions exclusively between or among IMC Global and any of its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries, provided such transactions are not otherwise prohibited by any provision contained in the Indenture;

  •
  any agreement in effect on the Issue Date as in effect on the Issue Date or as thereafter amended in a manner not materially less favorable to the holders of Notes in the aggregate;

  •
  Permitted Investments and Restricted Payments made in compliance with the "Limitation on Restricted Payments" covenant; and

  •
  transactions between any of IMC Global or any of its Subsidiaries and any Securitization Entity in connection with a Qualified Securitization Transaction, in each case provided that such transactions are not otherwise prohibited by the Indenture.

        This covenant will not apply after the Fall-Away Event.

        Limitation on Designations of Unrestricted Subsidiaries.    The Board of Directors of IMC Global may designate (a "Designation") any Restricted Subsidiary of IMC Global (including any newly acquired or newly formed Subsidiary of IMC Global) to be an Unrestricted Subsidiary of IMC Global, so long as such Designation would not cause a Default.

        For purposes of making the determination of whether such Designation would cause a Default, the portion of the fair market value of the net assets of any Subsidiary of IMC Global at the time that such Subsidiary is designated an Unrestricted Subsidiary that is represented by the interest of IMC Global and its Restricted Subsidiaries (excluding Permitted Investments) in such Subsidiary, in each case as determined in good faith by the Board of Directors of IMC Global, shall be deemed to be a Restricted Payment. Such Designation will only be permitted if such Restricted Payment would be permitted at such time.

        The Board of Directors of IMC Global may revoke any Designation of a Subsidiary of IMC Global as an Unrestricted Subsidiary (a "Revocation"); provided that:

  (a)
  no Default has occurred and is continuing at the time of or after giving effect to such Revocation; and

  (b)
  all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such Revocation would, if incurred at such time, have been permitted to be incurred (and shall be deemed to have been incurred) for all purposes of the Indenture.

        Any such Designation or Revocation by the Board of Directors of IMC Global after the Issue Date shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors of IMC Global giving effect to such Designation or Revocation and an officers' certificate certifying that such Designation or Revocation complied with the foregoing provisions.

        This covenant will not apply after the Fall-Away Event.

        Conduct of Business.    IMC Global and its Restricted Subsidiaries (other than a Securitization Entity) will not engage in any businesses that are not the same, similar, related or ancillary to the businesses in which IMC Global and its Restricted Subsidiaries are engaged on the Issue Date, except to the extent that after engaging in any new business, IMC Global and its Restricted Subsidiaries, taken as a whole, remain substantially engaged in similar lines of business as are conducted by them on the Issue Date.

        This covenant will not apply after the Fall-Away Event.

Certain Covenants Before and After Fall-Away Event

        Set forth below are summaries of certain covenants contained in the Indenture that will apply at all times so long as any Notes remain outstanding.

        Limitations on Liens and Sale and Leaseback Transactions.    (a) IMC Global will not, and will not permit any of its Restricted Subsidiaries to, incur any Liens of any kind other than Permitted Liens upon any Principal Property or any shares of stock or debt of any Restricted Subsidiary owned as of the Issue Date or thereafter acquired, unless all payments due under the Notes are secured on an equal and ratable basis with the obligation so secured until such time as such obligation is no longer secured by a Lien.

        (b)   IMC Global will not, and will not permit any of its Restricted Subsidiaries to, enter into any arrangement with any Person providing for the leasing by IMC Global or any Restricted Subsidiary of any Principal Property, except for temporary leases for a term, including any renewal, of not more than five years and except for leases between IMC Global and a Restricted Subsidiary or between Restricted Subsidiaries, which Principal Property has been or is to be sold or transferred by IMC Global or such Restricted Subsidiary to such Person (hereinafter, a "Sale and Leaseback Transaction"), unless either

  •
  IMC Global or such Restricted Subsidiary would be entitled, in accordance with clause (a) (other than by operation of clause (c)), to incur Indebtedness secured by a Lien on such property without equally and ratably securing the Notes or

  •
  IMC Global within 180 days after the effective date of the Sale and Leaseback Transaction applies an amount equal to the Value of such transaction to the voluntary retirement of its Funded Debt.

        (c)   Notwithstanding clauses (a) and (b), IMC Global and its Restricted Subsidiaries may incur Indebtedness which would otherwise be subject to the limitation of clause (a) without securing the Notes, or enter into a Sale and Leaseback Transaction which would otherwise be subject to the limitation of clause (b) without retiring Funded Debt, or enter into a combination of such transactions, if the sum of

  •
  the principal amount of all such Indebtedness incurred after August 1, 1998 and which would otherwise be or have been prohibited by the limitations of clauses (a) and (b) plus

  •
  the aggregate Value of all such Sale and Leaseback Transactions after August 1, 1998 does not at any such time exceed 10% of the consolidated total assets of IMC Global and its consolidated Subsidiaries as shown on the most recent audited consolidated balance sheet contained in the latest annual report to the stockholders of IMC Global.

        Limitation on Guarantees by Restricted Subsidiaries.    IMC Global will not cause or permit any of its Restricted Subsidiaries, directly or indirectly, to guarantee any Indebtedness of IMC Global ("Guaranteed Indebtedness"), unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture pursuant to which such Restricted Subsidiary guarantees, jointly and severally with all other Guarantors, on the same basis as such Guaranteed Indebtedness is guaranteed, all of IMC Global's obligations with respect to the Notes. If the Guaranteed Indebtedness is (x) pari passu with the Notes, then the guarantee of such Guaranteed Indebtedness shall be pari passu with, or subordinated to, the Note Guarantee or (y) subordinated to the Notes, then the guarantee of such Guaranteed Indebtedness shall be subordinated to the Note Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Notes. IMC Global shall deliver to the Trustee an opinion of counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and, subject to customary exceptions, constitutes a valid and legally binding and enforceable obligation of such Restricted Subsidiary.

        Reports to Holders.    Whether or not required by the SEC, so long as any Notes are outstanding, IMC Global must furnish to the holders of Notes, within the time periods specified in the SEC's rules and regulations, and make available to securities analysts and potential investors upon request:

  •
  all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if IMC Global were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by IMC Global's certified independent accountants; and

  •
  all current reports that would be required to be filed with the SEC on Form 8-K if IMC Global were required to file such reports.

        In addition, whether or not required by the SEC, IMC Global will file a copy of all the information and reports referred to above with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to security analysts and prospective investors upon request after such filing.

        If IMC Global has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of IMC Global and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of IMC Global.

        Merger, Consolidation and Sale of Assets.    (a) IMC Global will not, directly or indirectly, consolidate or merge with or into another Person (whether or not IMC Global is the surviving Person), or sell, assign, lease, transfer, convey or otherwise dispose of all or substantially all of IMC Global's assets (determined on a consolidated basis for IMC Global and its Restricted Subsidiaries), in one or more related transactions, to another Person, unless:

  (1)
  either:

  •
  IMC Global is the surviving Person or

  •
  the Person (the "Surviving Person") formed by or surviving any such consolidation or merger (if other than IMC Global) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia and expressly assumes all of the obligations of IMC Global under: (i) the Notes and the Indenture pursuant to a supplemental indenture reasonably satisfactory to the Trustee and (ii) the Exchange and Registration Rights Agreement pursuant to a joinder agreement thereto;

  (2)
  immediately after such transaction no Default exists (including, without limitation, after giving effect to any Indebtedness incurred or Liens incurred or granted in connection with such transaction); and

  (3)
  IMC Global or the Surviving Person, as the case may be:

  •
  will have a Consolidated Net Worth immediately after the transaction equal to at least 90% of the Consolidated Net Worth of IMC Global immediately preceding the transaction; and

  •
  will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception;

        provided that this clause (3) shall not apply after the Fall-Away Event.

        (b)   IMC Global will not cause or permit any Guarantor, directly or indirectly, to consolidate or merge with or into another Person (whether or not such Guarantor is the surviving Person) unless:

  (1)
  either:

  •
  such Guarantor is the surviving Person or

  •
  the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) expressly assumes all of the obligations of such Guarantor under: (i) its Note Guarantee and the Indenture pursuant to a supplemental indenture reasonably satisfactory to the Trustee and (ii) the Exchange and Registration Rights Agreement pursuant to a joinder agreement thereto; and

  (2)
  immediately after such transaction no Default exists (including, without limitation, after giving effect to any Indebtedness incurred or Liens incurred or granted in connection with such transaction).

The requirements of this clause (b) shall not apply to (x) a consolidation or merger of any Guarantor with or into IMC Global or any other Guarantor so long as IMC Global or a Guarantor survives the consolidation or merger or (y) the sale by consolidation or merger of such Guarantor, which sale, if prior to the Fall-Away Event, is covered by and complies with the "Limitation on Asset Sales" covenant.

        (c)   IMC Global will deliver to the Trustee prior to the consummation of each proposed transaction an officers' certificate that the conditions set forth above are satisfied and an opinion of counsel that the proposed transaction and the supplemental indenture, if any, comply with the Indenture.

Events of Default

        "Event of Default" is defined for all purposes of the Indenture and with respect to any series of Notes as any one of the following events (whatever the reason for such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

  (1)
  IMC Global defaults in the payment of any installment of interest on any Note of that series when and as the same becomes due and payable and such failure continues for a period of 30 days;

  (2)
  IMC Global defaults in the payment of the principal of any Note of that series when and as the same becomes due and payable at maturity, upon redemption or otherwise;

  (3)
  IMC Global fails to perform or observe any of its other covenants, conditions or agreements in the Indenture or in the Notes (other than a covenant, condition or agreement a default in whose performance or whose breach is elsewhere in this section specifically dealt with), and such failure continues for a period of 60 days after the date on which written notice of such Default has been given to IMC Global by the Trustee or to IMC Global and to the Trustee by the holders of not less than 25% of the principal amount of the Notes of that series then outstanding under the Indenture;

  (4)
  IMC Global or any of its Subsidiaries defaults under any agreement governing its Indebtedness (other than Notes of that series), if that default:

  •
  is caused by the failure to pay at final maturity the principal amount of such Indebtedness after giving effect to any applicable grace periods; or

  •
  results in the acceleration of the final stated maturity of such Indebtedness (including upon any event of the type described in clause (6) or (7) below);

    and in each case, the aggregate principal amount of such Indebtedness unpaid or accelerated equals or exceeds $25.0 million and has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such final maturity or acceleration;

  (5)
  IMC Global or any of its Restricted Subsidiaries fails to pay or otherwise cause to be discharged or stayed one or more judgments in an aggregate amount exceeding $25.0 million, which are not covered by indemnities or third party insurance as to which the Person giving such indemnity or such insurer has not disclaimed coverage, for a period of 60 days after such judgments become final and non-appealable;

  (6)
  a court having jurisdiction in the premises enters (x) a decree or order for relief in respect of IMC Global or any of its Significant Subsidiaries in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (y) a decree or order adjudging IMC Global or any of its Significant Subsidiaries a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of IMC Global or any of its Significant Subsidiaries under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of IMC Global or any of its Significant Subsidiaries or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period 90 consecutive days;
(7)	•
IMC Global or any of its Significant Subsidiaries commences a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or any other case or proceeding to be adjudicated a bankrupt or insolvent; or
    •
    IMC Global or any of its Significant Subsidiaries consents to the entry of a decree or order for relief in respect of IMC Global or any of its Significant Subsidiaries in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against IMC Global or any of its Significant Subsidiaries; or

    •
    IMC Global or any of its Significant Subsidiaries files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law; or

    •
    IMC Global or any of its Significant Subsidiaries consents to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of IMC Global or any of its Significant Subsidiaries or of any substantial part of their property; or

    •
    IMC Global or any of its Significant Subsidiaries makes an assignment for the benefit of creditors; or

    •
    IMC Global or any of its Significant Subsidiaries admits in writing its inability to pay its debts generally as they become due; or

    •
    IMC Global or any of its Significant Subsidiaries takes corporate action in furtherance of any such action; or

  (8)
  the Note Guarantee of any Guarantor that is a Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee and the Indenture) or is declared null and void and unenforceable or is found invalid or any Guarantor denies its liability under its Note Guarantee (other than by reason of release of a Guarantor from its Note Guarantee in accordance with the terms of the Indenture and the Note Guarantee).

        If an Event of Default specified in clause (6) or (7) occurs and is continuing with respect to IMC Global or any of its Significant Subsidiaries that is a Guarantor, then the principal of and any accrued and unpaid interest on all of the Notes shall immediately become due and payable without any declaration or other act on the part of the Trustee or any Noteholder. If any other Events of Default with respect to any series of Notes at the time outstanding occurs and is continuing, then, and in each and every such case, either the Trustee, by notice in writing to IMC Global, or the holders of not less than 25% of the principal amount of the Notes of that series then outstanding, by notice in writing to IMC Global and the Trustee, may declare due and payable, if not already due and payable, the principal of and any accrued and unpaid interest on all of the Notes of that series; and upon any such declaration all such amounts upon such Notes shall become and be immediately due and payable, anything in the Indenture or in the Notes to the contrary notwithstanding.

        At any time after a declaration of acceleration with respect to the Notes as of either series as described in the preceding paragraph, the holders of a majority in principal amount of the Notes of that series, on behalf of all holders of Notes of such series, may rescind and cancel such declaration and its consequences

  •
  if the rescission would not conflict with any judgment or decree;

  •
  if all existing Events of Default with respect to Notes of that series have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

  •
  to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

  •
  if IMC Global has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

  •
  in the event of the cure or waiver of an Event of Default of the type described in clause (6) or (7), the Trustee has received an officers' certificate and an opinion of counsel that such Event of Default has been cured or waived.

        No such rescission will affect any subsequent Default or impair any right consequent thereto.

        Provided the applicable series of Notes is not then due and payable by reason of a declaration of acceleration, the holders of a majority in principal amount of the Notes of any series at the time outstanding may on behalf of the holders of all the Notes of such series waive any past Default with respect to such series and its consequences by providing written notice thereof to IMC Global and the Trustee, except a Default (1) in the payment of interest on or the principal of any Note of such series or (2) in respect of a covenant or provision hereof which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Note of such series affected. In the case of any such waiver, IMC Global, the Trustee and the holders of the Notes of such series will be restored to their former positions and rights under the Indenture, respectively; provided, that no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

        The holders of a majority in principal amount of the Notes then outstanding of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any power or trust conferred upon the Trustee under the Indenture with respect to the Notes of such series; provided, however, that subject to the provisions of the Indenture, the Trustee shall have the right to decline to follow any such direction if the Trustee, advised by counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith shall by responsible officers determine that the action or proceeding so directed would involve the Trustee in liability or that the Trustee is not satisfactorily indemnified from the costs thereof.

        No holder of any Note of any series will have the right to pursue a remedy with respect to the Indenture or the Notes of that series unless

  •
  such holder gives to the Trustee notice of a continuing Event of Default with respect to Notes of that series;

  •
  the holders of at least 25% in principal amount of the Notes of that series make a request to the Trustee to pursue the remedy and such holders offer to the Trustee security or indemnity satisfactory to the Trustee in its sole discretion against any loss, liability or expense;

  •
  the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

  •
  the holders of a majority in principal amount of the Notes of that series have not given the Trustee a direction inconsistent with such request within such 60-day period.

        A Noteholder may not use the Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

        Notwithstanding any other provision of the Indenture, the right of any holder of a Note to receive payment of principal of and interest on the Note on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, may not be impaired or affected without the consent of the holder.

        The Indenture requires IMC Global to deliver to the Trustee, within 15 days after the occurrence thereof, an officers' certificate detailing any Default of which it is aware, its status and what action IMC Global is taking or proposes to take with respect to such Default.

        If a Default occurs with respect to Notes of any series and is continuing and if it is known to the Trustee, the Trustee will give to each Noteholder of such series a notice of the Default within 90 days after it occurs in the manner and to the extent provided in the Trust Indenture Act and otherwise as provided in the Indenture. Except in the case of a Default in payment of the principal of or interest on any Note (including payments pursuant to a redemption or repurchase of the Notes pursuant to the provisions of the Indenture), the Trustee may withhold the notice if and so long as a committee of its responsible officers in good faith determines that withholding the notice is in the interests of Noteholders.

Legal Defeasance and Covenant Defeasance

        IMC Global may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes of either series ("legal defeasance"). Legal defeasance with respect to either series of Notes means that IMC Global will be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes of such series, except for:

  •
  the rights of holders to receive payments in respect of the principal of, premium, if any, and interest on the Notes of such series when such payments are due from the trust fund referred to below;

  •
  IMC Global's obligations with respect to the Notes of such series concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments;

  •
  the rights, powers, trust, duties and immunities of the Trustee of such series and IMC Global's obligations in connection therewith; and

  •
  the legal defeasance provisions of the Indenture for the Notes of such series.

        In addition, IMC Global may, at its option and at any time, elect to have the obligations of IMC Global released with respect to certain of its covenants in the Indenture for the Notes of either series ("covenant defeasance") and will be absolved from liability thereafter for failing to comply with such obligations with respect to the Notes of such series. In the event covenant defeasance with respect to either series of Notes occurs, certain events (not including non-payment, bankruptcy, receivership, reorganization and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes of such series.

        IMC Global may exercise its legal defeasance option or its covenant defeasance option with respect to a series of Notes only if the following conditions are satisfied:

  (a)
  (1) IMC Global has irrevocably deposited or caused to be deposited in trust for the benefit of the holders of such series with the Trustee or a paying agent or a trustee satisfactory to the Trustee and IMC Global, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee and any such paying agent,

  •
  money or Eligible Obligations in an amount sufficient, or

  •
  U.S. Government Obligations that shall be payable as to principal and interest in such amounts and at such times as are sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (without consideration of any reinvestment of such interest), or

  •
  any combination thereof in an amount sufficient

    to pay the principal of and interest on the outstanding Notes of such series on the dates such installments are due to redemption or Stated Maturity, (2) the trustee of the irrevocable trust has been irrevocably instructed to pay such money or the proceeds of such U.S. Government Obligations or Eligible Obligations to the Trustee and (3) the Trustee or paying agent shall have been irrevocably instructed in writing to apply the deposited money and the proceeds from U.S. Government Obligations or Eligible Obligations in accordance with the terms of the Indenture and the terms of the Notes of such series to the payment of principal of and interest on the Notes of such series;

  (b)
  the deposit described in clause (a) will not result in a breach or violation of, or constitute a Default under, any other agreement or instrument to which IMC Global is a party or by which it is bound;

  (c)
  no Default has occurred and is continuing (1) as of the date of such deposit or (2) insofar as clause (6) or (7) under "Events of Default" is concerned at any time during the period ending on the 91st day after the date of such deposit or, if longer, ending on the day following the expiration of the longest preference period applicable to IMC Global in respect of such deposit (it being understood that the condition in this clause (2) is a condition subsequent and will not be deemed satisfied until the expiration of such period);

  (d)
  IMC Global has paid or caused to be paid all sums currently due and payable by IMC Global under the Indenture and under the Notes with respect to such series;

  (e)
  such defeasance shall not cause or permit any Notes then listed on any national securities exchange to be delisted;

  (f)
  IMC Global has delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for in the Indenture relating to the termination by IMC Global of its obligations have been complied with;

  (g)
  in the case of the legal defeasance option, IMC Global has delivered to the Trustee either (1) a ruling received from the Internal Revenue Service to the effect that, or (2) an opinion of counsel by recognized counsel who is not an employee of IMC Global stating that, since the date of the Indenture, there has been a change in the applicable federal income tax law, and based upon either case (1) or (2) such opinion of counsel shall confirm that, the holders of the Notes of such series will not recognize income, gain or loss for federal income tax purposes as a result of IMC Global's exercise of its legal defeasance option and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such legal defeasance option had not been exercised; and

  (h)
  in the case of the covenant defeasance option, IMC Global has delivered to the Trustee either (1) a ruling received from the Internal Revenue Service to the effect that, or (2) an opinion of counsel by recognized counsel who is not an employee of IMC Global stating that, the holders of the Notes of such series will not recognize income, gain or loss for federal income tax purposes as a result of IMC Global's exercise of its covenant defeasance option under this paragraph and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such covenant defeasance option had not been exercised.

Satisfaction and Discharge

        Upon the request of IMC Global, the Indenture will cease to be of further effect with respect to either series of Notes and the Trustee, at the expense of IMC Global, will execute proper instruments acknowledging satisfaction and discharge of such series of Notes and the Indenture and the Note Guarantees with respect to such series of Notes when:

  (1)
  either:

  (a)
  all the Notes of such series theretofore authenticated and delivered (other than destroyed, lost or stolen Notes of such series that have been replaced or paid and Notes of such series that have been subject to defeasance as described under the caption "—Legal Defeasance and Covenant Defeasance") have been delivered to the Trustee for cancellation; or

    (b)
    all Notes of such series not theretofore delivered to the Trustee for cancellation:

    •
    have become due and payable;

    •
    will become due and payable at maturity within one year; or

    •
    are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and the expense, of IMC Global, and IMC Global has irrevocably deposited or caused to be deposited with the Trustee funds in trust for the purpose in an amount sufficient to pay and discharge the entire Indebtedness on the Notes of such series not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any, on) and interest on the Notes of such series to the date of such deposit (in case of Notes that have become due and payable) or to the Stated Maturity or redemption date, as the case may be;

  (2)
  IMC Global has paid or caused to be paid all sums payable under the Indenture by IMC Global; and

  (3)
  IMC Global has delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided in the Indenture relating to the satisfaction and discharge of the Notes of such series and the Indenture and the Note Guarantees with respect to such series of Notes have been complied with.

Modification of the Indenture

        IMC Global, when authorized by a board resolution, and the Trustee may enter into an indenture or indentures supplemental thereto to amend the Indenture or the Notes with respect to a particular series without prior notice to or the consent of any Noteholder of such series:

  •
  to cure any ambiguity, omission, defect or inconsistency;

  •
  to comply with the "Merger, Consolidation and Sale of Assets" covenant;

  •
  to comply with any requirements of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act as then in effect;

  •
  to provide for uncertificated Notes in addition to or in place of certificated Notes; provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code or in a manner such that the uncertificated Notes are described in Section 163(f)(2) of the Internal Revenue Code;

  •
  to make any change that does not materially adversely affect the legal rights of any Noteholder under the Indenture as then in effect;

  •
  to secure the Notes and to make intercreditor arrangements with respect to any such security, unless the incurrence of such obligations or the security thereof is prohibited by the Indenture;

  •
  to evidence or to provide for a replacement Trustee; or

  •
  to add to the covenants and agreements of IMC Global or the Guarantors for the benefit of all of the holders of all of the Notes with respect to a series (and if such covenants are to be for the benefit of less than all series of Notes, stating that such covenants are being included solely for the benefit of such series) and to surrender any right or power herein reserved to IMC Global or the Guarantors.

        IMC Global, when authorized by a board resolution, and the Trustee may enter into one or more supplemental indentures to amend the Indenture or the Notes with respect to a particular series with the written consent of the holders of a majority of the principal amount of the then outstanding Notes of such series. The holders of a majority in principal amount of the then outstanding Notes of a particular series may waive compliance by IMC Global with any provision of the Indenture or the Notes with respect to such series without prior notice to any other Noteholder.

        Notwithstanding the preceding paragraph, without the consent of each Noteholder affected, an amendment or waiver may not:

  •
  reduce the amount of Notes whose holders must consent to an amendment or waiver;

  •
  reduce the rate of or change the time for payment of interest, including default interest, on any Note;

  •
  reduce the principal of or change the Stated Maturity of any Note or alter the provisions with respect to redemption;

  •
  make any Note payable in currency other than that stated in the Note;

  •
  make any change in this paragraph;

  •
  make any change in the Indenture that adversely affects the ranking of the Notes or any Note Guarantee;

  •
  make any change in provisions of the Indenture for such series relating to the rights of holders of Notes of such series to receive payment of principal of and interest on the Notes or permitting holders of a majority in principal amount of Notes of such series to waive Defaults;

  •
  after the obligation has arisen to make a Change of Control Offer or a Net Proceeds Offer, amend, change or modify in any material respect the obligation of IMC Global to make and complete such Change of Control Offer or make and complete such Net Proceeds Offer; or

  •
  release any Guarantor that is a Significant Subsidiary from its Note Guarantee other than pursuant to the provisions described in the fifth paragraph under "—Subsidiary Guarantees."

Governing Law

        The Indenture provides that it, the Notes and the Note Guarantees are governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

The Trustee

        The Indenture provides that, except during the continuance of an Event of Default, the Trustee thereunder will perform only such duties as are specifically set forth in such Indenture. During the existence of an Event of Default, the Trustee thereunder will exercise such rights and powers vested in it by such Indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

        The Indenture incorporates Sections 311(a) and (b) of the Trust Indenture Act with respect to limitations on the rights of the Trustee thereunder, should it become a creditor of IMC Global, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Section 311(a) of the Trust Indenture Act generally provides that, to the extent a trustee becomes a creditor of an issuer under a qualified indenture any time after the date that is three months prior to a default, the trustee must set aside in a special account for its benefit and the benefit of other security holders an amount equal to any reduction in such claim since the beginning of that three month period, except to the extent the trustee could retain that amount in a bankruptcy proceeding. Section 311(b) exempts from that requirement certain obligations, most notably obligations that mature within one year, advances authorized by a receiver or a bankruptcy court, and disbursements made in the ordinary course of business in its capacity as trustee. Subject to the Trust Indenture Act, the Trustee will be permitted to engage in other transactions; provided that if the Trustee acquires any conflicting interest as described in the Trust Indenture Act, it must eliminate such conflict or resign.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No past, present or future director, officer, employee, incorporator, agent or stockholder or Affiliate of IMC Global, as such, shall have any liability for any obligations of IMC Global under the Notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. No past, present or future director, officer, employee, incorporator, agent or stockholder or Affiliate of any of the Guarantors, as such, shall have any liability for any obligations of the Guarantors under the Note Guarantees, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes and Note Guarantees by accepting a Note and a Note Guarantee waives and releases all such liabilities. The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Certain Definitions

        Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

        "Acquired Indebtedness" means Indebtedness of a Person or any of its subsidiaries existing at the time such Person becomes a Restricted Subsidiary of IMC Global or at the time it merges or consolidates with IMC Global or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of IMC Global or such acquisition, merger or consolidation, except for Indebtedness of a Person or any of its subsidiaries that is repaid at the time such Person becomes a Restricted Subsidiary of IMC Global or at the time it merges or consolidates with IMC Global or any of its Restricted Subsidiaries.

        "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

        "Argus Lease" means, collectively, (1) Facility Lease-Undivided Interest (Searles Valley Trust 1996-A), dated as of July 15, 1996, between U.S. Trust Company of California, N.A., as Lessor, and North American Chemical Company, as Lessee, (2) Participation Agreement (Searles Valley Trust 1996-A), dated as of July 15, 1996, among North American Chemical Company, Harris Chemical North America, Inc., Phillip Morris Capital Corporation, and U.S. Trust Company of California, N.A., (3) Facility Lease-Undivided Interest (Searles Valley Trust 1996-B), dated as of July 15, 1996, between U.S. Trust Company of California, N.A., as Lessor, and North American Chemical Company, as Lessee, and (4) Participation Agreement (Searles Valley Trust 1996-B), dated as of July 15, 1996, among North American Chemical Company, Harris Chemical North America, Inc., General Electric Capital Corporation, and U.S. Trust Company of California, N.A.

        "asset" means any asset or property.

        "Asset Acquisition" means:

  •
  an Investment by IMC Global or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary of IMC Global or shall be merged with or into IMC Global or any of its Restricted Subsidiaries, or

  •
  the acquisition, other than in the ordinary course of business, by IMC Global or any of its Restricted Subsidiaries of the assets of any Person (other than a Restricted Subsidiary of IMC Global) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other assets of such Person.

        "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by IMC Global or any of its Restricted Subsidiaries (including any sale and leaseback transaction) to any Person other than IMC Global or any of its Restricted Subsidiaries of (x) any Capital Stock of any Restricted Subsidiary of IMC Global; or (y) any other assets of IMC Global or any of its Restricted Subsidiaries other than in the ordinary course of business; provided, however, that Asset Sales shall not include

  (1)
  a transaction or series of related transactions for which IMC Global or any of its Restricted Subsidiaries receive aggregate consideration of less than $15.0 million,

  (2)
  sales of accounts receivable of the type specified in the definition of "Qualified Securitization Transaction" to a Securitization Entity for the fair market value thereof to the extent such Securitization Entity incurs Indebtedness specified by clause (14) of the definition of "Permitted Indebtedness,"

  (3)
  sales or grants of licenses to use the patents, trade secrets, know-how and other intellectual property of IMC Global or any of its Restricted Subsidiaries to the extent that such license does not prohibit IMC Global or any of its Restricted Subsidiaries from using the technologies licensed and does not require IMC Global or any of its Restricted Subsidiaries to pay any fees for any such use,

  (4)
  the sale, lease, conveyance, disposition or other transfer

  •
  of all or substantially all of the assets of IMC Global as permitted under the "Merger, Consolidation and Sale of Assets" covenant,

  •
  of any Capital Stock or other ownership interest in or assets of an Unrestricted Subsidiary or a Person which is not a Subsidiary,

  •
  pursuant to any foreclosure of assets or other remedy provided by applicable law by a creditor of IMC Global or any of its Subsidiaries with a Lien on such assets, which Lien is permitted under the Indenture;

  •
  involving only Cash Equivalents or inventory in the ordinary course of business or obsolete equipment or

  •
  including only the lease or sublease of any real or personal property in the ordinary course of business, and

  (5)
  the consummation of any transaction covered by and effected in accordance with the terms of the "Limitation on Restricted Payments" covenant.

        "Board of Directors" means (1) as to any Person that is a corporation, the board of directors of such Person or any duly authorized committee thereof and (2) as to any other Person, the functionally comparable body of such Person or any duly authorized committee thereof.

        "Capital Stock" means:

  •
  with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person and

  •
  with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

        "Capitalized Lease Obligation" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation determined in accordance with such principles; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of penalty.

        "Cash Equivalents" means:

  (1)
  a marketable obligation, maturing within two years after issuance thereof, issued or guaranteed by the United States of America or an instrumentality or agency thereof;

  (2)
  a certificate of deposit or banker's acceptance, maturing within one year after issuance thereof, issued by any lender under the Credit Agreement, or a U.S. national or state bank or trust company or a European, Canadian or Japanese bank, in each case having capital, surplus and undivided profits of at least $100.0 million and whose long-term unsecured debt has a rating of "A" or better by S&P, A2 or better by Moody's or the equivalent rating by any other nationally recognized rating agency (provided  that the aggregate face amount of all Investments in certificates of deposit or bankers' acceptances issued by the principal offices of or branches of such European or Japanese banks located outside the United States shall not at any time exceed 33 1/3% of all Investments described in this definition);

  (3)
  open market commercial paper, maturing within 270 days after issuance thereof, which has a rating of A-2 or better by S&P, P-2 or better by Moody's or the equivalent rating by any other nationally recognized rating agency;

  (4)
  repurchase agreements and reverse repurchase agreements with a term not in excess of one year with any financial institution which has been elected primary government securities dealers by the Federal Reserve Board or whose securities are rated AA- or better by S&P, Aa3 or better by Moody's or the equivalent rating by any other nationally recognized rating agency relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America;

  (5)
  "money market" preferred stock maturing within six months after issuance thereof or municipal bonds issued by a corporation organized under the laws of any state of the United States, which has a rating of "A" or better by S&P or Moody's or the equivalent rating by any other nationally recognized rating agency;

  (6)
  tax exempt floating rate option tender bonds backed by letters of credit issued by a national or state bank whose long-term unsecured debt has a rating of AA or better by S&P, Aa2 or better by Moody's or the equivalent rating by any other nationally recognized rating agency; and

  (7)
  shares of any money market mutual fund rated at least AAA or the equivalent thereof by S&P, at least Aaa or the equivalent thereof by Moody's or any other mutual fund at least 95% of whose assets consist of the type specified in clauses (1) through (6) above.

        "Change of Control" means the occurrence of the following:

  (1)
  any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of securities representing 50% or more of the voting power of all Voting Stock of IMC Global; or

  (2)
  Continuing Directors shall cease to constitute at least a majority of the directors constituting the board of directors of IMC Global; or

  (3)
  the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of IMC Global and its Restricted Subsidiaries taken as a whole to any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act); or

  (4)
  IMC Global consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, IMC Global, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of IMC Global is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of IMC Global outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Capital Stock) of the surviving or transferee Person representing a majority of the voting power of all Voting Stock of such surviving or transferee Person immediately after giving effect to such issuance; or

  (5)
  the adoption by the stockholders of IMC Global of a plan or proposal for the liquidation or dissolution of IMC Global.

        "Commodity Agreement" means any commodity futures contract, commodity option or other similar agreement or arrangement entered into by IMC Global or any of its Restricted Subsidiaries.

        "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the date of issuance of the Notes or issued thereafter, and includes, without limitation, all series and classes of such common stock.

        "Consolidated Adjusted Indenture EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of

  (1)
  Consolidated Net Income, and

  (2)
  to the extent Consolidated Net Income has been reduced thereby,

  •
  all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business if such gains, losses, sales or despositions are excluded from the calculation of Consolidated Net Income),

  •
  Consolidated Interest Expense,

  •
  Consolidated Non-cash Charges less any non-cash items (other than accruals of revenues in accordance with GAAP) increasing Consolidated Net Income for such period, and

    •
    fees and expenses related to any offering by IMC Global of its Capital Stock all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP. Consolidated Adjusted Indenture EBITDA is an adjusted EBITDA calculation that differs from net earnings determined in accordance with GAAP because net earnings is adjusted as specified in the definition of Consolidated Net Income and to add back the items referred to in (2) above. We discuss Consolidated Adjusted Indenture EBITDA because it is an important component used in various contexts in the Indenture, including determining our compliance with the covenants under the Indenture. Consolidated Adjusted Indenture EBITDA is not necessarily comparable to the term EBITDA as referred to by other companies or to similarly titled measures used by us in other agreements (including our credit facility) or in our public disclosures because such measures may be calculated using different adjustments to net earnings than those required by the Indenture.

        "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of (x) Consolidated Adjusted Indenture EBITDA of such Person during the four full fiscal quarters for which financial statements are available (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to (y) Consolidated Fixed Charges of such Person for the Four Quarter Period.

        For purposes of this definition, "Consolidated Adjusted Indenture EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis in accordance with Regulation S-X under the Exchange Act to the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period.

        In addition, Investments (including any Designation of Unrestricted Subsidiaries), Revocations, acquisitions, dispositions, mergers and consolidations that have been made by IMC Global or any of its Restricted Subsidiaries during the Four Quarter Period or subsequent to the Four Quarter Period and on or prior to the Transaction Date shall be given effect on a pro forma basis in accordance with Regulation S-X under the Exchange Act, to the extent applicable, assuming that all such Investments, Revocations, acquisitions, dispositions, mergers and consolidations (and the reduction or increase of any associated Consolidated Interest Expense, and the change in Consolidated Adjusted Indenture EBITDA, resulting therefrom, including because of Pro Forma Cost Savings) had occurred on the first day of the Four Quarter Period. If, since the beginning of such period, any Person (that subsequently became a Restricted Subsidiary or was merged with or into IMC Global or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, Revocation, acquisition, disposition, merger or consolidation that would have required adjustment pursuant to this definition, then the Consolidated Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, Revocation, acquisition, disposition, merger or consolidation had occurred at the beginning of the applicable Four Quarter Period.

        If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a Person other than IMC Global or a Restricted Subsidiary, the preceding paragraph will give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio,"

  (1)
  interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the weighted average rate of interest during the Four Quarter Period;

  (2)
  if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and

  (3)
  notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the weighted average rate per annum during the Four Quarter Period resulting after giving effect to the operation of such agreements.

        "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of

  (1)
  Consolidated Interest Expense, plus

  (2)
  the product of

  •
  the amount of all dividend payments on any series of Preferred Stock of such Person and its Restricted Subsidiaries (other than dividends paid in Qualified Capital Stock and other than dividends paid to such Person or to a Restricted Subsidiary of such Person) paid, accrued or scheduled to be paid or accrued during such period times

  •
  a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

        "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication:

  (1)
  the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP (net of interest income accrued on any escrow account holding funds to repay IMC Global's 6.625% senior notes due 2001, 7.40% notes due 2002 or the Polk County bonds), including without limitation,

  •
  any amortization of debt discount and amortization of deferred financing costs,

  •
  the net costs under Interest Swap Obligations,

  •
  all capitalized interest and

  •
  the interest portion of any deferred payment obligation; and

  (2)
  the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

        "Consolidated Net Income" means, with respect to any Person (the "Referent Person"), for any period, the net income (or loss) of the Referent Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded from such net income (loss), to the extent otherwise included therein, without duplication:

  (1)
  gains or losses on sales, transfers or other dispositions of assets other than in the ordinary course of business or abandonments or reserves relating thereto, and the related tax effect according to GAAP;

  (2)
  extraordinary gains or extraordinary losses determined in accordance with GAAP, and the related tax effect according to GAAP;

  (3)
  the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary of the Referent Person or is merged or consolidated with the Referent Person or any Restricted Subsidiary of the Referent Person;

  (4)
  the net income (but not loss) of any Restricted Subsidiary of the Referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted; provided  that restrictions under the Argus Lease shall be excluded from operation of this clause;

  (5)
  the net income or loss of any Person that is not a Restricted Subsidiary of the Referent Person except to the extent of cash dividends or distributions paid to the Referent Person or to a wholly owned Restricted Subsidiary of the Referent Person (subject, in the case of a dividend or distribution paid to a Restricted Subsidiary, to the limitation contained in clause (4) above);

  (6)
  any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date;

  (7)
  income or loss attributable to discontinued operations, other than the Specified Discontinued Businesses prior to the sale thereof;

  (8)
  in the case of a successor to the Referent Person by consolidation or merger or as a transferee of the Referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets;

  (9)
  gains or losses from the cumulative effect of any change in accounting principles; and

  (10)
  Non-Cash Asset Write-Downs;

provided, further, that Consolidated Net Income shall be reduced by the product of (x) the amount of all dividends on Designated Preferred Stock (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of IMC Global, expressed as a decimal.

        "Consolidated Net Worth" of any Person means the consolidated stockholders' equity (or equivalent) of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to (1) Disqualified Capital Stock of such Person and (2) Unrestricted Subsidiaries.

        "Consolidated Non-cash Charges" means, with respect to any Person, for any period, the aggregate depreciation, depletion, amortization and other non-cash charges (other than Non-Cash Asset Write-Downs) of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

        "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of IMC Global who:

  •
  was a member of such Board of Directors on the Issue Date; or

  •
  was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such board at the time of such nomination or election.

        "Coverage Ratio Exception" has the meaning set forth in the first paragraph of the "Limitation on Incurrence of Additional Indebtedness" covenant.

        "Credit Agreement" means one or more senior credit agreements, including the Credit Agreement dated on or about the Issue Date by and among IMC Global and certain of its domestic Subsidiaries, as borrowers, The Chase Manhattan Bank, as administrative agent and collateral agent, Goldman Sachs Credit Partners L.P., as syndication agent, and the lenders party thereto from time to time, including any notes, guarantees, collateral and security documents (including mortgages, pledge agreements and other security arrangements), instruments and agreements executed in connection therewith, and in each case as amended or Refinanced from time to time, including any agreement or agreements extending the maturity of, Refinancing, replacing or otherwise restructuring (including increasing the amount of borrowings or other Indebtedness outstanding or available to be borrowed thereunder) all or any portion of the Indebtedness under such agreement, and any successor or replacement agreement or agreements with the same or any other agents, creditor, lender or group of creditors or lenders.

        "Credit Agreement Guarantee" has the meaning set forth in the third paragraph under "—Subsidiary Guarantees" above.

        "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect IMC Global or any of its Restricted Subsidiaries against fluctuations in currency values.

        "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

        "Designated Preferred Stock" means preferred stock that is designated as Designated Preferred Stock pursuant to an officers' certificate executed by the principal executive officer and the principal financial officer of IMC Global on the issuance date thereof, the Net Cash Proceeds of which are excluded from the calculation set forth in clause (C) of the first paragraph of the "Limitation on Restricted Payments" covenant and are not used for purposes of clause (2) or (3) of the second paragraph thereof.

        "Disqualified Capital Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is:

  (1)
  required to be redeemed or is redeemable at the option of the holder of such class or series of Capital Stock at any time on or prior to the date that is 91 days after the stated maturity of the Notes; or

  (2)
  convertible into or exchangeable at the option of the holder thereof for Capital Stock referred to in clause (1) above or Indebtedness having a scheduled maturity on or prior to the date that is 91 days after the stated maturity of the Notes.

Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Capital Stock solely because the holders of the Capital Stock have the right to require the issuer thereof to repurchase such Capital Stock upon the occurrence of a Change of Control will not constitute Disqualified Capital Stock if the terms of such Capital Stock provide that the issuer may not repurchase or redeem any such Capital Stock pursuant to such provisions prior to IMC Global's purchase of such Notes as are required to be purchased pursuant to the provisions of the Indenture as described under "—Repurchase at the Option of Holders upon Change of Control."

        "Domestic Subsidiary" means any Restricted Subsidiary of IMC Global that is not a Foreign Subsidiary.

        "Eligible Obligations" shall mean obligations as a result of the deposit of which (along with the simultaneous deposit, if any, of money or U.S. Government Obligations or both) the Notes will be rated in the highest generic long-term debt rating category assigned by one or more nationally recognized rating agencies to debt with respect to which the issuer thereof has been released from its obligations to the same extent that IMC Global has been released from its obligations under the Indenture pursuant to the defeasance provision of the Indenture.

        "Event of Default" has the meaning set forth in the first paragraph under "—Events of Default."

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

        "Exchange and Registration Rights Agreement" has the meaning set forth under "—Registration Covenant; Exchange Offer" below.

        "fair market value" means, with respect to any asset, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of IMC Global acting reasonably and in good faith and shall be evidenced by a board resolution of the Board of Directors of IMC Global delivered to the Trustee.

        "Fall-Away Event" has the meaning set forth under "—Fall-Away Event."

        "Foreign Subsidiary" means any Restricted Subsidiary of IMC Global organized under the laws of, and conducting a substantial portion of its business in, any jurisdiction other than the United States of America or any state thereof or the District of Columbia.

        "Four Quarter Period" has the meaning set forth in the definition of Consolidated Fixed Charge Coverage Ratio.

        "Funded Debt" means indebtedness (including the Notes) maturing by the terms thereof more than one year after the original creation thereof.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, consistently applied, that are applicable to the circumstances as of the date of determination; provided that, for purposes of calculating the Consolidated Net Worth of a Person (including all components thereof), "GAAP" shall mean such generally accepted accounting principles as described above in effect on August 1, 1998.

        "guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "guarantee" used as a verb has a corresponding meaning.

        "Guarantors" means (1) each of the following Restricted Subsidiaries of IMC Global:

FMRP Inc., a Delaware corporation;
IMC Canada Ltd., a Canadian federal corporation;
IMC Chemicals Inc.,* a Delaware corporation;
IMC Chemical North America, Inc.,* a Delaware corporation;
IMC Global Netherlands B.V., a Netherlands corporation;
IMC Global Dutch Holdings B.V., a Netherlands corporation;
IMC Global Operations Inc., a Delaware corporation;
IMC Global Potash Holdings N.V., a Netherland Antilles corporation;
IMC Phosphates Company, a Delaware general partnership;
IMC Potash Carlsbad Inc., a Delaware corporation;
IMC Potash Colonsay N.V., a Netherland Antilles corporation;
IMC Potash Colonsay ULC, a Nova Scotia corporation;
IMC Sulphur Holdings LLC, a Delaware limited liability company;
IMC USA Holdings Inc., a Delaware corporation;
IMC USA Inc. LLC, a Delaware limited liability company;
KCL Holdings, Inc., a Delaware corporation;
NATI LLC,* a Delaware limited liability company;
Phosphate Resource Partners Limited Partnership, a Delaware limited partnership; and
The Vigoro Corporation, a Delaware corporation;

*
IMC Global plans to divest these subsidiaries in connection with the sale of Chemicals. After the divestiture, these subsidiaries may be released from the Guaranty in accordance with the provisions thereof.

and (2) each other Restricted Subsidiary of IMC Global that issues a Note Guarantee pursuant to the "Limitation on Guarantees by Restricted Subsidiaries" covenant or otherwise, in each case, so long as the Note Guarantee of such Restricted Subsidiary is in full force and effect.

        "IMC Chemicals Business Unit" means the IMC Chemicals business unit as defined for the purposes of IMC Global's consolidated financial statements for the year ended December 31, 2000.

        "IMC Salt Business Unit" means the IMC Salt business unit as defined for the purposes of IMC Global's consolidated financial statements for the year ended December 31, 2000.

        "incur" means to create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment. The accretion of principal of a non-interest bearing or other discount security or the accrual of interest shall not be deemed the incurrence of Indebtedness.

        "Indebtedness" means with respect to any Person, without duplication,

  (1)
  all obligations of such Person for borrowed money;

  (2)
  all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

  (3)
  all Capitalized Lease Obligations of such Person;

  (4)
  all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business);

  (5)
  all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction;

  (6)
  guarantees in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;

  (7)
  all obligations of any other Person of the type referred to in clauses (1) through (6) which are secured by any Lien on any asset of such Person, the amount of such obligation being deemed to be the lesser of the fair market value of such asset or the amount of the obligation so secured;

  (8)
  all obligations under Currency Agreements, Interest Swap Agreements and Commodity Agreements of such Person;

  (9)
  all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price; and

  (10)
  all Preferred Stock of any Subsidiary of such Person not held by such Person or any Restricted Subsidiary of such Person with the amount of Indebtedness represented by such Preferred Stock being equal to the liquidation value thereof.

For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

        Notwithstanding the foregoing, "Indebtedness" shall not include (x) advances paid by customers in the ordinary course of business for services or products to be provided or delivered in the future or (y) deferred taxes.

        "Independent Financial Advisor" means a firm:

  •
  which does not, and whose directors, officers or Affiliates do not, have a material financial interest in IMC Global and

  •
  which, in the judgment of the Board of Directors of IMC Global, is otherwise independent and qualified to perform the task for which it is to be engaged.

        "interest" means, with respect to the Notes, interest and Additional Interest (as defined under "CRegistration Covenant; Exchange Offer"), if any.

        "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

        "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. "Investment" excludes (1) extensions of trade credit by IMC Global and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of IMC Global or such Restricted Subsidiary, as the case may be, (2) any Restricted Payment described in clause (2) of the definition thereof and (3) any purchase or acquisition of Indebtedness of IMC Global or any of its Restricted

Subsidiaries (other than any Restricted Payment described in clause (3) of the definition thereof). If IMC Global or any Restricted Subsidiary of IMC Global sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of IMC Global such that, after giving effect to any such sale or disposition, IMC Global no longer owns, directly or indirectly, greater than 50% of the outstanding Common Stock of such Restricted Subsidiary, IMC Global will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Capital Stock of such Restricted Subsidiary not sold or disposed of.

        "Investment Grade Rating" means (1) with respect to S&P, any of the rating categories from and including AAA to and including BBB- and (2) with respect to Moody's, any of the rating categories from and including Aaa to and including Baa3.

        "Issue Date" means May 17, 2001.

        "Liens" means any mortgage, pledge, security interest, encumbrance, lien, charge or adverse claim affecting title or resulting in any encumbrance against real or personal property or a security interest of any kind, including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased to IMC Global or any of its Subsidiaries under a lease that is not in the nature of a conditional sale or title retention agreement.

        "Moody's" means Moody's Investor's Services, Inc. or any successor thereto.

        "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by IMC Global or any of its Restricted Subsidiaries from such Asset Sale, net of

  •
  all out-of-pocket expenses and fees relating to such Asset Sale (including legal, accounting and investment banking fees and sales commissions),

  •
  taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements,

  •
  the decrease in proceeds from Qualified Securitization Transactions which results from such Asset Sale and

  •
  appropriate amounts provided by IMC Global or any Restricted Subsidiary as a reserve in accordance with GAAP against any liabilities associated with such Asset Sale and retained by IMC Global or any Restricted Subsidiary after such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

        "Net Proceeds Offer" has the meaning set forth in the third paragraph of the "Limitation on Asset Sales" covenant.

        "Net Proceeds Offer Amount" has the meaning set forth in the third paragraph of the "Limitation on Asset Sales" covenant.

        "Non-Cash Asset Write-Down" means a non-cash write-down or write-off of an asset (other than any such write-down or write-off that requires an accrual of or a reserve for cash charges for any future period); provided that upon the sale of such asset such write-down or write-off shall not be taken into account in calculating Consolidated Net Income, to the extent the gain from any such sale would otherwise increase Consolidated Net Income.

        "Note Guarantee" means a guarantee of the Notes contemplated under "—Subsidiary Guarantees" or issued pursuant to the "Limitation on Guarantees by Restricted Subsidiaries" covenant.

        "Ogden" means the solar evaporation facility located in Ogden, Utah, as defined for the purposes of IMC Global's consolidated financial statements for the year ended December 31, 2000.

        "Other Indebtedness" has the meaning set forth in the third paragraph of the "Limitation on Asset Sales" covenant.

        "Permitted Indebtedness" means, without duplication, each of the following:

  (1)
  Indebtedness of IMC Global and its Restricted Subsidiaries outstanding on the Issue Date, including any such Indebtedness held by IMC Global or any of its Restricted Subsidiaries;

  (2)
  the Notes issued on the Issue Date and any Note Guarantees;

  (3)
  Indebtedness incurred by IMC Global or any of its Restricted Subsidiaries pursuant to the Credit Agreement in an aggregate principal amount not to exceed the greater of:

  •
  $500.0 million at any time outstanding, less any repayments actually made thereunder with the Net Cash Proceeds of Asset Sales in accordance with the "Limitation on Asset Sales" covenant, and

  •
  the sum of 85% of the book value of accounts receivable and 50% of the book value of inventory of IMC Global and its Restricted Subsidiaries, calculated on a consolidated basis and in accordance with GAAP, less the amount of Indebtedness incurred and outstanding pursuant to clause (14) below;

  (4)
  Interest Swap Obligations of IMC Global relating to:

  •
  Indebtedness of IMC Global or any of its Restricted Subsidiaries or

  •
  Indebtedness that IMC Global or any of its Restricted Subsidiaries reasonably intends to incur within six months; and

    Interest Swap Obligations of any Restricted Subsidiary of IMC Global relating to:

    •
    Indebtedness of such Restricted Subsidiary or

    •
    Indebtedness that such Restricted Subsidiary reasonably intends to incur within six months; provided any such Interest Swap Obligations will constitute "Permitted Indebtedness" only if they are entered into to protect IMC Global and its Restricted Subsidiaries from fluctuations in interest rates on Indebtedness permitted under the Indenture to the extent the notional principal amount of such Interest Swap Obligations, when incurred, do not exceed the principal amount of the Indebtedness to which such Interest Swap Obligations relate;

  (5)
  Indebtedness by IMC Global or any of its Restricted Subsidiaries under Commodity Agreements and Currency Agreements; provided  that (x) such agreements are entered into to protect IMC Global and its Restricted Subsidiaries from fluctuations in the price of commodities actually at that time used in the ordinary course of business of IMC Global and its Restricted Subsidiaries, in the case of Commodity Agreements, and from fluctuations in currency exchange rates, in the case of Currency Agreements, and (y) in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of IMC Global and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

  (6)
  Indebtedness of a Restricted Subsidiary of IMC Global owed to IMC Global or to a Restricted Subsidiary of IMC Global for so long as such Indebtedness is held by IMC Global or a Restricted Subsidiary of IMC Global, in each case subject to no Lien held by a Person other than IMC Global or a Restricted Subsidiary of IMC Global (other than Liens granted under the Credit Agreement); provided  that if any Person other than IMC Global or a Restricted Subsidiary of IMC Global owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness (other than Liens granted under the Credit Agreement), the issuer of such Indebtedness shall be deemed to have incurred at such time Indebtedness not permitted by this clause (6);

  (7)
  Indebtedness of IMC Global to a Restricted Subsidiary for so long as such Indebtedness is held by a Restricted Subsidiary, in each case subject to no Lien (other than Liens granted under the Credit Agreement); provided  that (x) any Indebtedness of IMC Global to any Restricted Subsidiary (other than Indebtedness subject to Liens granted under the Credit Agreement) is unsecured and subordinated, pursuant to a written agreement, to IMC Global's obligations under the Notes and (y) if any Person other than a Restricted Subsidiary owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness (other than Liens granted under the Credit Agreement), IMC Global shall be deemed to have incurred at such time Indebtedness not permitted by this clause (7);

  (8)
  Indebtedness of IMC Global or any of its Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two business days of incurrence;

  (9)
  Indebtedness of IMC Global or any of its Restricted Subsidiaries represented by letters of credit for the account of IMC Global or such Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

  (10)
  Refinancing Indebtedness incurred to Refinance Indebtedness (x) incurred pursuant to the Coverage Ratio Exception or pursuant to clause (2) above or this clause (10) or (y) referred to in clause (1) above;

  (11)
  indemnification, adjustment of purchase price or similar obligations of IMC Global or any of its Restricted Subsidiaries, in each case, incurred in connection with the disposition of any assets of IMC Global or any of its Restricted Subsidiaries (other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such assets for the purpose of financing such acquisition); provided  that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the net proceeds actually received by IMC Global and such Restricted Subsidiary from such disposition;

  (12)
  obligations of IMC Global or any of its Restricted Subsidiaries in respect of performance bonds and completion, guarantee, surety and similar bonds in the ordinary course of business;

  (13)
  Capitalized Lease Obligations and Purchase Money Indebtedness of IMC Global or any of its Restricted Subsidiaries, and Refinancing Indebtedness thereof, in an aggregate amount not to exceed $50.0 million at any time outstanding;

  (14)
  the incurrence by a Securitization Entity of Indebtedness in a Qualified Securitization Transaction that is not recourse (except for Standard Securitization Undertakings) to IMC Global or any of its Restricted Subsidiaries not to exceed $100 million at any time outstanding;

  (15)
  Indebtedness consisting of take-or-pay obligations contained in supply agreements entered into in the ordinary course of business;

  (16)
  industrial revenue bonds or similar tax-exempt Indebtedness of IMC Global or any of its Restricted Subsidiaries incurred to finance the construction or improvement of operations of IMC Global and its Restricted Subsidiaries in an aggregate principal amount not to exceed $50.0 million at any time outstanding;

  (17)
  the guarantee by IMC Global or any of its Restricted Subsidiaries of Indebtedness incurred by IMC Global or any of its Restricted Subsidiaries that was permitted to be incurred by the Coverage Ratio Exception or another clause in this definition of Permitted Indebtedness; provided, that the "Limitation on Guarantees by Restricted Subsidiaries" covenant, to the extent applicable, has been complied with;

  (18)
  Indebtedness of Foreign Subsidiaries in an aggregate amount not to exceed $25.0 million at any time outstanding; and

  (19)
  additional Indebtedness of IMC Global or any of its Restricted Subsidiaries in an aggregate principal amount not to exceed $50.0 million at any time outstanding.

        "Permitted Investments" means:

  (1)
  Investments by IMC Global or any of its Restricted Subsidiaries in any Person that is or will become immediately after such Investment a Restricted Subsidiary of IMC Global or that will merge or consolidate into IMC Global or any of its Restricted Subsidiaries; provided  that any Investment by IMC Global or any of its Restricted Subsidiaries (other than any Phosphates Entity) in any Phosphates Entity shall be in the form of Indebtedness, which shall increase the amount for which such Phosphates Entity is obligated under its Note Guarantee as described in the third paragraph under "—Subsidiary Guarantee";

  (2)
  Investments in IMC Global by any of its Restricted Subsidiaries; provided  that any Indebtedness evidencing such Investment (other than Indebtedness subject to Liens granted under the Credit Agreement) is unsecured and subordinated, pursuant to a written agreement, to IMC Global's obligations with respect to the Notes;

  (3)
  investments in cash and Cash Equivalents;

  (4)
  loans and advances to employees and officers of IMC Global and its Restricted Subsidiaries in the ordinary course of business;

  (5)
  Investments in joint ventures not to exceed $25.0 million; provided  that

  •
  such joint ventures do not have any Indebtedness for borrowed money at any time on or after the date of such Investment (other than Indebtedness owing to the equity holders of such joint ventures),

  •
  the documentation governing any such joint venture does not contain a restriction on distributions to IMC Global or any of its Subsidiaries, and

  •
  each such joint venture is engaged only in the businesses in which IMC Global and its Restricted Subsidiaries are engaged in on the Issue Date and businesses similar, related or ancillary thereto;

  (6)
  Investments in securities received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any debtors of IMC Global or its Restricted Subsidiaries;

  (7)
  Investments received as consideration from an Asset Sale made in compliance with the "Limitation on Asset Sales" covenant;

  (8)
  Investments existing on the Issue Date;

  (9)
  any Investment by IMC Global or a wholly owned Subsidiary of IMC Global in a Securitization Entity or any Investment by a Securitization Entity in any other Person in connection with a Qualified Securitization Transaction; provided  that any Investment in a Securitization Entity is in the form of a purchase money note or an equity interest;

  (10)
  any Indebtedness of IMC Global to any of its Subsidiaries incurred in connection with the purchase of accounts receivable and related assets by IMC Global from any such Subsidiary which assets are subsequently conveyed by IMC Global to a Securitization Entity in a Qualified Securitization Transaction;

  (11)
  Investments in Interest Swap Obligations, Commodity Agreements and Currency Agreements of the type described in clauses (4) and (5) of the definition of "Permitted Indebtedness";

  (12)
  any deemed Investment in all or any portion of the IMC Chemicals Business Unit occurring by operation of the last sentence of the definition of "Investment"; and

  (13)
  additional Investments in an aggregate amount not to exceed $25.0 million at any time outstanding.

        "Permitted Liens" means, with respect to any Person:

  (1)
  Liens existing as of August 1, 1998;

  (2)
  Liens on assets of, or any Capital Stock of or secured debt of, any Person existing at the time such Person becomes a Restricted Subsidiary of IMC Global or at the time such Person is merged into IMC Global or any of its Restricted Subsidiaries;

  (3)
  Liens in favor of IMC Global or any of its Restricted Subsidiaries;

  (4)
  Liens in favor of governmental bodies to secure progress or advance payments;

  (5)
  Liens securing industrial revenue or pollution control bonds;

  (6)
  Liens on property to secure Indebtedness incurred for the purpose of (x) financing all or any part of the purchase price of such property incurred prior to, at the time of, or within 180 days after, the acquisition of such property or (y) financing all or any part of the cost of construction, improvement, development or expansion of any such property;

  (7)
  statutory liens or landlords', carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor;

  (8)
  Liens on current assets of Restricted Subsidiaries securing Indebtedness of such Restricted Subsidiaries; and

  (9)
  any extensions, substitutions, replacements or renewals in whole or in part of a Lien (an "existing Lien") enumerated in clauses (1) through (8) above; provided  that (x) the Lien may not extend beyond the assets or Indebtedness subject to the existing Lien and (y) improvements and construction on such assets and the Indebtedness secured by the Lien may not exceed the Indebtedness secured at the time by the existing Lien.

        "Person" means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture or a governmental agency or political subdivision thereof.

        "Phosphates Entities" means PLP; IMC Phosphates Company, a Delaware general partnership; IMC Phosphates MP Inc., a Delaware corporation; and their respective Subsidiaries.

        "PLP" means Phosphate Resource Partners Limited Partnership, a Delaware limited partnership.

        "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

        "Principal Property" means any manufacturing plant or warehouse owned or leased by IMC Global or any Subsidiary of IMC Global, whether owned or leased as of August 1, 1998 or thereafter, the gross book value of which exceeds 1% of Consolidated Net Worth, other than manufacturing plants and warehouses which the Board of Directors of IMC Global by resolution declares are not of material importance to the total business conducted by IMC Global and its Restricted Subsidiaries as an entirety and which, when taken together with all other plants and warehouses as to which such a declaration has been so made, is so declared by the Board of Directors of IMC Global to be not of material importance to the total business conducted by IMC Global and its Restricted Subsidiaries as an entirety.

        "Pro Forma Cost Savings" means, with respect to any period ended on any Transaction Date, the reductions in costs with respect to the applicable Four Quarter Period that are directly attributable to any Investments, acquisitions, dispositions, mergers, consolidations or discontinued operations and calculated on a basis that is consistent with Article 11 of Regulation S-X under the Securities Act.

        "Purchase Money Indebtedness" means Indebtedness of IMC Global or any of its Restricted Subsidiaries incurred for the purpose of financing all or any part of the purchase price, or the cost of construction or improvement, of any assets to be used in the ordinary course of business by IMC Global or any of its Restricted Subsidiaries; provided, however, that (1) the aggregate principal amount of such Indebtedness shall not exceed such purchase price or cost, (2) such Indebtedness shall be incurred no later than 180 days after the acquisition of such assets or completion of such construction or improvement and (3) such Indebtedness shall not be secured by any assets of IMC Global or any of its Restricted Subsidiaries other than the assets so acquired and improvements thereon.

        "Qualified Capital Stock" means any Capital Stock of IMC Global that is not Disqualified Capital Stock.

        "Qualified Securitization Transaction" means any transaction or series of transactions that may be entered into by IMC Global, any of its Restricted Subsidiaries or a Securitization Entity pursuant to which IMC Global or such Restricted Subsidiary or that Securitization Entity may, pursuant to customary terms, sell, convey or otherwise transfer to, or grant a security interest in for the benefit of, (1) a Securitization Entity or IMC Global or any of its Restricted Subsidiaries which subsequently transfers to a Securitization Entity (in the case of a transfer by IMC Global or such Restricted Subsidiary) and (2) any other Person (in the case of transfer by a Securitization Entity), any accounts receivable (whether now existing or arising or acquired in the future) of IMC Global or any of its Restricted Subsidiaries which arose in the ordinary course of business of IMC Global and its Restricted Subsidiaries, and any assets related thereto, including, without limitation, all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

        "Rating Agency" means each of (a) S&P and (b) Moody's.

        "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

        "Refinancing Indebtedness" means, with respect to any Indebtedness, Indebtedness incurred to Refinance such Indebtedness that does not

  (1)
  result in an increase in the aggregate principal amount of Indebtedness being Refinanced as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by IMC Global in connection with such Refinancing) or

  (2)
  create Indebtedness with

  •
  a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or

  •
  a final maturity earlier than the final maturity of the Indebtedness being Refinanced;

provided that (x) if the Indebtedness being Refinanced is subordinate or junior to the Notes, then such Refinancing Indebtedness shall be subordinate to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced and (y) if the obligors on the Indebtedness being Refinanced include only IMC Global and/or one or more Guarantors, the obligors on the Refinancing Indebtedness thereof shall not include any Person other than IMC Global and/or one or more Guarantors.

        "Restricted Payment" means to

  (1)
  declare or pay any dividend or make any distribution on or in respect of IMC Global's Capital Stock to holders of such Capital Stock, other than dividends or distributions payable in Qualified Capital Stock of IMC Global,

  (2)
  purchase, redeem or otherwise acquire or retire for value any Capital Stock of IMC Global or any warrants, options or other rights to purchase or acquire any Capital Stock of IMC Global,

  (3)
  make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of IMC Global or any Guarantor that is subordinate or junior in right of payment to the Notes or the Note Guarantee of such Guarantor or

  (4)
  make any Investment other than Permitted Investments.

        "Restricted Subsidiary" of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

        "Revocation" has the meaning set forth in the "Limitation on Designations of Unrestricted Subsidiaries" covenant.

        "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

        "Sale and Leaseback Transaction" has the meaning set forth in the second paragraph of the "Limitations on Liens and Sale and Leaseback Transactions" covenant.

        "Securitization Entity" means a wholly owned Subsidiary of IMC Global (or another Person in which IMC Global or any Subsidiary of IMC Global makes an Investment and to which IMC Global or any Subsidiary of IMC Global transfers accounts receivable) which engages in no activities other than in connection with the financing of accounts receivable and which is designated by the Board of Directors of IMC Global (as provided below) as a Securitization Entity

  (1)
  no portion of the Indebtedness or any other obligations (contingent or otherwise) of which

  •
  is guaranteed by IMC Global or any Subsidiary of IMC Global (other than the Securitization Entity) (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness)) pursuant to Standard Securitization Undertakings,

  •
  is recourse to or obligates IMC Global or any Subsidiary of IMC Global (other than the Securitization Entity) in any way other than pursuant to Standard Securitization Undertakings or

  •
  subjects any asset of IMC Global or any Subsidiary of IMC Global (other than the Securitization Entity), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings and other than any interest in the accounts receivable (whether in the form of an equity interest in such assets or subordinated indebtedness payable primarily from such financed assets) retained or acquired by IMC Global or any Subsidiary of IMC Global,

  (2)
  with which neither IMC Global nor any Subsidiary of IMC Global has any material contract, agreement, arrangement or understanding other than on terms no less favorable to IMC Global or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of IMC Global, other than fees payable in the ordinary course of business in connection with servicing receivables of such entity, and

  (3)
  to which neither IMC Global nor any Subsidiary of IMC Global has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors of IMC Global shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of IMC Global giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing conditions.

        "Significant Subsidiary" means any Restricted Subsidiary of IMC Global which, at the date of determination, is a "significant subsidiary" as such term is defined in Regulation S-X under the Exchange Act.

        "Specified Discontinued Businesses" means the IMC Chemicals Business Unit, the IMC Salt Business Unit and Ogden.

        "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by IMC Global or any Subsidiary of IMC Global which are reasonably customary in an accounts receivable securitization transaction.

        "Stated Maturity" when used with respect to any security or any installment of interest thereon, means the date specified in such security as the fixed date on which the principal of such security or such installment of interest is due and payable.

        "Subsidiary" of any Person means (1) any Person of which more than 50% of the total voting power of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the Restricted Subsidiaries of that Person or a combination thereof, and (2) any partnership, joint venture or other Person in which such Person or one or more of the Restricted Subsidiaries of that Person or a combination thereof has the power to control by contract or otherwise the board of directors or equivalent governing body or otherwise controls such entity.

        "Unrestricted Subsidiary" of any Person means:

  (1)
  for purposes of the "Limitations on Liens and Sale and Leaseback Transactions" covenant and related definitions only:

  •
  any Subsidiary of IMC Global that at the time of determination has been designated an "Unrestricted Subsidiary" under the Indenture by the Board of Directors in the manner provided below and

  •
  any Subsidiary of such an "Unrestricted Subsidiary."

  The Board of Directors of IMC Global may designate any Subsidiary of IMC Global (including any newly acquired or newly formed Subsidiary) to be an "Unrestricted Subsidiary" for purposes of the "Limitations on Liens and Sale and Leaseback Transactions" covenant and related definitions unless such Subsidiary owns any Capital Stock of, or owns or holds any property of, IMC Global or any other Subsidiary of IMC Global that is not a Subsidiary of the Subsidiary so designated; provided, however, that (x) the Subsidiary to be so designated has total assets of $5,000 or less and (y) the following Subsidiaries may not be designated Unrestricted Subsidiaries: IMC Global Operations Inc., a Delaware corporation; International Minerals & Chemical Corporation (Canada) Limited, a Canadian company; IMC-Agrico Company, a Delaware general partnership; and any intermediate holding company between any of the foregoing and IMC Global. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the board resolutions giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing provisions.

  (2)
  for all other purposes of the Indenture:

  •
  any Subsidiary of such Person that at the time of determination has been designated an Unrestricted Subsidiary, and has not been redesignated a Restricted Subsidiary, in accordance with the "Limitation on Designation of Unrestricted Subsidiaries" covenant; and

  •
  any Subsidiary of such an Unrestricted Subsidiary.

        "U.S. Government Obligations" shall mean securities that are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as full faith and credit obligation by the United States of America, that, in either case, are not callable or redeemable at the option of the issuer thereof and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligations or a specific payment of interest on or principal of any such U.S. Government Obligations held by such custodian for the account of the holder of a depository receipt; provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt for any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of interest on or principal of the U.S. Government Obligations evidenced by such depository receipt.

        "Value" means an amount equal to the greater of the net proceeds of the sale or transfer of the property leased pursuant to a Sale and Leaseback Transaction, or the fair value as determined by the Board of Directors of IMC Global of the leased property at the time of entering into such Sale and Leaseback Transaction.

        "Voting Stock" means, with respect to any Person, Capital Stock of such Person entitling the holders thereof, under ordinary circumstances, to vote in the election of the Board of Directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

  (1)
  the then outstanding aggregate principal amount of such Indebtedness into

  (2)
  the sum of the total of the products obtained by multiplying

  •
  the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by

  •
  the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

Book-Entry, Delivery and Form

        General.    Each series of Notes were initially issued in the form of a global note (collectively, the "Global Notes"). The Global Notes were deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co. as nominee of DTC. Except in the limited circumstances described below, beneficial interests in the Global Note will be shown on, and transfers thereof will be effected only through, records maintained in book-entry form by DTC.

        DTC.    DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of transactions amongst its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and /or their representatives) own DTC.

        Except as described below, owners of interests in the Global Notes do not have Notes registered in their names, do not receive physical delivery of Notes in certificated form and are not be considered the registered owners or holders of Notes for any purpose. So long as DTC is the registered owner or holder of a Global Note, such party will be considered the sole owner or holder of the Notes represented by such Global Note for all purposes under the Indenture and the Notes. Accordingly, each Person owning a beneficial interest in a Global Note must rely on the procedures of DTC and their participants or holders to exercise any rights and remedies of a holder under the Indenture. Payments of principal and interest on the Global Notes will be made to one or more paying agents on behalf of DTC as the registered owner thereof.

        The laws of some countries and some states in the United States require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons may be limited to that extent. Because DTC can act only on behalf of its participants or holders, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons or entities that do not participate in the relevant clearing system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

        Payments on the Global Notes.    While the Notes are represented by the Global Notes, payments in respect of the principal of, premium, if any, and interest on the Global Notes will be made through one or more paying agents appointed under the Indenture (which initially will include the Trustee) on behalf of DTC in its capacity as the registered holder of the Notes under the Indenture. If definitive Notes have been issued, the Indenture requires IMC Global to make payments in respect of such definitive Notes (including principal, premium and interest) by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder's registered address.

        Under the terms of the Indenture, IMC Global and the Trustee will treat the Persons in whose names the Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, none of IMC Global, the Trustee, or any agent of IMC Global or the Trustee has or will have any responsibility or liability for

  •
  any aspect or accuracy of the records of the relevant clearing system, the participants therein or the holders thereof, as the case may be, relating to payments made on account of beneficial ownership interests in the Global Notes, or for maintaining, supervising or reviewing any records of such clearing system, participant or holder relating to beneficial ownership interests in the Global Notes, or

  •
  any other matter relating to the actions and practices of the relevant clearing system or the participants therein or the holders thereof.

        DTC, upon receipt of any such payment, will immediately credit the accounts of its relevant participants or holders with payments in amounts proportionate to their respective holdings in principal amount of beneficial interests in the Global Notes, as shown on the records of DTC. IMC Global expects that payments by such participants or holders, as the case may be, to the beneficial owners of Global Notes will be governed by standing instructions and customary practices and will be the responsibility of such participants or holders. Neither IMC Global nor the Trustee will have responsibility or liability for the payment of amounts owing in respect of beneficial interests in the Global Notes held by the Trustee.

        Transfers of Global Securities and Interests in Global Securities.    Unless definitive securities are issued, the Global Notes may be transferred, in whole and not in part, only by DTC to the Trustee, or by the Trustee to DTC, or to another nominee or successor thereof or a nominee of such successor.

        Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its holders and intermediaries. Any secondary market trading activity in beneficial interests in the Global Notes is expected to occur through the participants or holders and intermediaries of DTC and the securities custody accounts of investors will be credited with their holdings against payment in same-day funds on the settlement date.

        No service charge will be made for any registration of transfer or exchange of the Notes, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        Although DTC has agreed to various procedures to facilitate transfers of interests in the Global Notes among participants and holders in DTC, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither IMC Global, the Trustee, nor any agent of ours or the Trustee will have any responsibility for the nonperformance or misperformance (as a result of insolvency, mistake, misconduct or otherwise) by DTC or its participants, indirect participants, holders or intermediaries of their respective obligations under the rules and procedures governing their operations.

        We understand that under existing industry practices, if IMC Global or the Trustee requests any action of holders of Notes, or if an owner of a beneficial interest in a Global Note desires to give instructions or take an action that a holder is entitled to give or take under the Indenture, DTC would authorize their respective participants or holders, as the case may be, owning the relevant beneficial interest to give instructions to take such action, and such participants or holders would authorize indirect participants or intermediaries to give instructions or take such action, or would otherwise act upon the instructions of such indirect participants or intermediaries. DTC is not required to authorize holders to take any action.

        IMC Global understands that under existing practices of DTC if less than all of the Notes are to be redeemed at any time, DTC will credit its participants' or holders' accounts on a proportionate basis, with adjustments to prevent fractions, or by lot or on such other basis as DTC deems fair and appropriate, provided that no beneficial interests of less than $1,000 may be redeemed in part.

        Except in the limited circumstances described below, owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of definitive Notes. Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which rules and procedures may change from time to time.

        Certificated Notes.    Beneficial interests in a Global Note are exchangeable for definitive Notes in registered certificated form only if:

  (1)
  DTC is closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so and no alternative clearance system satisfactory to the Trustee, is available,

  (2)
  an Event of Default under the Indenture occurs and is continuing, upon the request delivered in writing to DTC or the Trustee,

  (3)
  at any time IMC Global in its sole discretion determines that the Global Notes should be exchanged for definitive Notes or

  (4)
  DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not able to be appointed by IMC Global within 90 days;

provided that in the case of clauses (1), (3) or (4), such exchange shall be only for all Notes of such series and in the case of clause (2), such exchange may be for all or some Notes of such series.

        Any certificated Notes will be issued registered form denominations of $1,000 in nominal amount and multiples thereof. In all cases, certificated Notes delivered in exchange for any Global Note or beneficial interest in the Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC in accordance with its customary procedures. The Notes may not be issued in bearer form.

        In the case of the issuance of certificated Notes in the limited circumstances set forth above, the holder of any such certificated note may transfer such note by surrendering it at the offices or agencies of IMC Global maintained for such purpose within the City and State of New York. Until otherwise designated by IMC Global, IMC Global's office or agency in the City and State of New York will be the offices of the Trustee maintained for such purpose. In the event of a partial transfer of a holding of Notes represented by one certificate, or partial redemption of such a holding represented by one certificate, a new certificate shall be issued to the transferee in respect of the part transferred or redeemed and a further new certificate in respect of the balance of the holding not transferred or redeemed shall be issued to the transferor, provided that no certificate in denominations less than $1,000 shall be issued. Each new certificate to be issued shall be available for delivery within ten business days at the office of the Trustee. The cost of preparing, printing, packaging and delivering the certificated Notes shall be borne by IMC Global.

        IMC Global shall not be required to register the transfer or exchange of certificated Notes for a period of 15 days preceding

  •
  the due date for any payment of principal of or interest on the Notes, or

  •
  the date fixed for a selection of Notes to be redeemed.

        Also, IMC Global is not required to register the transfer or exchange of any Notes selected for redemption. In the event of the transfer of any certificated note, the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and IMC Global may require a holder to pay any taxes and fees required by law and permitted by the Indenture and the Notes.

        If certificated Notes are issued and a holder of a certificated Note claims that the Note has been lost, destroyed or wrongfully taken or if such Note is mutilated and is surrendered to the Trustee, IMC Global shall issue and the Trustee shall authenticate a replacement Note if the Trustee's and IMC Global's requirements are met. If required by the Trustee or IMC Global, an indemnity bond sufficient in the judgment of both to protect IMC Global, the Trustee or any paying agent or authenticating agent appointed pursuant to the Indenture from any loss which any of them may suffer if a Note is replaced must be posted. IMC Global may charge for its expenses in replacing a Note.

        In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, or is about to be redeemed or purchased by IMC Global pursuant to the provisions of the Indenture, IMC Global in its discretion may, instead of issuing a new Note, pay, redeem or purchase such Note, as the case may be.

        To the extent permitted by law, IMC Global, any paying agent, the Registrar and the Transfer Agent shall be entitled to treat the Person in whose name any certificated Note is registered as the absolute owner thereof. The Indenture contains provisions relating to the maintenance of a register reflecting ownership of certificated Notes, if any, and other provisions customary for a registered debt security including registration as to both principal and stated interest and restrictions on transfer except by surrender of a certificated Note and either the reissuance of such certificated Note or the issuance of a new certificated Note to the new holder. Payment of principal on each certificated Note will be made to the holder against presentation and surrender. Payment of interest on each certificated Note will be made to the holder appearing on the register at the close of business on the record date at his address shown on the register on the record date.

        None of IMC Global, the Trustee, the Depositary or any paying agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, any book-entry interest.

        Redemption of Global Notes.    In the event that any Global Note (or any portion thereof) is redeemed, the Trustee will redeem an equal amount of the book-entry interests in such Global Note from the amount received by it in respect to the redemption of such Global Note. The redemption price payable in connection with the redemption of such book-entry interests will be equal to the amount received by the Trustee in connection with the redemption of such Global Note (or any portion thereof).

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

        The following is a summary of the material federal income tax consequences of the purchase, ownership and disposition of the new Notes. This discussion does not address all tax aspects of ownership of the new Notes that may be relevant to a prospective investor's particular circumstances. This discussion deals only with new Notes held as capital assets and does not deal with the consequences to special classes of holders of the new Notes, such as dealers in notes or currencies, life insurance companies, tax exempt entities, financial institutions, persons with a functional currency other than the U.S. dollar, U.S. expatriates or investors in pass-through entities such as partnerships. It does not deal with the effects of any arrangement entered into by a holder of the new Notes that partially or completely hedges the new Notes, or otherwise holds the new Notes as part of a synthetic security or other integrated investment. In general, this discussion assumes that a holder acquires new Notes at original issue. This discussion does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction and does not include any description of any alternative minimum tax consequences that may be applicable to the new Notes. Furthermore, this summary does not address the tax consequences to shareholders, partners or beneficiaries of a holder of the new Notes. The discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), and the related regulations, rulings, and judicial decisions as of the date of this prospectus, any of which may be repealed or modified in a manner resulting in federal income tax consequences that differ from those described below.

        Holders of the Notes are urged to consult their own tax advisors concerning U.S. federal income tax consequences resulting from their particular situations, and any state, local, franchise, gift and estate tax consequences, or other consequences of the purchase, ownership and disposition under the laws of any other taxing jurisdiction.

U.S. Holders

        The following discussion of the material U.S. federal income tax consequences to a U.S. holder of a new Note represents the opinion of Kirkland & Ellis, U.S. tax counsel to the issuer. For purposes of this discussion, a "U.S. holder" is a note holder that is (1) a citizen or resident of the United States for United States federal income tax purposes, including an alien individual who is a lawful permanent resident of the United States or meets the "substantial presence" test prescribed under the Code, (2) a corporation, partnership, or other entity organized under the laws of the United States or any political subdivision of the United States, (3) an estate taxed by the United States without regard to its source of income or (4) a trust if the trust has validly elected to be treated as a United States person for U.S. federal income tax purposes of if (a) a court within the United States can exercise primary supervision over its administration and (b) one or more United States persons have authority to control all of its substantial decisions.

        If a partnership or other entity treated as a partnership for United States federal income tax purposes holds the Notes, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the Notes, we suggest that you consult your tax advisor.

Exchange Offer in Connection with Registration of the new Notes

        The exchange of the outstanding Notes for the new Notes, which have substantially identical terms, in connection with the registration of the new Notes will not constitute significant modification of the terms of the notes, and, accordingly, such exchange will not constitute an exchange for federal tax purposes. Therefore, no gain or loss will be recognized by U.S. holders and non-U.S. holders of the outstanding Notes upon receipt of the new Notes and ownership of the new Notes will be considered a continuation of ownership of the outstanding Notes. For purposes of determining gain or loss upon the subsequent sale or exchange of the new Notes, a holder's holding period for the new Notes will include the holding period of the outstanding Notes surrendered and such holder's adjusted basis in the new Notes will be the same as such holder's basis in the outstanding Notes surrendered. In addition, each holder of new Notes would continue to be required to include interest on the new Notes in its gross income in accordance with its method of accounting for federal income tax purposes.

Interest and Original Issue Discount

        Payments of stated interest on a new Note will be taxable as ordinary interest income at the time it is received or accrued, depending upon the method of accounting applicable to the holder of the new Note.

        With respect to original issue discount ("OID"), we intend to take the position (which generally will be binding on holders) that the new Notes are not issued with OID. Accordingly, the U.S. holders will include stated interest in gross income in accordance with their methods of accounting for tax purposes. This position is based in part upon our conclusion that, the likelihood of paying additional amounts as described under "Description of Notes" should be "remote" within the meaning of applicable Treasury regulations. We intend to treat any such payments as additional interest payable on the new Notes which should be taxable to U.S. holders at the time is accrues or is received in accordance with such holder's regular method of accounting. The Internal Revenue Service may or may not agree with this conclusion.

Additional Interest

        The interest rate on the outstanding Notes could have been increased if the Notes had been not registered with the SEC within the prescribed time period or if we had not commenced the exchange offer within the prescribed time period. Therefore, the new Notes may be subject to special rules under Treasury Regulations that are applicable to debt instruments that provide for one or more contingent payments. However, the special rules applicable to contingent payment debt instruments will not apply if, as of the issue date of the outstanding Notes, the contingency is either "remote" or "incidental." We intend to take the position, that solely for these purposes, the payment of the additional amount was a remote or incidental contingency.

        Our determination that such payments are a remote or incidental contingency for these purposes is binding on a holder, unless such holder discloses in the proper manner to the Internal Revenue Service (the "IRS") that it is taking a different position. Prospective investors are urged to consult their tax advisors as to the tax considerations relating to the potential payment of the additional amount, in particular, in connection with the Treasury Regulations relating to contingent payment instruments. The Internal Revenue Service may take a different position, as to whether such payments were remote or incidental contingency for these purposes which could affect the time when the additional interest, if any, would be taxable to a U.S. holder.

Sale, Exchange or Retirement of the New Notes

        Upon the sale, exchange, retirement, or other disposition of the new Notes, a U.S. holder will generally recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement, or other disposition, less a portion allocable to any accrued and unpaid interest, which will be taxable as ordinary income, and the U.S. holder's adjusted tax basis in the new Notes. A U.S. holder' adjusted tax basis in the new Notes generally will be the U.S. holder's cost of the new Notes, less any principal payments received by the holder.

        Gain or loss recognized by a U.S. holder on the sale, exchange or retirement of the new Notes will be capital gain or loss. The gain or loss will be long-term capital gain or loss if the new Notes have been held by the U.S. holder for more than twelve months. In the case of a noncorporate U.S. holder, long-term capital gain currently is subject to a maximum U.S. Federal tax rate of 20%. The deductibility of capital losses by U.S. holders is subject to certain limitations.

Market Discount

        Any gain or loss on a disposition of a new Note would generally be a capital gain or loss. However, a subsequent purchaser of a new Note who did not acquire the new Note at its original issue, and who acquires the new Note at a price that is less than the stated redemption price of the new Note at its maturity (i.e., the face amount of the new note if it is issued at par), may be required to treat the new Note as a "market discount bond." Any recognized gain on a disposition of the new Note would then be treated as ordinary income to the extent that it does not exceed the "accrued market discount" on the new Note. In general, accrued market discount is that amount that bears the same ratio to the excess of the stated redemption price of the new Note over the purchaser's basis in the new Note immediately after its acquisition, as the number of days the purchaser holds the new Note bears to the number of days after the date the purchaser acquired the new Note up to and including the date of its maturity. Alternatively, an affirmative election may be made to determine the accrued market discount under a constant interest method. In addition, there are rules deferring the deduction of all or part of the interest expense on indebtedness incurred or continued to purchase or carry the new Notes and permitting a purchaser to elect to include accrued market discount in income on a current basis.

Information Reporting and Backup Withholding

        A U.S. holder of a new Note may be subject to "backup withholding" currently at a rate of 30% for 2003 with respect to certain "reportable payments," including payments of interest and, under certain circumstances, principal payments on the new Note. These backup withholding rules apply if the U.S. holder, among other things, (1) fails to furnish us with his or its social security number or other taxpayer identification number ("TIN"), certified under penalties of perjury, within a reasonable time after the request therefor, (2) furnishes an incorrect TIN, (3) fails to properly report the receipt of interest or dividends, or (4) under certain circumstances, fails to provide a certified statement, signed under penalties of perjury, that the TIN furnished is the correct number and that such holder is not subject to backup withholding. Any amount withheld from a payment to a U.S. holder under the backup withholding rules is creditable against the U.S. holder's U.S. federal income tax liability, provided that the required information is furnished to the Internal Revenue Service. Backup withholding will not apply, however, with respect to payments made to certain holders (including corporations and tax-exempt organizations), provided their exemptions from backup withholding are properly established. A U.S. holder who does not provide us with its correct TIN also may be subject to penalties imposed by the Internal Revenue Service.

Non-U.S. Holders

        The following discussion is limited to the U.S. federal income tax consequences relevant to a Non-U.S. holder and certain U.S. federal estate tax consequences of a nonresident alien individual (for U.S. federal estate tax purposes). As used herein, a "Non-U.S. holder" is any holder other than a U.S. holder.

        The rules governing United States federal income taxation of a beneficial owner of the new Notes that, for United States federal income tax purposes, is a holder who is not a United States person as that term is defined in the Code are complex, and no attempt will be made herein to provide more than a summary of those rules. Non-U.S. holders should consult with their own tax advisors to determine the effect of federal, state, local and foreign income tax laws, as well as treaties, with regard to an investment in the new Notes, including any reporting requirements.

        This discussion assumes that the new Notes or interest payments are not subject to the rules of Section 871(h)(4)(A) of the Code, relating to interest payments that are determined by reference to income, profits, changes in value of property or other attributes of the issuer or related party.

        Under present United States federal income and estate tax law, assuming certain certification requirements are satisfied (which include identification of the beneficial owner of the instrument), and subject to the discussion of backup withholding below:

          1.     payments of interest on the new Notes to any Non-U.S. holder will not be subject to United States federal income or withholding tax, provided that (a) (i) the Non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote, (ii) the Non-U.S. holder is not (A) a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business or (B) a controlled foreign corporation that is related to us through stock ownership and (iii) those interest payments are not effectively connected with the conduct of a United States trade or business of the Non-U.S. holder (the "Portfolio Interest Exemption") or (b) the Non-U.S. holder is entitled to the benefits of an income tax treaty under which interest on the new Notes is exempt from U.S. federal withholding tax and provides a properly executed IRS Form W-8BEN claiming the exemption (a "Treaty Exemption");

          2.     a holder of the new Notes who is a Non-U.S. holder generally will not be subject to the United States federal income tax on gain realized on the sale, exchange or other disposition of the new Notes, unless (a) that holder is an individual who is present in the United States for 183 days or more during the taxable year and certain other requirements are met; (b) the gain is effectively connected with the conduct of a United States trade or business of the holder, or (c) the non-U.S. holder is subject to tax pursuant to the provisions of the Code applicable to certain United States expatriates; and

          3.     if interest on the new Notes is exempt from withholding of United States federal income tax under the Portfolio Interest Exemption (without regard to the certification requirement), the new Notes will not be included in the estate of a deceased Non-U.S. holder for United States federal estate tax purposes.

        The certification referred to above may be made on an Internal Revenue Service Form W-8BEN or a substantially similar substitute form.

        Except to the extent that an applicable treaty provides otherwise, a non-U.S. holder generally will be taxed with respect to the interest in the same manner as a holder that is a United States person if the interest is effectively connected with a United States trade or business of the non-U.S. holder. Effectively connected interest income received or accrued by a corporate non-U.S. holder may also, under certain circumstances, be subject to an additional branch profits tax at a 30% rate (or, if applicable, at a lower tax rate specified by a treaty). Even though such effectively connected income is subject to income tax, and may be subject to the branch profits tax, it is not subject to withholding tax if the non-U.S. holder delivers a properly executed IRS form W-8ECI (or successor form) to the payor.

        With respect to a non-U.S. holder, subject to U.S. federal income tax on sale, exchange or other disposition of the outstanding Notes, an exchange of outstanding Notes for the new Notes will not be treated as a taxable exchange. Because the new Notes provide for the payment of an additional amount under certain circumstances, non-U.S. holders should consult their tax advisors as to the tax considerations relating to debt instruments that provide for one or more contingent payments, in particular as to the availability of the exemption for portfolio interest, and the ability of non-U.S. holders to claim the benefits of income tax treaty exemptions from U.S. withholding tax on interest, in respect to such additional amounts.

Information Reporting and Backup Withholding

        We will, where required, report to the holders of the new Notes and the Internal Revenue Service the amount of any interest paid on the new Notes in each calendar year and the amounts of federal tax withheld, if any, with respect to payments. A noncorporate U.S. holder may be subject to information reporting and to backup withholding currently at a rate of 30% with respect to payments of principal and interest made on the new Notes, or on proceeds of the disposition of the new Notes before maturity, unless that U.S. holder provides a correct taxpayer identification number or proof of an applicable exemption, and otherwise complies with applicable requirements of the information reporting and backup withholding rules, provided that the payor does not have actual knowledge that the holder is a United States person.

        Payments of the proceeds from the sale of new Notes to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except if the broker is (1) a U.S. person, (2) a "controlled foreign corporation," (3) a foreign person 50% of more of whose gross income for certain periods is effectively connected with a United States trade or business or (4) a foreign partnership, if at any time during its taxable year, one or more of its partners are United States persons who in the aggregate hold more than 50% of the income or capital interest in the partnership or if, at any time during its taxable year, the foreign partnership is engaged in a United States trade or business, unless the Non-U.S. holder establishes an exception as specified in the applicable regulations regarding backup withholding and information reporting.

        Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules will be refunded or credited against the Non-U.S. holder's United States Federal income tax liability, provided that the required information is furnished to the Internal Revenue Service.

        The preceding discussion of certain U.S. federal income and estate tax consequences is for general information only, and does not constitute tax advice. Accordingly, each holder is urged to consult its own tax advisor as to the particular tax consequences to it of purchasing, holding, or disposing of the new Notes, including the applicability and effect of any U.S. federal, state, local or foreign tax laws, as well as any possible changes in the tax laws.

PLAN OF DISTRIBUTION

        Each participating broker-dealer that receives new Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer in connection with resales of new Notes received in exchange for outstanding Notes where such outstanding Notes were acquired as a result of market-making activities or other trading activities. We have agreed that for a period of 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any participating broker-dealer for use in connection with any such resale.

        We will not receive any proceeds from any sales of the new Notes by participating broker-dealers. New Notes received by participating broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such participating broker-dealer and/or the purchasers of any such new Notes. Any participating broker-dealer that resells the new Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of new Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a participating broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period of 180 days after the expiration date we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any participating broker-dealer that requests such documents in the letter of transmittal.

        Prior to the exchange offer, there has not been any public market for the outstanding Notes. The outstanding Notes have not been registered under the Securities Act and will be subject to restrictions on transferability to the extent that they are not exchanged for new Notes by holders who are entitled to participate in this exchange offer. The holders of outstanding Notes, other than any holder that is our affiliate within the meaning of Rule 405 under the Securities Act, who are not eligible to participate in the exchange offer are entitled to certain registration rights, and we are required to file a shelf registration statement with respect to the outstanding Notes. The new Notes will constitute a new issue of securities with no established trading market. We do not intend to list the new Notes on any national securities exchange or to seek the admission thereof to trading in the National Association of Securities Dealers Automated Quotation System. The initial purchasers have advised us that they currently intend to make a market in the new Notes. In addition, such market making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the exchange offer and the pendency of the shelf registration statements. Accordingly, no assurance can be given that an active public or other market will develop for the new Notes or as to the liquidity of the trading market for the new Notes. If a trading market does not develop or is not maintained, holders of the new Notes may experience difficulty in reselling the new Notes or may be unable to sell them at all. If a market for the new Notes develops, any such market may be discontinued at any time. Broker-dealers who acquire the outstanding Notes directly from us may not rely on existing SEC interpretations and must comply with registration and prospectus delivery requirements of the Securities Act, including being named as selling noteholders, in order to resell the outstanding Notes or the Notes issued in the exchange offer.

VALIDITY OF THE NEW SECURITIES

        The validity and enforceability of the new Notes and the guarantees and other legal matters will be passed upon on our behalf by Kirkland & Ellis, a partnership that includes professional corporations, Chicago, Illinois. The validity of the guarantees of the foreign guarantors and other legal matters will be passed upon on our behalf by Baker & McKenzie, Amsterdam, Netherlands, Alexander & Simon, Curacao, Netherland Antilles, MacPherson Leslie & Tyerman, LLP, Saskatoon, Saskatchewan Canada and Stewart McKelvey Stirling Scales, Nova Scotia, Canada.

EXPERTS

        The consolidated financial statements of IMC Global incorporated by reference in IMC Global's Annual Report (Form 10-K) for the year ended December 31, 2002, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        The financial statements of PLP included in PLP's Annual Report (Form 10-K) for the year ended December 31, 2002, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        The consolidated financial statements of IMC Phosphates Company included in IMC Phosphates Company's Annual Report (Form 10-K) for the year ended December 31, 2002, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549. You can also obtain copies of our filings at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

DOCUMENTS INCORPORATED BY REFERENCE

        We "incorporate by reference" into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information that we file subsequently with the SEC will automatically update this prospectus and any information included directly in this prospectus updates and supersedes any information previously filed with the SEC. The information incorporated by reference, as updated, is an important part of this prospectus. The following documents, which have been filed with the SEC, are incorporated in this prospectus and specifically made a part of this prospectus:

  (1)
  IMC Global's Annual Report on Form 10-K for the year ended December 31, 2002,

  (2)
  IMC Global's Current Report on Form 8-K for February 25, 2003,

  (3)
  IMC Global's Quarter Report on Form 10-Q for the quarter ended March 31, 2003,

  (4)
  IMC Global's Current Report on Form 8-K for April 24, 2003,

  (5)
  IMC Global's Current Report on Form 8-K for May 27, 2003, 2003,

  (6)
  PLP's Annual Report on Form 10-K for the year ended December 31, 2002, and

  (7)
  PLP's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003.

        In addition, all documents filed by IMC Global, PLP or IMC Phosphates Company with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the exchange offer shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents with the SEC.

        IMC Phosphates Company's Annual Report on Form 10-K for the year ended December 31, 2002 and IMC Phosphates Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 are attached as part of this prospectus as Annexes A and B, respectively.

        Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        Statements contained in this prospectus or in any document incorporated by reference into this prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the documents incorporated by reference, each such statement being qualified in all respects by such reference.

        This prospectus incorporates by reference documents that are not presented in this prospectus or delivered with this prospectus. Copies of such documents, other than exhibits to such documents that are not specifically incorporated by reference in this prospectus, are available without charge to any person to whom this prospectus is delivered, upon written or oral request to: IMC Global Inc., Attn: Corporate Secretary, 100 South Saunders Road, Suite 300, Lake Forest, Illinois 60045, Telephone: (847) 739-1200.

Annex A

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-K

ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

For the year ended December 31, 2002

Commission file number 333-71510-06

IMC Phosphates Company
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-3892806 (I.R.S. Employer Identification No.)

100 S. Saunders Road Suite 300
Lake Forest, Illinois 60045
(847) 739-1200
(Address and telephone number, including area code, of Registrant's principal executive offices)

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act: None

        Indicate by check mark whether the Registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports); and (2) has been subject to such filing requirements for the past 90 days. Yes ☒    No ☐

        Indicate by check mark whether the Registrant is an accelerated filer (as defined in Rule 12b-2 of the Act). Yes ☐    No ☒

        Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of Registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. ☒

        No equity interests of the Registrant are held by non-affiliates.

2002 FORM 10-K CONTENTS

Part I.

Item 1. Business.

        IMC Phosphates Company (IMC Phosphates), is one of the world's largest and lowest cost producers, marketers and distributors of phosphate crop nutrients and animal feed ingredients, with operations in central Florida and on the Mississippi River in Louisiana. IMC Phosphates' business includes the mining and sale of phosphate rock and the production, marketing and distribution of phosphate crop nutrients and animal feed ingredients. IMC Phosphates was formed as a joint venture partnership in July 1993 when Phosphate Resource Partners Limited Partnership (PLP) and IMC Global Inc. (IMC) contributed their respective phosphate crop nutrients businesses to IMC Phosphates. IMC Phosphates is 43.5 percent owned by PLP and 56.5 percent by IMC. IMC owns 51.6 percent of the outstanding PLP limited partnership units. As a result, IMC's total interest in IMC Phosphates is approximately 78.9 percent.

  BUSINESS OPERATIONS INFORMATION

        The following discussion of business operations should be read in conjunction with the information contained in Part II, Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations," of this Annual Report on Form 10-K. For information on IMC Phosphates' operations by geographic area, see Note 10 of Notes to Consolidated Financial Statements in Part II, Item 8, "Financial Statements and Supplementary Data," of this Annual Report on Form 10-K.

        IMC Phosphates MP Inc. (MP Co.), a wholly owned subsidiary of IMC and PLP, manages the operations of IMC Phosphates. Subject to the terms of the IMC Phosphates Partnership Agreement, IMC, through MP Co., has the sole authority to make certain decisions affecting IMC Phosphates, including authorizing certain capital expenditures for expansion; incurring certain indebtedness; approving significant acquisitions and dispositions; and determining certain other matters. IMC Phosphates' operations consist of its phosphate crop nutrients business and its animal feed ingredients business.

        Net sales for IMC Phosphates were $1,257.3 million, $1,171.4 million and $1,246.8 million for the years ended December 31, 2002, 2001 and 2000, respectively. IMC Phosphates is a leading United States miner of phosphate rock, one of the primary raw materials used in the production of concentrated phosphates, with approximately 18 million tons of annual capacity. IMC Phosphates is also a leading United States producer of concentrated phosphates with an annual capacity of approximately four million tons of phosphoric acid (P2O5)(1). IMC Phosphates' concentrated phosphate products are marketed worldwide to crop nutrient manufacturers, distributors and retailers. Additionally, IMC Phosphates is one of the world's three largest producers and marketers of phosphate and potash-based animal feed ingredients with a total annual capacity approaching one million tons.

(1)
P2O5 is an industry term indicating a product's phosphate content measured chemically in units of phosphorous pentoxide.

        IMC Phosphates' facilities, which produce concentrated phosphates and animal feed phosphates, are located in central Florida and Louisiana. Its annual capacity represents approximately 30 percent of total United States concentrated phosphate production capacity and approximately nine percent of world capacity. The Florida concentrated phosphate facilities consist of two plants: New Wales and South Pierce. The New Wales complex is the largest concentrated phosphate plant in the world with an estimated annual capacity of two million tons of phosphoric acid (P2O5 equivalent). New Wales primarily produces three forms of concentrated phosphates and four forms of animal feed phosphates. Diammonium phosphate (DAP), monoammonium phosphate and merchant grade phosphoric acid are the fertilizer derivatives, while Biofos®, Dynafos®, Monofos® and Multifos® are the animal feed derivatives. The South Pierce plant produces phosphoric acid and granular triple superphosphate.

1

Additionally, IMC Phosphates sources potassium raw materials from IMC's respective production facilities and markets Dyna-K®, Dyna-K White® and Dynamate® as potassium-based feed ingredients.

        The Louisiana concentrated phosphate facilities consist of three plants: Uncle Sam, Faustina and Taft. The Uncle Sam plant produces phosphoric acid. The phosphoric acid is then shipped to the Faustina and Taft plants where it is used to produce DAP and granular monoammonium phosphate (GMAP). The Faustina plant manufactures phosphoric acid, DAP, GMAP and ammonia. The Taft facility manufactures DAP and GMAP. Concentrated phosphate operations are managed to balance IMC Phosphates' output with customer needs. In response to then-current reduced market demand, IMC Phosphates suspended production at its Taft facility in July 1999 and suspended phosphoric acid production at its Faustina facility in November 1999. From January 2001 until August 2001, IMC Phosphates temporarily shut down its Uncle Sam phosphoric acid production as well as its Faustina DAP and GMAP production. The Taft facility and Faustina's phosphoric acid production facilities remain temporarily idled.

        Summarized below are descriptions of the principal raw materials used in the production of concentrated phosphates: phosphate rock, sulphur and ammonia.

  Phosphate Rock

        All of IMC Phosphates' phosphate mines and related mining operations are located in central Florida. IMC Phosphates extracts phosphate ore through surface mining after removal of a ten to fifty foot layer of sandy overburden and then processes the ore at its beneficiation plants where the ore goes through washing, screening, sizing and flotation processes designed to separate the phosphate rock from sands, clays and other foreign materials. IMC Phosphates currently maintains four operational mines.

        IMC Phosphates' rock production volume was approximately 18 million tons, 14 million tons and 17 million tons for the years ended December 31, 2002, 2001 and 2000, respectively. In order to manage its inventories, IMC Phosphates temporarily idled its mining operations in 2001 during the months of July and December. Although IMC Phosphates sells phosphate rock to other crop nutrient and animal feed ingredient manufacturers, it primarily uses phosphate rock internally in the production of concentrated phosphates. Tons used internally totaled approximately 12 million, 11 million and 12 million for the years ended December 31, 2002, 2001 and 2000, respectively, representing 70 percent, 69 percent and 71 percent, respectively, of total rock tons shipped. Rock shipments to customers totaled approximately five million tons for each of the years ended December 31, 2002, 2001 and 2000, respectively.

        IMC Phosphates estimates its proven reserves to be 455 million tons of phosphate rock as of December 31, 2002. IMC Phosphates owns approximately 62 percent of these reserves and controls the remainder through long-term lease, royalty or purchase option agreements. Reserve grades range from 58 percent to 78 percent bone phosphate of lime (BPL)(2), with an average grade of 65 percent BPL. The phosphate rock mined by IMC Phosphates in the last three years averaged 65 percent BPL, which management believes is typical for phosphate rock mined in Florida during this period. IMC Phosphates estimates its reserves based upon exploration core drilling as well as technical and economic analyses to determine that reserves so classified can be economically mined.

(2)
BPL is the standard industry term used to grade the quality of phosphate rock.

        IMC Phosphates also owns or controls phosphate rock resources in the southern extension of the central Florida phosphate district (Resources). Resources are mineralized deposits that may become economically recoverable. However, additional geostatistical analyses, including further exploration, permitting and mining feasibility studies, are required before such deposits may be classified as reserves. Based upon its preliminary analyses of these Resources, IMC Phosphates believes that these

2

mineralized deposits differ in physical and chemical characteristics from those historically mined by IMC Phosphates but are similar to certain of the reserves being mined in current operations. These Resources contain estimated recoverable phosphate rock of approximately 123 million tons. Some of these Resources are located in what may be classified as preservational wetland areas under standards set forth in current county, state and federal environmental protection laws and regulations. Consequently, IMC Phosphates' ability to mine these Resources may be restricted.

  Sulphur

        Sulphur is used at the New Wales, South Pierce, Uncle Sam and (when producing phosphoric acid) Faustina plants to produce sulphur acid primarily for use in IMC Phosphates' production of phosphoric acid. Until June 2002, a significant portion of IMC Phosphates' sulphur requirements were provided by Freeport-McMoRan Sulphur LLC (FMS) under a supply agreement with IMC, while IMC Phosphates' remaining sulphur requirements were provided by market contracts. In June 2002, IMC Phosphates completed the acquisition of the sulphur transportation and terminaling assets of FMS through Gulf Sulphur Services Ltd., LLLP (Gulf Services), a 50-50 joint venture with Savage Industries Inc. Concurrently with this acquisition, and instead of purchasing a majority of its annual sulphur tonnage through FMS, IMC Phosphates negotiated new supply agreements to purchase sulphur directly from recovered sulphur producers. See Note 9 of Notes to Consolidated Financial Statements in Part II, Item 8, "Financial Statements and Supplementary Data," of this Annual Report on Form 10-K. Additionally, IMC, CF Industries, Inc. and Cargill Fertilizer, Inc. have formed a separate joint venture to construct a facility for remelting sulphur for use at their respective Florida phosphate fertilizer operations. The remelt facility is expected to be operational in 2004, and will provide IMC Phosphates additional flexibility by allowing it to diversify and procure a portion of its sulphur from the much larger and previously inaccessible offshore solid sulphur market.

  Ammonia

        IMC Phosphates' ammonia needs are supplied by its Faustina ammonia production facility and by world suppliers, primarily under annual and multi-year contracts. Production from the Faustina plant, which has an estimated annual capacity of 560,000 tons of anhydrous ammonia, is principally used internally to produce certain concentrated phosphates.

  Sales and Marketing

        Domestically, IMC Phosphates sells its concentrated phosphates to crop nutrient manufacturers, distributors and retailers. IMC Phosphates also uses concentrated phosphates internally for the production of animal feed ingredients. Virtually all of IMC Phosphates' export sales of phosphate crop nutrients are marketed through the Phosphate Chemicals Export Association (PhosChem), a Webb-Pomerene Act organization, which IMC administers on behalf of itself and two other member companies. PhosChem believes that its sales represent approximately 45 percent of total United States exports of concentrated phosphates. The countries that account for the largest amount of PhosChem's sales of concentrated phosphates include China, Australia, Japan and Brazil. During 2002, IMC Phosphates' concentrated phosphates exports to Asia were 37 percent of total shipments by volume, with China representing 49 percent of export shipments. IMC Phosphates, with a strong brand position in a $1.0 billion feed ingredients global market, also supplies phosphate and potassium-based feed ingredients for poultry and livestock to markets in North America, Latin America and Asia.

3

        The table below shows IMC Phosphates' shipments of concentrated phosphates in thousands of dry product tons, primarily DAP:

	2002		2001		2000
	Tons	%	Tons	%	Tons	%
Domestic	2,857	46	2,689	45	2,784	45
Export	3,331	54	3,313	55	3,346	55

Total shipments	6,188	100	6,002	100	6,130	100

        As of December 31, 2002, IMC Phosphates had contractual commitments for 2003 from non-affiliated customers for the shipment of approximately three million tons of concentrated phosphates and approximately five million tons of phosphate rock. IMC Phosphates also had contractual commitments from non-affiliated customers for the shipment of phosphate feed and feed grade potassium products amounting to approximately 500,000 tons in 2003.

  Competition

        IMC Phosphates operates in a highly competitive global market. Among the competitors in the global phosphate crop nutrient market are domestic and foreign companies, as well as foreign government-supported producers. Phosphate crop nutrient producers compete primarily based on price and, to a lesser extent, product quality and innovation. Major integrated producers of feed phosphates and feed grade potassium are located in the United States, Europe and China. Many smaller producers are located in emerging markets around the world. Many of these smaller producers are not manufacturers of phosphoric acid and are required to purchase this raw material on the open market. Competition in this global market is also driven by price, quality and service.

  FACTORS AFFECTING DEMAND

        IMC Phosphates' results of operations historically have reflected the effects of several external factors, which are beyond its control and have in the past produced significant downward and upward swings in operating results. Revenues are highly dependent upon conditions in the North American agriculture industry and can be affected by crop failure, changes in agricultural production practices, government policies and weather. Furthermore, IMC Phosphates' business is seasonal to the extent North American farmers and agricultural enterprises purchase more crop nutrient products during the spring and fall.

        IMC Phosphates' export sales to foreign customers are subject to numerous risks, including fluctuations in foreign currency exchange rates and controls; expropriation and other economic, political and regulatory policies of local governments; and laws and policies affecting foreign trade and investment. Due to economic and political factors, customer needs can change dramatically from year to year.

  OTHER MATTERS

  Environmental Health and Safety Matters

  IMC Phosphates Program

        IMC Phosphates has adopted the following Environmental, Health and Safety (EHS) Policy (Policy):

          As a key to IMC Phosphates' success, IMC Phosphates is committed to the pursuit of excellence in health and safety and environmental stewardship. Every employee will strive to continuously improve

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  IMC Phosphates' performance and to minimize adverse environmental, health and safety impacts. IMC Phosphates will proactively comply with all environmental, health and safety laws and regulations.

        This Policy is the cornerstone of IMC Phosphates' comprehensive EHS management program (EHS Program), which seeks to achieve sustainable, predictable and verifiable EHS performance. Key elements of the EHS Program include: (i) identifying and managing EHS risk; (ii) complying with legal requirements; (iii) improving IMC Phosphates' EHS procedures and protocols; (iv) educating employees regarding EHS obligations; (v) retaining and developing professional EHS staff; (vi) evaluating facility conditions; (vii) performing audits; (viii) formulating EHS action plans; and (ix) assuring management accountability. IMC conducts audits to verify that each facility has identified risks, achieved regulatory compliance, implemented continuous EHS improvement, and incorporated EHS management systems into day-to-day business functions.

        A critical focus of IMC Phosphates' EHS Program is achieving compliance with the evolving myriad of international, federal, state, provincial and local EHS laws that govern IMC Phosphates' production and distribution of crop and animal nutrients. These EHS laws regulate or propose to regulate: (i) conduct of mining and production operations, including employee safety procedures; (ii) condition of IMC Phosphates' facilities; (iii) management and handling of raw materials; (iv) product content; (v) use of products by both IMC Phosphates and its customers; (vi) management and/or remediation of potential impacts to air, water quality and soil from IMC Phosphates' operations; (vii) disposal of waste materials; and (viii) reclamation of lands after mining. For any new regulatory programs that might be proposed, it is difficult to ascertain future compliance obligations or to estimate future costs until implementing regulations have been finalized and definitive regulatory interpretations have been adopted. IMC Phosphates typically responds to such regulatory requirements at the appropriate time by implementing necessary modifications to facilities or to operating procedures.

        IMC Phosphates has expended, and anticipates that it will continue to expend, substantial financial and managerial resources to comply with EHS standards. In 2003, environmental capital expenditures are expected to total approximately $29.9 million, primarily related to: (i) modification or construction of wastewater treatment areas in Florida; (ii) construction, modification and closure projects associated with phosphogypsum stacks at the IMC Phosphates' concentrates plants; (iii) upgrading of air pollution control equipment at the concentrates plants; and (iv) capital projects associated with remediation of contamination at current or former operations. Additional expenditures for land reclamation activities will total approximately $25.1 million in 2003. In 2004, IMC Phosphates expects environmental capital expenditures will be approximately $16.9 million and expenditures for land reclamation activities will be approximately $23.2 million. No assurance can be given that greater-than-anticipated EHS capital expenditures or land reclamation expenditures will not be required in 2003 or in the future.

        IMC Phosphates has recorded accounting accruals for certain contingent environmental liabilities and believes such accruals are in accordance with generally accepted accounting principles. IMC Phosphates records accruals for environmental investigatory and non-capital remediation costs and for expenses associated with litigation when litigation has commenced or a claim or assessment has been asserted or is imminent, the likelihood of an unfavorable outcome is probable and the financial impact of such outcome is reasonably estimable. These accruals are adjusted quarterly for any changes in IMC Phosphates' estimates of the future costs associated with these matters.

  Product Requirements and Impacts

        International, federal, state and provincial standards require IMC Phosphates to register many of its products before these products can be sold. The standards also impose labeling requirements on these products and require IMC Phosphates to manufacture the products to formulations set forth on the labels. Various environmental, natural resource and public health agencies continue to evaluate alleged health and environmental impacts that could arise from the handling and use of products such

5

as those manufactured by IMC Phosphates. The United States Environmental Protection Agency (EPA), the state of California, and The Fertilizer Institute in conjunction with the European Fertilizer Manufacturers Association have completed independent assessments of potential risks posed by crop nutrient materials. These assessments concluded that when handled and used as intended, based on the available data, crop nutrient materials do not pose harm to human health or the environment. Nevertheless, agencies could impose additional standards or regulatory requirements on the producing industries, including IMC Phosphates or its customers. It is the current opinion of management that the potential impact of any such standards on the market for IMC Phosphates' products, and the expenditures that might be necessary to meet any such standards, will not have a material adverse effect on IMC Phosphates' business or financial condition.

  Operating Requirements and Impacts

        Permitting.    IMC Phosphates holds numerous environmental, mining and other permits or approvals authorizing operation at each of its facilities. A decision by a government agency to deny or delay issuing a new or renewed permit or approval, or to revoke or substantially modify an existing permit or approval or to substantially change approval conditions during a permit modification request, could have a material adverse effect on IMC Phosphates' ability to continue operations at the affected facility. Expansion of IMC Phosphates' operations also is predicated upon securing the necessary environmental or other permits or approvals. For instance, over the next several years, IMC Phosphates will be continuing its efforts to obtain permits in support of its anticipated Florida mining operations at certain of IMC Phosphates' properties including Ona and Pine Level. These properties contain in excess of 100.0 million tons of phosphate rock reserves. For years, IMC Phosphates has successfully permitted mining properties and anticipates that it will be able to permit these properties as well. In Florida, local community participation has become an important factor in the permitting process for mining companies. A denial of these permits or the issuance of permits with cost-prohibitive conditions would prevent IMC Phosphates from mining at these properties and thereby have a material adverse effect on IMC Phosphates' business, financial condition and results of operations.

        Management of Residual Materials.    Mining and processing of phosphate generates residual materials that must be managed both during the operation of the facility and upon facility closure. Phosphate mining residuals, such as overburden and sand tailings, are used in reclamation, while phosphate clay residuals are deposited in clay settling ponds. Processing of phosphate rock with sulphuric acid generates phosphogypsum that is stored in phosphogypsum stack systems. During the life of the clay settling ponds and phosphogypsum stacks, IMC Phosphates has incurred and will continue to incur significant costs to manage its phosphate residual materials in accordance with environmental laws and regulations and with permit requirements.

        Additional legal and permit requirements have been imposed for management of the clay settling ponds and phosphogypsum stacks at the time that these facilities are closed. In the past, IMC Phosphates has established accruals to account for these closure costs. Beginning on January 1, 2003, IMC Phosphates will account for these legal obligations under Statement of Financial Accounting Standard (SFAS) No. 143, Accounting for Asset Retirement Obligations. The impact of this accounting treatment is discussed in RECENTLY ISSUED ACCOUNTING GUIDANCE in Part II, Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations," of this Annual Report on Form 10-K.

  Remedial Activities

        The Comprehensive Environmental Response Compensation and Liability Act (Superfund) imposes liability, without regard to fault or to the legality of a party's conduct, on certain categories of persons who are considered to have contributed to the release of "hazardous substances" into the environment. Various states have enacted legislation that is analogous to the federal Superfund

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program. Under Superfund, or its various state analogues, one party may, under certain circumstances, be required to bear more than its proportionate share of cleanup costs at a site where it has liability if payments cannot be obtained from other responsible parties. Superfund or state analogues may impact IMC Phosphates at its current or former operations.

        Remediation at IMC Phosphates' Facilities.    Many of IMC Phosphates' formerly owned or current facilities have been in operation for a number of years. The historical use and handling of regulated chemical substances, crop and animal nutrients and additives as well as by-product or process tailings at these facilities by IMC Phosphates and predecessor operators have resulted in soil, surface water and groundwater impacts.

        At many of these facilities, spills or other releases of regulated substances have occurred previously and potentially could occur in the future, possibly requiring IMC Phosphates to undertake or fund cleanup efforts under Superfund or otherwise. In some instances, IMC Phosphates has agreed, pursuant to consent orders or agreements with the appropriate governmental agencies, to undertake certain investigations, which currently are in progress, to determine whether remedial action may be required to address site impacts. At other locations, IMC Phosphates has entered into consent orders or agreements with appropriate governmental agencies to perform required remedial activities that will address identified site conditions. Taking into account established accruals, future expenditures for these known conditions currently are not expected, individually or in the aggregate, to be material. However, material expenditures by IMC Phosphates could be required in the future to remediate the environmental impacts at these or at other current or former sites.

        Remediation at Third-Party Facilities.    Various third parties have alleged that IMC Phosphates' historic operations have impacted neighboring off-site areas or nearby third-party facilities. In some instances, IMC Phosphates has agreed, pursuant to orders from or agreements with appropriate governmental agencies or agreements with private parties, to undertake or fund investigations, some of which currently are in progress, to determine whether remedial action, under Superfund or otherwise, may be required to address off-site impacts. IMC Phosphates' remedial liability at these sites, either alone or in the aggregate, taking into account established accruals, currently is not expected to be material. As more information is obtained regarding these sites, this expectation could change.

        Liability for Off-Site Disposal Locations.    Currently, IMC Phosphates is involved or concluding involvement for off-site disposal at less than five Superfund or equivalent state sites. Moreover, IMC Phosphates previously has entered into settlements to resolve its liability with regard to Superfund or equivalent state sites. In some cases, such settlements have included "reopeners," which could result in additional liability at such sites in the event of newly discovered contamination or other circumstances. IMC Phosphates' remedial liability at the current or former sites, either alone or in the aggregate, is not currently expected to be material. As more information is obtained regarding these sites and the potentially responsible parties involved, this expectation could change.

        For further discussion of off-site remedial activities, see Note 8 of Notes to Consolidated Financial Statements in Part II, Item 8, "Financial Statements and Supplementary Data," of this Annual Report on Form 10-K.

  Employees

        The individuals who perform services for IMC Phosphates are employed primarily by MP Co. This includes former employees of PLP and IMC who were transferred to MP Co. when IMC Phosphates was formed. As of December 31, 2002, MP Co. had 3,164 employees. The work force consisted of 815 salaried employees, 2,346 hourly employees and 3 temporary or part-time employees. See "Relationship Between IMC Phosphates and IMC—Management and Ownership," for further detail.

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  Labor Relations

        MP Co. has 3 collective bargaining agreements with affiliated local chapters of the same international union. As of December 31, 2002, approximately 91 percent of the hourly work force was covered under collective bargaining agreements. No agreements were re-negotiated during 2002. One agreement will expire in 2003. IMC Phosphates has not experienced a significant work stoppage in recent years and considers its employee relations to be good.

  Relationship Between IMC Phosphates and IMC

  Management and Ownership

        As a result of IMC's ownership interest, IMC has the ability to control all matters relating to the management of IMC Phosphates, including any determination with respect to the acquisition or disposition of IMC Phosphates assets, future issuance of additional debt and the payment of any distributions. See Part III, Item 10, "Directors and Executive Officers of the Registrant," and Item 11, "Executive Compensation," of this Annual Report on Form 10-K for further information. During 2002, IMC Phosphates declared $10.0 million in distributions to its partners based on the third quarter 2002 distributable cash calculation.

  Financing Arrangements

        Reference is made to the information set forth in Note 5 of Notes to Consolidated Financial Statements in Part II, Item 8, "Financial Statements and Supplementary Data," of this Annual Report on Form 10-K.

Item 2. Properties.

        Information regarding the plant and properties of IMC Phosphates is included in Part I, Item 1, "Business," of this Annual Report on Form 10-K.

Item 3. Legal Proceedings.

        For information on legal and environmental proceedings, see Note 8 of Notes to Consolidated Financial Statements included in Part II, Item 8, "Financial Statements and Supplementary Data," of this Annual Report on Form 10-K.

Item 4. Submission of Matters to a Vote of Security Holders.

        Not applicable.

Part II.

Item 5. Market for Registrant's Common Equity and Related Stockholder Matters.

        Not applicable.

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Item 6. Selected Financial Data.

FIVE YEAR COMPARISON(a)

(Dollars in millions)

	Year ended December 31
	2002	2001(b)	2000(c)	1999(d)	1998(e)
Statement of Operations Data:
Net sales	$1,257.3	$1,171.4	$1,246.8	$1,511.4	$1,736.9
Gross margins	$79.1	$7.8	$101.9	$254.5	$386.2
Operating earnings (loss)	$35.7	$(43.8)	$58.2	$88.3	$209.9
Earnings (loss) from operations before cumulative effect of a change in accounting principle	$16.0	$(72.1)	$41.7	$83.1	$202.3
Cumulative effect of a change in accounting principle	—	—	—	(6.2)	—

Earnings (loss)	$16.0	$(72.1)	$41.7	$76.9	$202.3

Balance Sheet Data (as of December 31):
Total assets	$1,818.4	$1,755.6	$1,654.3	$1,721.7	$1,893.5
Working capital (deficit)	$(2.9)	$(27.7)	$(98.2)	$43.9	$193.9
Working capital ratio	1.0:1	0.9:1	0.7:1	1.2:1	1.8:1
Long-term debt, less current maturities	$310.8	$280.7	$71.7	$208.8	$230.9
Total debt	$324.5	$293.9	$82.1	$219.1	$241.5
Partnership capital	$907.6	$889.7	$1,002.2	$1,027.2	$1,197.0
Other Financial Data:
Cash provided by (used in) operating activities	$85.2	$(125.1)	$211.4	$385.3	$350.7
Capital expenditures	$(102.1)	$(81.8)	$(75.3)	$(94.9)	$(83.9)
Distributable cash declared	$10.0	$32.9	$66.7	$246.7	$307.8

(a)
For information related to the special items discussed below, see Restructuring Activity in Part II, Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations," of this Annual Report on Form 10-K.

(b)
Loss includes special charges of $11.6 million for the following: (i) costs associated with employee headcount reductions; (ii) the repurchase of a plant and accrual for its planned demolition; and (iii) the write-off of certain deferred costs.

(c)
Earnings include a restructuring gain of $1.2 million for the sale of a previously written-off plant.

(d)
Earnings include special charges of $133.5 million primarily related to IMC's company-wide rightsizing program and a cumulative effect of a change in accounting principle for the adoption of Statement of Position 98-5, Reporting on the Costs of Start-up Activities.

(e)
Earnings include special charges of $150.6 million primarily related to IMC's plan to improve profitability.

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Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations.

  INTRODUCTION

        Management's Discussion and Analysis of Financial Condition and Results of Operations should be read in conjunction with financial statements and accompanying notes included in Part II, Item 8, "Financial Statements and Supplementary Data," of this Annual Report on Form 10-K.

        Management's Discussion and Analysis of Financial Condition and Results of Operations highlights the primary factors affecting changes in the operating results of IMC Phosphates during the three year period ended December 31, 2002. In 2001, IMC Phosphates incurred special charges, which increased the loss by $11.6 million. The special charges were comprised of: (i) a $6.4 million charge for the repurchase, closure and planned demolition of a urea plant previously sold to a third party; (ii) a $2.8 million charge for severance related to a new organizational structure (Reorganization Plan); and (iii) a $2.4 million charge for the write-off of certain deferred costs. In 2000, IMC Phosphates incurred a restructuring gain of $1.2 million as a result of a sale of assets to third parties that had been previously written off as part of a 1998 plan to improve profitability (Project Profit).

  RESULTS OF OPERATIONS

  2002 Compared to 2001

        IMC Phosphates' net sales of $1,257.3 million in 2002 increased seven percent from $1,171.4 million in 2001. Higher average sales realizations of concentrated phosphates, particularly DAP, favorably impacted net sales by $46.7 million. Average DAP prices for 2002 increased seven percent to $137 per short ton as compared to an average price of $128 per short ton for the twelve months of 2001. Increased shipments of concentrated phosphates favorably impacted net sales by an additional $21.8 million. The majority of the volume increase resulted from higher shipments of DAP, partially offset by lower shipments of GMAP. This increase in DAP volumes resulted principally from increased demand from China and domestic customers. The favorable DAP shipments were partially offset by lower GMAP sales to Brazil. Higher phosphate rock sales also impacted net sales by $13.1 million. The increase in phosphate rock sales was primarily the result of increased prices. Net sales were also favorably impacted by a $6.5 million price adjustment related to prior periods.

        Gross margins in 2002 of $79.1 million increased from $7.8 million in 2001, which included special charges of $2.4 million. This increase was primarily a result of lower idle plant costs, higher concentrated phosphate sales prices, higher phosphate rock sales, the favorable impact of the price adjustment related to prior periods, and improved pricing for ammonia and natural gas, partially offset by higher phosphate operating costs and higher sulphur costs. The lower idle plant costs were the result of the Louisiana operations producing all year in 2002 compared to being idle for seven months in 2001 and the phosphate rock operations being idle for eight weeks in 2001 compared with no idle weeks in 2002. The higher sales prices, phosphate rock sales and the price adjustment were discussed above. The higher operating costs were primarily the result of higher maintenance, electricity and insurance costs.

        Results in the fourth quarter of 2002 were much lower than earlier in the year stemming primarily from significant phosphate margin compression. Several unanticipated industry events, including an announcement to restart idled capacity by another major North American producer and the rapid liquidation of DAP inventory by another competitor prior to the sale of its Florida phosphate plant, contributed to an unusually rapid and sharp decline in DAP prices, which then stagnated at levels well below the previous quarter. At the same time, sulphur and ammonia input costs increased substantially. DAP prices in the first quarter of 2003 reflect an increase from the start of the year. However, prices of sulphur and ammonia raw materials have increased as well.

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        Interest expense in 2002 of $18.3 million declined eight percent from $19.9 million in 2001 as a result of lower variable interest rates, partially offset by increased working capital borrowings.

        Other expense, net decreased $7.0 million or 83 percent as a result of the following: (i) the absence of fees related to an accounts receivable securitization which was terminated by IMC in the first quarter of 2001, (ii) the absence of a prior year loss from natural gas forward purchased contracts, and (iii) income received from IMC Phosphates' investment in Gulf Services. See Note 9 of Notes to Consolidated Financial Statements in Part II, Item 8, "Financial Statements and Supplementary Data," of this Annual Report on Form 10-K for further detail on this investment.

  2001 Compared to 2000

        IMC Phosphates' net sales of $1,171.4 million in 2001 decreased six percent from $1,246.8 million in 2000. Lower average sales realizations of concentrated phosphates, particularly DAP and GMAP, unfavorably impacted net sales by $44.2 million. Average DAP prices for 2001 declined four percent to $128 per short ton as compared to an average price of $134 per short ton for the twelve months of 2000. Decreased shipments of concentrated phosphates unfavorably impacted net sales by an additional $23.1 million. The majority of the volume decline resulted from lower shipments of DAP. This decrease in DAP volumes resulted principally from reduced demand from China. Lower phosphate rock volumes also impacted net sales by $10.4 million. The decrease in phosphate rock volumes was primarily the result of poor market conditions.

        Gross margins in 2001 of $7.8 million, including special charges of $2.4 million for the write-off of certain deferred costs, fell 92 percent from $101.9 million in 2000. This decrease was primarily a result of the lower prices and volumes discussed above, higher idle plant costs, unfavorable natural gas costs as well as higher reclamation costs, partially offset by favorable sulphur costs and the sale of a right-of-way of land. The higher idle plant costs were the result of the Louisiana operations being idle for seven months in 2001 compared to six weeks in 2000 and the phosphate rock operations being idle for eight weeks in 2001 compared to two weeks in 2000.

        Interest expense for 2001 of $19.9 million increased $6.4 million from $13.5 million in 2000 as a result of increased working capital borrowings from IMC.

        Other expense, net of $8.4 million in 2001 increased from other expense, net of $3.0 million in 2000 primarily as a result of fees associated with a $100.0 million accounts receivable securitization facility (Securitization Facility) entered into by IMC in the third quarter of 2000 coupled with the unfavorable impact of losses from natural gas forward purchase contracts related to idled operations.

  Restructuring Activity

        To meet current business challenges and as part of IMC's drive to be the industry's low-cost producer, IMC announced two major new cost savings initiatives in January 2003, both of which will impact IMC Phosphates. An organizational restructuring program, scheduled to be implemented before April 1, 2003 will focus on reducing overhead levels and costs through efficiency improvements. IMC Phosphates expects to incur charges within a range of $2.0 million to $3.0 million during the first quarter of 2003 associated with severance and related costs for the organizational restructuring program. The second initiative, Business Process Improvement and Operational Excellence, is a multi-year program to increase efficiency, reduce costs and enhance revenue through core business process redesign and maximization. The new programs are targeted to generate a combined annualized pre-tax and pre-minority interest savings of $80.0 million by 2005 for IMC. In addition, IMC will continue expansion of its continuous improvement platform, anchored by Six Sigma, which delivered in excess of $8.0 million of savings in 2002 for IMC through more than 60 projects.

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        In the first quarter of 2001, IMC announced the Reorganization Plan designed to fully maximize IMC's global leadership position in phosphate crop nutrients as well as animal feed ingredients while reducing costs, streamlining the organization and improving productivity. The Reorganization Plan was primarily comprised of a shift to a more functional organization structure, which resulted in business unit and corporate headcount reductions. As a result, in the first quarter of 2001 IMC Phosphates recorded a restructuring charge of $2.8 million. A total of 62 employees were terminated and left IMC Phosphates prior to December 31, 2001. Substantially all of the severance payments have been disbursed as of December 31, 2002.

        As part of Project Profit, IMC Phosphates had sold its urea plant to a third party (Buyer). The effective operation of this plant was dependent upon receiving services from IMC Phosphates' remaining Louisiana operations. The Louisiana operations were idled for the first half of 2001, which impacted the ability of the urea plant to operate. In the third quarter of 2001, IMC Phosphates repurchased the plant from the Buyer and shut the plant down permanently. Total costs to repurchase the plant and accrue for demolition costs were $6.4 million, which resulted in a 2001 restructuring charge. This activity was recorded in the third quarter of 2001 as an increase to the restructuring charge previously recorded for Project Profit.

        Also as part of Project Profit, IMC Phosphates had written off certain assets in 1998. However, in 2000, some of these assets, including the urea plant referred to above, were sold to third parties resulting in a restructuring gain of $1.2 million. This activity was recorded as an adjustment to the restructuring charge previously recognized for Project Profit.

  Pension and Other Postretirement Benefits

        The dramatic decline in U.S. equity markets during 2002 has reduced the value of MP Co.'s pension plan assets. As a result, the accumulated benefit obligations for MP Co.'s pension plans are in excess of plan assets as of December 31, 2002. MP Co. recorded a non-cash charge to Stockholders' Deficit of $15.0 million as a result which increased the amounts due from IMC Phosphates to MP Co. See Note 6 of Notes to Consolidated Financial Statements in Part II, Item 8, "Financial Statements and Supplementary Data," of this Annual Report on Form 10-K. In determining these amounts, an expected rate of return on plan assets of nine percent was assumed. Based on market data, IMC Phosphates believes that an average expected long-term return of nine percent is consistent with the weighted average historical returns of each asset class in IMC Phosphates' targeted asset allocation. Based on the latest actuarial valuation report as well as plan redesign changes adopted in 2003, other postretirement employee benefit costs will be reduced to approximately $1.6 million for 2003 from $4.2 million for 2002.

  CRITICAL ACCOUNTING ESTIMATES

        IMC Phosphates records accrued liabilities for various reclamation activities and the demolition of former operating facilities. As of December 31, 2002, the balances of these accrued liabilities were $108.0 million and $22.2 million, respectively. The estimation processes used to determine the amounts of these accrued liabilities are very complex and use information obtained from IMC Phosphates-specific and industry data, as well as general economic information. These estimation processes require IMC Phosphates to continuously monitor and evaluate the reasonableness of the judgments made and adjust for changes in assumptions as they occur. Actual costs for the above matters could differ from those estimated. Beginning on January 1, 2003, IMC Phosphates will account for these legal obligations under SFAS No. 143. The impact of this accounting treatment is discussed in RECENTLY ISSUED ACCOUNTING GUIDANCE.

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  CAPITAL RESOURCES AND LIQUIDITY

        Historically, IMC Phosphates has satisfied its borrowing needs through IMC. IMC Phosphates has three promissory notes (Promissory Notes) payable to IMC for borrowings up to $300.0 million, $65.0 million and $9.5 million. The $300.0 million and $65.0 million demand notes have variable rates, based on LIBOR plus the applicable margin as defined in IMC's senior secured credit facility, which was 5.563 percent as of December 31, 2002. The $9.5 million note bears interest at a rate of 6.5 percent, with payments of principal due in quarterly installments through 2003. IMC Phosphates had borrowed $204.8 million, $65.0 million and $9.5 million, respectively, as of December 31, 2002 and $170.0 million, $65.0 million and $19.0 million, respectively, as of December 31, 2001, under the Promissory Notes. IMC is considering entering into discussions with IMC Phosphates contemplating a revision to the terms of the loans from IMC to IMC Phosphates, including the interest rate, if warranted.

        IMC's ability to make payments on and to refinance its indebtedness and to fund planned capital expenditures and expansion efforts in the future, if any, will depend on IMC's ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive and other factors that are beyond IMC's control. IMC believes that its cash, other liquid assets and operating cash flow, together with available borrowings and potential access to credit and capital markets, will be sufficient to meet IMC's operating expenses and capital expenditures and to service its debt requirements and other contractual obligations as they become due.

        IMC's credit facilities require it to maintain certain financial ratios, including a leverage ratio test and an interest coverage test. In addition, the credit facilities contain certain covenants and events of default. IMC's access to funds is dependent upon its product prices, input costs and market conditions. During periods in which product prices or volumes; raw material prices or availability; or other conditions reflect the adverse impact of cyclical market trends or other factors; there can be no assurance that IMC would be able to comply with applicable financial covenants or meet its liquidity needs. IMC cannot assure that its business will generate sufficient cash flow from operations in the future; that its currently anticipated growth in net sales and cash flow will be realized on schedule; or that future borrowings will be available when needed or in an amount sufficient to enable IMC to repay indebtedness or to fund other liquidity needs.

        There can be no assurance that IMC will be able to obtain any necessary waivers or amendments from the requisite lenders. Any failure to comply with the restrictions of the credit facilities or any agreement governing its indebtedness may result in an event of default under those agreements. Such default may allow the creditors to accelerate the related debt, which may trigger cross-acceleration or cross-default provisions in other debt. In addition, lenders may be able to terminate any commitments they had made to supply IMC with further funds (including periodic rollovers of existing borrowings).

        IMC Phosphates' ability to generate cash is dependent on its operations and borrowings from IMC. Operating activities provided $85.2 million of cash in 2002 compared with $125.1 million of cash used by operating activities in 2001. The change of $210.3 million was primarily due to: (i) an increase in earnings of $88.1 million; (ii) a decrease in cash invested in working capital; and (iii) the absence of the impact of the voluntary termination of the Securitization Facility.

        Net cash used by investing activities increased $29.8 million from $80.8 million in 2001 to $110.6 million in 2002. This increase was primarily a result of increased capital expenditures and a $10.0 million investment in Gulf Services. See Note 9 of Notes to Consolidated Financial Statements in Part II, Item 8, "Financial Statements and Supplementary Data," of this Annual Report on Form 10-K for a discussion of Gulf Sulphur.

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        Net cash provided by financing activities in 2002 was $24.6 million, which decreased by $175.2 million from $199.8 million in 2001. This change was primarily the result of lower incremental working capital borrowings from IMC.

        IMC Phosphates has historically relied on borrowings from IMC as a principal source of liquidity. IMC entered into a new senior secured credit facility on May 17, 2001 (New Credit Facility). Pursuant to the New Credit Facility, IMC and certain of its domestic subsidiaries, including IMC Phosphates, may borrow up to approximately $470.0 million. The New Credit Facility consisted of a revolving credit facility (Revolving Credit Facility) of up to $210.0 million available for revolving credit loans and letters of credit as well as a term loan facility (Term Loan Facility) of approximately $260.0 million. Concurrent with the closing of the New Credit Facility, IMC issued $400.0 million aggregate principal amount of 10.875 percent senior notes due 2008 (Seven Year Notes) and $200.0 million aggregate principal amount of 11.25 percent senior notes due 2011 (Ten Year Notes). On November 2, 2001, IMC issued an additional $100.0 million of the Ten Year Notes (November Note Offering). On December 10, 2002, IMC issued an additional $117.5 million of the Ten Year Notes (December Note Offering and together with the Seven Year Notes, the Ten Year Notes and the November Note Offering, Notes). Proceeds of the December Note Offering were $124.9 million, net of underwriting discount and excluding accrued interest and were used: (i) to redeem all of IMC's remaining $98.3 million of the 6.50 percent senior notes due August 1, 2003 in January 2003; (ii) pay related fees and expenses; and (iii) for general corporate purposes.

        The Revolving Credit Facility will mature on May 17, 2006 while the Term Loan Facility will mature on November 17, 2006. However, if IMC's $300.0 million of 7.625 percent senior notes due 2005 and $150.0 million of 6.55 percent senior notes due 2005 have not been fully refinanced prior to October 15, 2004, both the Revolving Credit Facility and the Term Loan Facility will mature on October 15, 2004. Prior to the maturity date of The Revolving Credit Facility, funds may be borrowed, repaid and reborrowed under the Revolving Credit Facility without premium or penalty. Amounts repaid in respect to the Term Loan Facility may not be reborrowed.

        As of December 31, 2002, IMC had $28.0 million drawn under the Revolving Credit Facility. Outstanding letters of credit as of December 31, 2002 totaled $83.4 million, $2.6 million of which does not reduce availability under the Revolving Credit Facility. As of December 31, 2002, the net available additional borrowings under the Revolving Credit Facility were $101.2 million. In 2002, repayments of $2.7 million of borrowings resulted in an outstanding balance of $261.1 million under the Term Loan Facility as of December 31, 2002.

        The New Credit Facility is guaranteed by substantially all of IMC's direct and indirect domestic subsidiaries, including IMC Phosphates, as well as by certain direct and indirect foreign subsidiaries. The New Credit Facility is secured by: (i) a pledge of certain equity interests and intercompany debt held by IMC and the subsidiary guarantors in their subsidiaries; (ii) a security interest in accounts receivable and inventory; and (iii) mortgages on certain of IMC's potash mining and production facilities, with a net book value of $254.6 million as of December 31, 2002. The guarantee by IMC Phosphates is limited by the amount of existing intercompany debt owed by PLP and IMC Phosphates to IMC and its other subsidiaries. Any payments under such guarantee would constitute a corresponding repayment of such intercompany debt.

        The New Credit Facility requires IMC to meet certain financial tests, including but not limited to, a maximum total leverage ratio, a maximum secured leverage ratio, a minimum interest coverage ratio and a maximum ratio of the sum of certain secured obligations as of any date to the collateral coverage amount (as defined in the New Credit Facility). Certain of such tests were amended on February 21, 2003 (February Amendment). The February Amendment also increased applicable interest rates from those in effect at December 31, 2002 by 25.0 basis points and reduced the maximum permitted aggregate annual amount of capital expenditures, joint venture investments and certain monetary

14

acquisitions that IMC and its subsidiaries may make to $160.0 million for 2003 and $250.0 million thereafter; such amounts are above IMC's currently anticipated capital expenditure level, including planned capital expenditures of approximately $140.0 million for 2003. In addition, the New Credit Facility contains certain covenants and events of default.

        The Notes are guaranteed by the same subsidiaries of IMC that guaranteed the New Credit Facility, except MP Co. which has been designated as an unrestricted subsidiary and is, therefore, not a guarantor of the Notes. MP Co. has immaterial assets and income and is the managing general partner of IMC Phosphates.

        The following information summarizes IMC Phosphates' contractual obligations and other commercial commitments as of December 31, 2002, excluding the Promissory Notes to IMC.

	Payments by Period
	Total	Less than 1 year	years 1-3	years 4-5	After 5 years
	(in millions)
Long-term debt	$45.2	$4.2	$8.6	$3.0	$29.4
Operating leases	62.4	14.8	24.7	11.2	11.7
Unconditional purchase obligations(a)	606.3	311.1	179.0	52.0	64.2

Total contractual cash obligations	$713.9	$330.1	$212.3	$66.2	$105.3

(a)
Based on prevailing market prices as of December 31, 2002.

        Most of IMC Phosphates' export sales of phosphate crop nutrients are marketed through PhosChem. As a member, IMC Phosphates is, subject to certain conditions and exceptions, contractually obligated to reimburse PhosChem for its pro rata share of any operating expenses or other liabilities incurred. The reimbursements are made through reductions to members' cash receipts from PhosChem. During the second quarter of 2002, PhosChem entered into a new $65.0 million receivables purchase facility with a bank that replaced prior funding facilities. This facility supports PhosChem's funding of its purchases of crop nutrients from IMC Phosphates and other PhosChem members and is nonrecourse to IMC Phosphates.

        IMC Phosphates has $88.4 of non-current liabilities for reclamation activities and phosphogypsum stack closure, primarily in its Florida mining operations, where to obtain necessary permits, it must either pass a test of financial strength or provide credit support, typically surety bonds or financial guarantees. As of December 31, 2002 IMC Phosphates had $81.0 million in surety bonds outstanding which mature over the course of 2003, and met the financial strength test for the remaining portion of such additional liabilities. In connection with the outstanding surety bonds, IMC Phosphates has posted $40.0 million of collateral in the form of letters of credit. There can be no assurance that IMC Phosphates can continue to pass such tests of financial strength or to purchase surety bonds on the same terms and conditions. However, IMC Phosphates anticipates that it will be able to satisfy applicable credit support requirements without disrupting normal business operations.

  CONTINGENCIES

        Reference is made to Note 8 of Notes to Consolidated Financial Statements in Part II, Item 8, "Financial Statements and Supplementary Data," of this Annual Report on Form 10-K.

  ENVIRONMENTAL

        Reference is made to "OTHER MATTERS—Environmental, Health and Safety Matters," in Part I, Item 1, of this Annual Report on Form 10-K.

15

  RECENTLY ISSUED ACCOUNTING GUIDANCE

  Accounting for Asset Retirement Obligations

        In June 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 143 which is effective January 1, 2003. SFAS No. 143 requires legal obligations associated with the retirement of long-lived assets to be recognized at their fair value at the time that the obligations are incurred.     Application of the new rules by IMC Phosphates is expected to result in an increase in net property, plant and equipment of $17.9 million, recognition of a net additional asset retirement obligation liability of $50.6 million, and a charge for the cumulative effect of a change in accounting principle that will reduce net income and Partners' Capital by $32.7 million in the first quarter of 2003.

  Guarantor's Accounting for Guarantees

        In November 2002, the FASB issued FASB Interpretation (FIN) No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. FIN No. 45 clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. IMC Phosphates will adopt the provisions of FIN No. 45 on January 1, 2003 for all new or amended guarantees subsequent to that date.

  FORWARD-LOOKING STATEMENTS

        All statements, other than statements of historical fact, contained within this Form 10-K, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, forward-looking statements may include words such as "expect," "anticipate," "believe," "may," "should," "could" or "estimate." These statements involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this Form 10-K.

        Factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include, but are not limited to, the following: general business and economic conditions and governmental policies affecting the agricultural industry in localities where IMC Phosphates or its customers operate; weather conditions; the terms and interest rates on debt of IMC Phosphates; the willingness of IMC to continue to loan funds to IMC Phosphates; the impact of competitive products; pressure on prices realized by IMC Phosphates for its products; constraints on supplies of raw materials used in manufacturing certain of IMC Phosphates' products; capacity constraints limiting the production of certain products; difficulties or delays in the development, production, testing and marketing of products; difficulties or delays in receiving required governmental and regulatory approvals; market acceptance issues, including the failure of products to generate anticipated sales levels; the effects of and change in trade, monetary, environmental and fiscal policies, laws and regulations; foreign exchange rates and fluctuations in those rates; the costs and effects of legal proceedings, including environmental and administrative proceedings involving IMC Phosphates; success in implementing IMC Phosphates' various initiatives; the uncertain effects upon the global and domestic economies and financial markets of the terrorist attacks in New York City and Washington, D.C. on September 11, 2001 and their aftermaths; and other risk factors reported from time to time in IMC Phosphates' Securities and Exchange Commission reports.

Item 7a. Quantitative and Qualitative Disclosures about Market Risk.

        IMC Phosphates is exposed to the impact of interest rate changes on borrowings and the impact of fluctuations in the purchase price of natural gas, ammonia and sulphur consumed in operations, as well as changes in the market value of its financial instruments. IMC Phosphates periodically enters into natural gas forward purchase contracts with maturities of typically one year or less to reduce the risk

16

related to significant price changes in natural gas, but not for trading purposes. IMC Phosphates had natural gas forward purchase contracts with notional amounts of $13.7 million and $28.5 million outstanding as of December 31, 2002 and 2001, respectively. As of December 31, 2002, the total unrealized gain on these contracts was $4.4 million. As of December 31, 2001, the total unrealized loss on these contracts was $7.5 million.

        IMC Phosphates conducted sensitivity analyses of certain financial instruments assuming a one percentage point adverse change in interest rates on outstanding borrowings as of December 31, 2002. Holding all other variables constant, the hypothetical adverse changes would increase IMC Phosphates' interest expense by $2.7 million for 2003. These analyses did not consider the effects of the reduced level of economic activity that could exist in such an environment. Further, in the event of a one percentage point adverse change in interest rates, management would likely take actions to further mitigate its exposure to possible changes. However, due to the uncertainty of the specific actions that would be taken and their possible effects, the sensitivity analyses assumed no changes in IMC Phosphates' financial structure.

17

Item 8. Consolidated Financial Statements and Supplementary Data.

18

REPORT OF INDEPENDENT AUDITORS

To the Partners of IMC Phosphates Company:

        We have audited the accompanying consolidated balance sheet of IMC Phosphates Company (a Partnership) as of December 31, 2002 and 2001, and the related consolidated statements of operations, changes in partners' capital and cash flows for each of the three years in the period ended December 31, 2002. These financial statements are the responsibility of IMC Phosphates Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of IMC Phosphates Company as of December 31, 2002 and 2001, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2002, in accordance with accounting principles generally accepted in the United States.

        In 2001, as discussed in Note 1, IMC Phosphates changed its method of accounting for derivative financial instruments to conform with Financial Accounting Standards Board Statement No. 133.

Ernst & Young LLP

Ernst & Young LLP
Chicago, Illinois
January 27, 2003, except for
Note 5, as to which the date is
February 21, 2003

19

Consolidated Statement of Operations

(In millions)

	Year ended December 31
	2002	2001	2000
Net sales (including $49.5, $53.1 and $48.1 to IMC in 2002, 2001 and 2000, respectively)	$1,257.3	$1,171.4	$1,246.8
Cost of goods sold (including $227.6, $209.4 and $214.1 of charges and raw materials purchased from IMC in 2002, 2001 and 2000, respectively)	1,178.2	1,163.6	1,144.9

Gross margins	79.1	7.8	101.9
Selling, general and administrative expenses (including $30.8, $30.4 and $33.6 of charges from IMC in 2002, 2001 and 2000, respectively)	43.4	42.4	44.9
Restructuring activity	—	9.2	(1.2)

Operating earnings (loss)	35.7	(43.8)	58.2
Interest expense (including $15.2, $16.5 and $11.3 of interest charges from IMC in 2002, 2001 and 2000, respectively)	18.3	19.9	13.5
Other expense, net	1.4	8.4	3.0

Earnings (loss)	$16.0	$(72.1)	$41.7

Consolidated Statement of Changes in Partners' Capital

(In millions)

	Year ended December 31
	2002	2001	2000
Balance at January 1	$889.7	$1,002.2	$1,027.2
Earnings (loss)	16.0	(72.1)	41.7
Cumulative effect of a change in accounting principle (Note 2)	—	1.6	—
Net unrealized gain (loss) on derivative instruments	11.9	(9.1)	—

Total comprehensive income (loss)	27.9	(79.6)	41.7
Distributions	(10.0)	(32.9)	(66.7)

Balance as of December 31 (including Accumulated other comprehensive income of $4.4 million in 2002 and loss of $7.5 million in 2001)	$907.6	$889.7	$1,002.2

See Notes to Consolidated Financial Statements

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Consolidated Balance Sheet

(In millions)

	December 31
	2002	2001
Assets
Current assets:
Cash and cash equivalents	$0.1	$0.9
Receivables, net	100.8	138.9
Inventories, net	244.3	178.2
Other current assets	8.1	4.6

Total current assets	353.3	322.6
Property, plant and equipment, net	1,399.1	1,377.0
Due from Partners, net	9.7	11.1
Other assets	56.3	44.9

Total assets	$1,818.4	$1,755.6

Liabilities and Partners' Capital
Current liabilities:
Accounts payable	$119.7	$101.0
Accrued liabilities	64.5	84.9
Due to Partners, net	158.3	151.2
Current maturities of long-term debt (including $9.5 due to IMC as of December 31, 2002 and 2001)	13.7	13.2

Total current liabilities	356.2	350.3
Long-term debt, less current maturities (including $269.8 and $244.5 due to IMC as of December 31, 2002 and 2001, respectively)	310.8	280.7
Due to Partners, net	126.5	116.1
Other noncurrent liabilities	117.3	118.8
Partners' capital	907.6	889.7

Total liabilities and partners' capital	$1,818.4	$1,755.6

See Notes to Consolidated Financial Statements

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Consolidated Statement of Cash Flows

(In millions)

	Year ended December 31
	2002	2001	2000
Cash Flows from Operating Activities
Earnings (loss)	$16.0	$(72.1)	$41.7
Adjustments to reconcile earnings (loss) to net cash provided by (used in) operating activities:
Depreciation, depletion and amortization	93.2	78.1	84.3
Other charges and credits, net	0.3	(11.5)	7.7
Changes in:
Receivables, net	38.1	(124.5)	67.1
Inventories, net	(66.1)	42.9	1.8
Other current assets	(3.5)	1.5	(5.5)
Accounts payable and accrued liabilities	10.1	(44.6)	38.2
Due to Partners, net	(2.9)	5.1	(23.9)

Net cash provided by (used in) operating activities	85.2	(125.1)	211.4
Cash Flows from Investing Activities
Capital expenditures	(102.1)	(81.8)	(75.3)
Investment in joint venture	(10.0)	—	—
Proceeds from sale of property, plant and equipment	1.5	1.0	3.2

Net cash used by investing activities	(110.6)	(80.8)	(72.1)
Cash Flows from Financing Activities
Proceeds from (payment of) IMC Promissory Notes, net	34.8	210.2	(126.7)
Payments of long-term debt (including $9.5 paid to IMC in 2002, 2001 and 2000)	(10.2)	(10.4)	(10.3)

Net cash provided by (used in) financing activities	24.6	199.8	(137.0)

Net change in cash and cash equivalents	(0.8)	(6.1)	2.3
Cash and cash equivalents-beginning of year	0.9	7.0	4.7

Cash and cash equivalents-end of year	$0.1	$0.9	$7.0

Supplemental cash flow disclosure:
Interest paid (including $15.2, $16.5 and $11.3 paid to IMC in 2002, 2001 and 2000, respectively)	$18.3	$20.1	$13.6

Supplemental schedule of non-cash investing and financing activities:
Seller financed mineral properties purchase	$9.1	$15.0	$—

See Notes to Consolidated Financial Statements

22

Notes to Consolidated Financial Statements
(Dollars in millions, except as otherwise indicated)

1.    BASIS OF PRESENTATION

        On July 1, 1993, IMC Global Inc. (IMC) entered into a joint venture partnership with Phosphate Resource Partners Limited Partnership (PLP), pursuant to which IMC and PLP contributed their respective phosphate businesses at net book value to create IMC Phosphates Company (IMC Phosphates), a Delaware general partnership. IMC is the managing general partner and 51.6 percent owner of PLP. The activities of IMC Phosphates include the mining and sale of phosphate rock, as well as the production, distribution and sale of concentrated phosphates, animal feed ingredients and related products.

        The managing partner of IMC Phosphates is IMC Phosphates MP Inc. (MP Co.), which is jointly owned by IMC and PLP and, through a management agreement, operates the business and affairs of IMC Phosphates. IMC Phosphates pays to MP Co. an annual fee (Administrative Fee) intended to compensate MP Co. for selling and administrative services provided by IMC and its affiliates and charged through MP Co. to IMC Phosphates. For the years ended December 31, 2002, 2001 and 2000, the Administrative Fee totaled $27.7 million, $27.1 million and $26.6 million, respectively, all of which was paid to MP Co. and subsequently remitted to IMC.

        On a quarterly basis, IMC Phosphates records a payable for cash distributions to IMC and PLP based on formulas and sharing ratios as defined in the IMC Phosphates Partnership Agreement (Partnership Agreement). Sharing ratios for all IMC Phosphates' operations are fixed at 58.5 percent to IMC and 41.5 percent to PLP. The distributable cash (as defined in the Partnership Agreement) resulted in declared distributions of $10.0 million, zero, and $99.6 million for the years ended December 31, 2002, 2001 and 2000, respectively.

2.    ACCOUNTING POLICIES

  Basis of Consolidation

        The consolidated financial statements include the accounts of IMC Phosphates and all subsidiaries which are more than 50 percent owned and controlled. All significant intercompany accounts and transactions are eliminated in consolidation.

  Use of Estimates

        Management is required to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

  Revenue Recognition

        Revenue is recognized by IMC Phosphates upon the transfer of title to the customer, which is generally at the time product is shipped. For certain export shipments, transfer of title occurs outside of the United States.

  Shipping and Handling Costs

        IMC Phosphates records all shipping and handling costs in Cost of goods sold.

23

  Cash Equivalents

        IMC Phosphates considers all highly liquid investments with an original maturity date of three months or less to be cash equivalents.

  Concentration of Credit Risk

        Domestically, IMC Phosphates sells its products to crop nutrient manufacturers, distributors and retailers primarily in the midwestern and southeastern United States. Internationally, IMC Phosphates' products are sold primarily through Phosphate Chemicals Export Association (PhosChem). No single customer or group of affiliated customers accounted for more than ten percent of IMC Phosphates' net sales in any year during the three-year period ended December 31, 2002.

  Receivables and Allowance for Doubtful Accounts

        IMC Phosphates carries its accounts receivable at their face amounts less an allowance for doubtful accounts. On a regular basis, IMC Phosphates evaluates its accounts receivable as well as establishes the allowance for doubtful accounts based on a combination of specific customer circumstances and credit conditions and based on a history of write-offs and collections. A receivable is considered past due if payments have not been received within agreed upon invoice terms.

  Inventories

        Inventories are valued at the lower-of-cost-or-market (net realizable value). Cost for substantially all inventories is determined on a cumulative annual average cost basis.

  Property, Plant and Equipment

        Property, plant and equipment are carried at cost. Expenditures for replacements and improvements are capitalized; maintenance and repair expenditures, except for repair and maintenance overhauls (Turnarounds), are charged to operations when incurred. Expenditures for Turnarounds are deferred when incurred and amortized into Cost of goods sold on a straight-line basis, generally over an 18-month period. Turnarounds are large-scale maintenance projects that are performed regularly, usually every 18 to 24 months. Turnarounds are necessary to maintain the operating capacity and efficiency rates of the production plants. The deferred portion of the Turnaround expenditures is classified in Other assets in the Consolidated Balance Sheet.

        Depreciation and depletion expenses for mining operations, including mineral deposits, are determined using the unit-of-production method based on estimates of recoverable reserves. Other asset classes or groups are depreciated or amortized on a straight-line basis over their estimated useful lives as follows: buildings, 17 to 32 years; machinery and equipment, three to 25 years.

        Using the methodology prescribed in Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment of Long-Lived Assets, IMC Phosphates reviews long-lived assets for impairment whenever events or changes in circumstances indicate the carrying amounts of such assets may not be recoverable. Once an indication of a potential impairment exists, recoverability of the respective assets is determined by comparing the forecasted undiscounted net cash flows of the operation to which the assets relate, to the carrying amount of such operation. If the operation is determined to be unable to recover the carrying amount of its assets, then long-lived assets of the

24

operation are written down to fair value. Fair value is determined based on discounted cash flows or appraised values, depending upon the nature of the assets.

  Accrued Environmental Costs

        IMC Phosphates produces and distributes crop and animal nutrients. These activities subject IMC Phosphates to an evolving myriad of international, federal, state, provincial and local environmental, health and safety laws, which regulate, or propose to regulate: (i) conduct of mining and production operations, including employee safety procedures; (ii) condition of IMC Phosphates' facilities; (iii) management and handling of raw materials; (iv) product content; (v) use of products by both IMC Phosphates and its customers; (vi) management and/or remediation of potential impacts to air, water quality and soil from IMC Phosphates' operations; (vii) disposal of waste materials; and (viii) reclamation of lands after mining. IMC Phosphates has contingent environmental liabilities that arise from three sources: (i) facilities currently or formerly owned by IMC Phosphates or its predecessors; (ii) facilities adjacent to currently or formerly owned facilities; and (iii) third-party Comprehensive Environmental Response Compensation and Liability Act (Superfund) sites. The historical use and handling of regulated chemical substances, crop and animal nutrients and additives as well as by-product or process tailings have resulted in soil and groundwater contamination, requiring IMC Phosphates to undertake or fund cleanup efforts.

        The environmental costs discussed above include: fines, penalties and certain corrective actions to address violations of the law; remediation of properties that are currently or were formerly owned or operated by IMC Phosphates, or its predecessors; remediation costs of facilities adjacent to currently or formerly owned facilities or for third-party Superfund sites; and legal fees and expenses associated with resolution of administrative processes or litigation concerning these environmental costs. Environmental accruals are recorded for environmental investigatory and non-capital remediation costs and for costs associated with litigation at identified sites when litigation has commenced or a claim or assessment has been asserted or is imminent, the likelihood of an unfavorable outcome is probable and the financial impact of such outcome is reasonably estimable. These accruals are adjusted currently for any changes in IMC Phosphates' estimates of the future costs associated with these matters. IMC Phosphates cannot determine the cost of any remedial action that ultimately may be required at unknown sites, sites for which investigations have not been performed or have begun but have not been completed or sites at which unanticipated conditions are discovered.

  Income Taxes

        IMC Phosphates' operating results are included in the income tax returns of IMC and the unitholders of PLP. Accordingly, no provision for income taxes is included in the accompanying financial statements.

  Accounting for Derivative Instruments and Hedging Activities

        IMC Phosphates is exposed to the impact of interest rate changes on borrowings and the impact of fluctuations in the purchase price of natural gas, ammonia and sulphur consumed in operations, as well as changes in the market value of its financial instruments. IMC Phosphates periodically enters into derivatives in order to minimize the effects of changing natural gas prices, but not for trading purposes.

25

        On January 1, 2001, IMC Phosphates adopted SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended. In accordance with the provisions of SFAS No. 133, IMC Phosphates recorded a transition adjustment upon adoption of SFAS No. 133 to record its derivative instruments at fair value. The effect of this transition adjustment resulted in a $1.6 million reduction in Accumulated other comprehensive loss, which is included in the Consolidated Statement of Changes in Partners' Capital. IMC Phosphates recognized all of the unrealized gains associated with this transition adjustment during the first quarter of 2001.

        IMC Phosphates uses financial instruments, including forward exchange, option, futures and swap contracts, to manage its exposure to movements in commodity prices. The use of these financial instruments modifies the exposure of these risks with the intent to reduce the risk and variability to IMC Phosphates. Initially, upon adoption of SFAS No. 133, and prospectively, on the date a derivative contract is entered into, IMC Phosphates designates the derivative as either: (i) a hedge of a recognized asset or liability or an unrecognized firm commitment (fair value hedge); (ii) a hedge of a forecasted transaction or of the variability of cash flows to be received or paid related to a recognized asset or liability (cash flow hedge); or (iii) as a natural hedging instrument whose change in fair value is recognized to act as an economic hedge against changes in the values of the hedged item (natural hedge). IMC Phosphates formally documents its hedge relationships, including identification of the hedging instruments and the hedged items, as well as its risk management objectives and strategies for undertaking the hedge transaction. IMC Phosphates also formally assesses, both at inception and at least quarterly thereafter, whether the derivatives that are used in hedging transactions are effective in offsetting changes in either the fair value or cash flows of the hedged item. When it is determined that a derivative ceases to be an effective hedge, IMC Phosphates discontinues hedge accounting.

        IMC Phosphates had $13.7 million and $28.5 million notional amounts of natural gas forward purchase contracts outstanding as of December 31, 2002 and 2001, respectively, with the contracts outstanding as of December 31, 2002 maturing in various months through October 2003. These derivative financial instruments have been designated as cash flow hedges and are being used to hedge volatility in natural gas prices. The effective portion of changes in the fair value of IMC Phosphates' cash flow hedges is recorded in Accumulated other comprehensive income. As of December 31, 2002, IMC Phosphates had unrealized gains totaling $4.4 million related to its cash flow hedges all of which are expected to be reclassified into earnings within the next 12 months. As of December 31, 2001, IMC Phosphates had unrealized losses totaling $7.5 million related to its cash flow hedges. Unrealized gains or losses included in Accumulated other comprehensive income are recognized in earnings in the same period that the underlying hedged item is realized. The ineffective portion of changes in the fair value of IMC Phosphates' cash flow hedges is reported in Other expense, net and amounted to zero in 2002 and a charge of $3.1 million in 2001.

  Recently Issued Accounting Guidance

  Accounting for Asset Retirement Obligations

        In June 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 143, Accounting for Asset Retirement Obligations, which is effective January 1, 2003. SFAS No. 143 requires legal obligations associated with the retirement of long-lived assets to be recognized at their fair value at the time that the obligations are incurred. Application of the new rules by IMC Phosphates is expected to result in an increase in net property, plant and equipment of $17.9 million, recognition of a net

26

additional asset retirement obligation liability of $50.6 million, and a charge for the cumulative effect of a change in accounting principle that will reduce net income and Partners' Capital by $32.7 million in the first quarter of 2003.

  Guarantor's Accounting for Guarantees

        In November 2002, the FASB issued FASB Interpretation (FIN) No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. FIN No. 45 clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. IMC Phosphates will adopt the provisions of FIN No. 45 on January 1, 2003 for all new or amended guarantees subsequent to that date.

3.    RESTRUCTURING ACTIVITY

  2001 Restructuring Charges

        In the first quarter of 2001, IMC announced a new organizational structure (Reorganization Plan), primarily comprised of a shift to a more functional organization structure, which resulted in business unit and corporate headcount reductions. As a result, in the first quarter of 2001 IMC Phosphates recorded a restructuring charge of $2.8 million. A total of 62 employees were terminated and left IMC Phosphates prior to December 31, 2001. Substantially all of the severance payments have been disbursed as of December 31, 2002.

        As part of IMC's 1998 plan to improve profitability (Project Profit), IMC Phosphates had sold its urea plant to a third party buyer (Buyer). The effective operation of this plant was dependent upon receiving services from IMC Phosphates' remaining Louisiana operations. The Louisiana operations were idled for the first half of 2001, which impacted the ability of the urea plant to operate. In the third quarter of 2001, IMC Phosphates repurchased the plant from the Buyer and shut the plant down permanently. Total costs to repurchase the plant and accrue for demolition costs were $6.4 million, which resulted in a 2001 restructuring charge. This activity was recorded in the third quarter of 2001 as an increase to the restructuring charge previously recorded for Project Profit.

  2000 Restructuring Activity

        As part of Project Profit, IMC Phosphates had written off certain assets in 1998. However, in 2000, some of these assets, including the urea plant referred to above, were sold to third parties resulting in a restructuring gain of $1.2 million. This activity was recorded as an adjustment to the restructuring charge previously recognized for Project Profit.

  1999 Restructuring Charge

        During the fourth quarter of 1999, IMC Phosphates announced and began implementing a rightsizing program (Rightsizing Program), which was designed to simplify and focus its operations. The key components of the Rightsizing Program were: (i) the shutdown and permanent closure of the Nichols and Payne Creek facilities resulting from an optimization program to reduce rock and concentrate production costs through higher utilization rates at the lowest-cost facilities; and (ii) headcount reductions.

27

        Activity related to accruals for the plans discussed above during the period January 1, 2002 to December 31, 2002 was as follows:

	Accrual as of January 1, 2002	Non-cash Charges(a)	Cash Paid	Accrual as of December 31, 2002
Non-employee exit costs:
Demolition and closure costs	$32.9	$2.0	$(12.7)	$22.2
Employee headcount reductions:
Severance benefits	1.5	—	(0.1)	1.4

Total	$34.4	$2.0	$(12.8)	$23.6

(a)
Represents accretion of the recorded liability.

  Non-Employee Exit Costs

        As a result of the decision to permanently close certain facilities and production operations described above, IMC Phosphates recorded closure costs for demolition activities and incremental environmental land reclamation of the surrounding mined-out areas. All facilities were closed and IMC Phosphates expects all demolition, closure and reclamation activities to be completed by the end of 2014.

  Employee Headcount Reductions

        As part of the Reorganization Plan, Rightsizing Program and Project Profit, headcount reductions were implemented throughout IMC Phosphates. The majority of these reductions were a result of the closing and/or exiting of production operations, as discussed above. A total of 1,159 employees were terminated.

        The activity related to accruals for IMC Phosphates' restructuring programs during 2001 consisted of a beginning balance of $49.3 million reduced by cash payments of $24.1 million and increased by $9.2 million from the Reorganization Plan and urea plant repurchase. The activity related to accruals for IMC Phosphates' restructuring programs during 2000 consisted of a beginning balance of $96.1 million reduced by cash payments of $46.8 million.

        All restructuring charges were recorded as a separate line item on the Consolidated Statement of Operations.

28

4.    DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS

  Receivables:

	2002	2001
Trade	$103.6	$132.6
Non-trade	6.4	13.0

	110.0	145.6
Less:
Allowances	(9.2)	(6.7)

Receivables, net	$100.8	$138.9

        The carrying amount of accounts receivable approximated the estimated fair value of such assets due to their short maturity.

  Inventories:

	2002	2001
Products (principally finished)	$198.8	$137.6
Operating materials and supplies	47.0	42.8

	245.8	180.4
Less: Allowances	(1.5)	(2.2)

Inventories, net	$244.3	$178.2

  Property, Plant and Equipment:

	2002	2001
Land	$77.5	$76.4
Mineral properties and rights	551.0	528.3
Buildings	332.2	316.1
Machinery and equipment	1,818.7	1,798.9
Construction in progress	40.5	46.5

	2,819.9	2,766.2
Less: Accumulated depreciation and depletion	(1,420.8)	(1,389.2)

Property, plant and equipment, net	$1,399.1	$1,377.0

        IMC Phosphates had depreciation and depletion expense of $93.2 million, $78.1 million and $84.3 million for 2002, 2001 and 2000, respectively.

        As of December 31, 2002, idle facilities of IMC Phosphates included one concentrated phosphate granulation plant, and the acid production facilities at another concentrated phosphate plant, which will remain closed subject to improved market conditions. The net book value of these facilities totaled $65.3 million. In the opinion of management, the net book value of IMC Phosphates' idle facilities is not in excess of their net realizable values.

29

  Accrued Liabilities:

	2002	2001
Mining, property and sales & use taxes	$20.3	$17.7
Land reclamation	19.6	28.7
Restructuring (Note 3)	10.1	14.8
Other	14.5	23.7

Accrued liabilities	$64.5	$84.9

  Other Noncurrent Liabilities:

	2002	2001
Land reclamation	$88.4	$71.9
Restructuring (Note 3)	13.5	19.6
Other	15.4	27.3

Other noncurrent liabilities	$117.3	$118.8

  Due to Partners, net

	2002	2001
Due to IMC and affiliates	$86.6	$85.2
Due to PLP	59.0	54.9
Due to MP Co.	12.7	11.1

	$158.3	$151.2

        As of December 31, 2002 and 2001, the amounts reported in current liabilities as Due to Partners, net primarily related to distributable cash owed to partners based on IMC Phosphates' distributable cash calculation. IMC Phosphates believes the amounts as of December 31, 2002 will be paid to partners prior to January 1, 2004, therefore, it is classified as short-term.

        As of December 31, 2002 and 2001, the amounts reported in non-current liabilities of $126.5 million and $116.1 million, respectively, as Due to Partners, net related to amounts owed to MP Co. for employee benefits. MP Co. has no present intention of demanding payment prior to January 1, 2004, therefore the balance as of December 31, 2002 has been classified as long-term.

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5.    FINANCING ARRANGEMENTS

        Long-term debt as of December 31 consisted of the following:

	2002	2001
Promissory Notes payable to IMC, variable interest rates	$269.8	$235.0
6.5% Promissory Note payable to IMC, due 2003	9.5	19.0
7.7% Industrial revenue bonds, due 2022	27.1	27.1
Other debt	18.1	12.8

	324.5	293.9
Less: current maturities	13.7	13.2
Total long-term debt, less current maturities	$310.8	$280.7

        IMC Phosphates has three promissory notes (Promissory Notes) payable to IMC for borrowings up to $300.0 million, $65.0 million and $9.5 million, respectively. The $300.0 million and $65.0 million demand notes have variable rates, based on LIBOR plus the applicable margin as defined in IMC's senior secured credit facility, which was 5.563 percent as of December 31, 2002. The $9.5 million note bears interest at a rate of 6.5 percent, with payments of principal due in quarterly installments through 2003. IMC Phosphates had borrowed $204.8 million, $65.0 million and $9.5 million, respectively, as of December 31, 2002 and $170.0 million, $65.0 million and $19.0 million, respectively, as of December 31, 2001, under the Promissory Notes.

        On December 31, 2002, the estimated fair value of non-affiliate long-term debt described above was approximately $4.8 million less than the carrying amount of such debt. The fair value was estimated by discounting the future cash flows using rates currently available to IMC Phosphates for debt instruments with similar terms and remaining maturities.

        IMC entered into a new senior secured credit facility on May 17, 2001 (New Credit Facility). Pursuant to the New Credit Facility, IMC and certain of its domestic subsidiaries, including IMC Phosphates, may borrow up to approximately $470.0 million. The New Credit Facility consisted of a revolving credit facility (Revolving Credit Facility) of up to $210.0 million available for revolving credit loans and letters of credit as well as a term loan facility (Term Loan Facility) of approximately $260.0 million. Concurrent with the closing of the New Credit Facility, IMC issued $400.0 million aggregate principal amount of 10.875 percent senior notes due 2008 (Seven Year Notes) and $200.0 million aggregate principal amount of 11.25 percent senior notes due 2011 (Ten Year Notes). On November 2, 2001, IMC issued an additional $100.0 million of the Ten Year Notes (November Note Offering). On December 10, 2002, IMC issued an additional $117.5 million of the Ten Year Notes (December Note Offering and together with the Seven Year Notes, the Ten Year Notes and the November Note Offering, Notes). The proceeds of the December Note Offering were used: (i) to redeem all of IMC's remaining $98.3 million of the 6.50 percent senior notes due August 1, 2003 in January 2003; (ii) pay related fees and expenses; and (iii) for general corporate purposes. The indentures under which the Notes were issued contain covenants that limit certain matters. In addition, prior to the time that the Notes receive an investment grade rating from both Standard & Poor's Ratings Group as well as Moody's Investor's Services Inc. and the fall-away event is satisfied, covenants contained in the indentures limit IMC's ability and the ability of its restricted subsidiaries to, among other things, pay dividends on, redeem or repurchase IMC's capital stock. If IMC experiences specific kinds of changes of control prior to the fall-away event, holders of the Notes will have the right to require IMC to purchase their Notes, in whole or in part, at a price equal to 101 percent of the principal amount thereon, together with any accrued or unpaid interest to the date of purchase.

31

        The Revolving Credit Facility will mature on May 17, 2006 while the Term Loan Facility will mature on November 17, 2006. However, if IMC's $300.0 million of 7.625 percent senior notes due 2005 and $150.0 million of 6.55 percent senior notes due 2005 have not been fully refinanced prior to October 15, 2004, both the Revolving Credit Facility and the Term Loan Facility will mature on October 15, 2004. Prior to the maturity date of the Revolving Credit Facility, funds may be borrowed, repaid and reborrowed under the Revolving Credit Facility without premium or penalty. Amounts repaid in respect of the Term Loan Facility may not be reborrowed.

        As of December 31, 2002, IMC had $28.0 million drawn under the Revolving Credit Facility. Outstanding letters of credit as of December 31, 2002 totaled $83.4 million, $2.6 million of which does not reduce availability under the Revolving Credit Facility. As of December 31, 2002, the net available additional borrowings under the Revolving Credit Facility were $101.2 million. In 2002, repayments of $2.7 million of borrowings resulted in an outstanding balance of $261.1 million under the Term Loan Facility as of December 31, 2002.

        The New Credit Facility is guaranteed by substantially all of IMC's direct and indirect domestic subsidiaries, including IMC Phosphates, as well as by certain direct and indirect foreign subsidiaries. The New Credit Facility is secured by: (i) a pledge of certain equity interests and intercompany debt held by IMC and the subsidiary guarantors in their subsidiaries; (ii) a security interest in accounts receivable and inventory; and (iii) mortgages on certain of IMC's potash mining and production facilities, with a net book value of $254.6 million as of December 31, 2002. The guarantee by IMC Phosphates is limited by the amount of existing intercompany debt owed by PLP and IMC Phosphates to IMC and its other subsidiaries. Any payments under such guarantee would constitute a corresponding repayment of such intercompany debt.

        The New Credit Facility requires IMC to meet certain financial tests, including, but not limited to, a maximum total leverage ratio, a maximum secured leverage ratio, a minimum interest coverage ratio and a maximum ratio of the sum of certain secured obligations as of any date to the collateral coverage amount (as defined in the New Credit Facility). Certain of such tests were amended on February 21, 2003 (February Amendment). Among other things, in general the February Amendment reduced the maximum permitted aggregate annual amount of capital expenditures, joint venture investments and certain monetary acquisitions that IMC and its subsidiaries may make to $160.0 million for 2003 and $250.0 million thereafter. In addition, the maximum aggregate monetary acquisition consideration for certain types of future business acquisitions was limited to $10.0 million. The February Amendment also modifies the existing limitations on indebtedness to allow for a new secured financing up to $55.0 million. Upon completion of such a facility, availability under the Revolving Credit Facility would, subject to certain exceptions, be restricted to $185.0 million, with the remaining $25.0 million made available upon a written consent of the required lenders. IMC expects to be in compliance with the provisions of the New Credit Facility as amended by the February Amendment throughout 2003. Interest rates associated with the Term Loan Facility and the Revolving Credit Facility vary depending upon IMC's leverage ratio. With respect to the Revolving Credit Facility, interest on this loan is calculated at either prime plus 150.0 to 225.0 basis points (depending on IMC's leverage ratio) or LIBOR plus 250.0 to 325.0 basis points (depending on IMC's leverage ratio). With respect to the Term Loan Facility, interest on such loans is calculated at either prime plus 275.0 to 300.0 basis points or LIBOR plus 375.0 to 400.0 basis points. Based on the amended pricing, the Revolving Credit Facility and the Term Loan Facility bear interest at LIBOR plus 325.0 basis points and LIBOR plus 400.0 basis

32

points, respectively, as of December 31, 2002, which reflects a 25.0 basis point increase as a result of the February Amendment.

        The Notes are guaranteed by the same subsidiaries of IMC that guaranteed the New Credit Facility, except that MP Co. was designated as an unrestricted subsidiary in the fourth quarter of 2001 and is, therefore, no longer a guarantor of the Notes. MP Co. has immaterial assets and income and is the managing general partner of IMC Phosphates.

        Scheduled maturities of long-term debt, excluding the Promissory Notes, for the next five years are as follows:

2003	$4.2
2004	4.3
2005	4.3
2006	1.5
2007	1.5
Thereafter	29.4

        As of December 31, 2002, IMC Phosphates had drawn $5.7 million under a letter of credit subfacility.

6.    PENSION PLANS AND OTHER BENEFITS

        The individuals who perform services for IMC Phosphates are employed primarily by MP Co. MP Co. sponsors several qualified and nonqualified pension plans and postretirement health care benefit plans that cover substantially all of its employees who perform services for IMC Phosphates. Postretirement health care benefit plans are either contributory or non-contributory and contain certain other cost sharing features such as deductibles and coinsurance. Employees are not vested in the postretirement health care benefit plans and benefits are subject to changes. The expense related to all of the above plans is charged by MP Co. to IMC Phosphates.

        In addition, MP Co. provides benefits such as worker' compensation and disability to certain former or inactive employees after employment but before retirement.

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        The following table sets forth pension and postretirement obligations for defined benefit plans, plan assets and benefit cost as of and for the years ended December 31 based on a September 30 measurement date:

	Pension Benefits		Other Benefits
	2002	2001	2002	2001
Change in benefit obligation
Benefit obligation as of January 1	$159.5	$144.4	$41.4	$35.9
Service cost	5.7	5.5	1.5	1.5
Interest cost	11.8	11.0	3.1	2.6
Plan amendments	—	1.3	—	—
Actuarial loss	8.8	2.7	4.9	2.2
Benefits paid	(6.2)	(5.7)	(1.4)	(0.8)
Special termination benefits	—	0.3	—	—

Benefit obligation as of December 31	$179.6	$159.5	$49.5	$41.4

Change in plan assets
Fair value as of January 1	$85.4	$102.6	$—	$—
Actual return	(7.3)	(11.5)	—	—
Employer contributions	5.0	—	1.4	0.8
Benefits paid	(6.2)	(5.7)	(1.4)	(0.8)

Fair value as of December 31	$76.9	$85.4	$—	$—

Funded status of the plan	$(102.7)	$(74.1)	$(49.5)	$(41.4)
Unrecognized transition asset	—	—	(1.2)	(1.3)
Unrecognized prior service cost (benefit)	12.5	14.5	(1.4)	(1.7)
Unrecognized net loss	58.0	32.3	9.0	4.1

Accrued benefit cost	$(32.2)	$(27.3)	$(43.1)	$(40.3)

Amounts recognized in the balance sheet
Accrued benefit liability	$(41.9)	$(38.3)	$(43.1)	$(40.3)
Intangible asset	9.7	11.0	—	—

Total recognized	$(32.2)	$(27.3)	$(43.1)	$(40.3)

        Certain MP Co. pension plans had an accumulated benefit obligation and a projected benefit obligation in excess of plan assets. The aggregate accumulated benefit obligation of these underfunded plans was $145.7 million and $125.4 million as of December 31, 2002 and 2001, respectively. The aggregate projected benefit obligation of these underfunded plans was $179.6 million and $159.5 million as of December 31, 2002 and 2001, respectively. The aggregate fair value of plan assets of these underfunded plans was $76.9 million and $85.4 million as of December 31, 2002 and 2001, respectively.

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        Significant actuarial assumptions were as follows:

	Pension Benefits		Other Benefits
	2002	2001	2002	2001
Discount rate	7.00%	7.50%	7.00%	7.50%
Expected return on plan assets	9.00%	9.50%	—	—
Rate of compensation increase	4.75%	4.75%	—	—

        The components of pension and other benefits costs for the year ended December 31 were as follows:

	Pension Benefits			Other Benefits
	2002	2001	2000	2002	2001	2000
Service cost	$5.7	$5.5	$5.4	$1.5	$1.5	$1.5
Interest cost	11.8	11.0	10.1	3.1	2.6	2.4
Expected return on plan assets	(9.8)	(10.4)	(8.4)	—	—	—
Amortization of:
Transition asset	—	—	(0.2)	(0.1)	(0.1)	(0.1)
Prior service cost	2.1	1.9	1.7	(0.3)	(0.3)	(0.3)
Net loss	—	0.1	—	—	—	—

Net periodic benefit cost	9.8	8.1	8.6	4.2	3.7	3.5
Curtailments and settlements	—	0.3	—	—	0.2	—

Net periodic benefit cost after curtailments and settlements	$9.8	$8.4	$8.6	$4.2	$3.9	$3.5

        The curtailment and settlement charges included in the tables above were primarily recorded in conjunction with the restructuring plans (Note 3).

        For measurement purposes, a 10.0 percent annual rate of increase in the per capita cost of covered pre-65 health care benefits was assumed for 2002 decreasing gradually to 5.0 percent in 2007 and thereafter; and a 10.5 percent annual rate of increase in the per capita cost of covered post-65 health care benefits was assumed for 2002 decreasing gradually to 5.5 percent in 2007 and thereafter.

        If the health care trend rate assumptions were increased by 1.0 percent, the accumulated postretirement benefit obligation would increase by 10.8 percent, or $5.3 million, as of December 31, 2002. This would have the effect of a 5.2 percent, or $0.2 million, increase on the service and interest cost components of net periodic postretirement health care benefit cost in 2002. If the health care trend rate assumptions were decreased by 1.0 percent, the accumulated postretirement benefit obligation would decrease by 9.7 percent, or $4.8 million, as of December 31, 2002. This would have the effect of a 5.0 percent, or $0.2 million, decrease on the service and interest cost components of net periodic postretirement health care benefit cost in 2002.

        MP Co. also has defined contribution pension and investment plans (Plans) for certain of its employees. IMC Phosphates' expense for such Plans totaled $4.0 million, $4.4 million and $4.5 million for the years ended December 31, 2002, 2001 and 2000, respectively. In addition, MP Co. provides benefits such as workers' compensation and disability to certain former or inactive employees after employment but before retirement.

7.    COMPREHENSIVE INCOME

        Accumulated other comprehensive income (loss) as of December 31 consists of the following:

	2002	2001
Net unrealized gains (losses) on derivative instruments	$4.4	$(7.5)

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Notes to Consolidated Financial Statements

(Dollars in millions, except as otherwise indicated)

8.    Commitments and Contingencies

        IMC Phosphates purchases sulphur, natural gas and ammonia from third parties under contracts extending in some cases from one to four years. Purchases under these contracts are generally based on prevailing market prices. IMC Phosphates has also entered into a five year transportation contract for rock and a ten year transportation and terminaling contract for sulphur.

        IMC Phosphates leases various types of properties, including buildings and structures, railcars and various types of equipment through operating leases with terms generally ranging from three to five years.

        Summarized below is a schedule of future minimum long-term purchase commitments, based on December 31, 2002 market prices, and minimum lease payments under non-cancelable operating leases as of December 31, 2002:

	Purchase Commitments	Lease Commitments
2003	$311.1	$14.8
2004	109.0	13.5
2005	70.0	11.2
2006	27.0	6.8
2007	25.0	4.4
Subsequent years	64.2	11.7

	$606.3	$62.4

        Rental expense for 2002, 2001 and 2000 amounted to $19.4 million, $16.1 million and $16.0 million, respectively. Spending on purchase commitments for 2002, 2001 and 2000 amounted to $135.1 million, $178.4 million and $281.6 million, respectively.

        IMC Phosphates also sells phosphate rock and concentrated phosphates to customers and IMC under contracts extending in some cases for multiple years. Sales under these contracts, except for certain phosphate rock sales, which are at prices based on IMC Phosphates' cost of production, are generally at prevailing market prices.

        In November 1998, PhosChem, of which IMC Phosphates is a member, reached a two-year agreement through the year 2000 to supply diammonium phosphate (DAP) to the China National Chemicals Import and Export Corporation (Sinochem). In September 2000, Sinochem exercised its option to extend the agreement until December 31, 2002. This agreement was subsequently replaced by agreement of both parties in December 2001 for shipments in 2002. In December 2001, PhosChem reached a one-year agreement through the year 2002 to supply DAP to the China National Agricultural Means of Production Group Corporation (CNAMPGC) and Sinochem. Under each of the contracts' terms, Sinochem and CNAMPGC will receive monthly shipments at prices reflecting the market price at the time of shipment. Sinochem and CNAMPGC are both state companies with government authority for the import of fertilizers into China. In December 2002, a new agreement was reached with CNAMPGC for shipment through 2003 at similar volume and price terms.

36

Pine Level Property Reserves

        In October 1996, IMC Phosphates signed an agreement with Consolidated Minerals, Inc. (CMI) for the purchase of real property, Pine Level, containing approximately 100.0 million tons of phosphate rock reserves. In connection with the purchase, IMC Phosphates agreed to obtain all environmental, regulatory and related permits necessary to commence mining on the property.

        When the permits necessary to commence mining the property have been obtained, IMC Phosphates is obligated to pay CMI an initial royalty payment of $28.9 million (Initial Royalty). In January 2002, IMC Phosphates exercised its option to extend the permitting period until October 3, 2004, at a cost of $7.2 million, plus interest charges, which will be applied toward the Initial Royalty. In addition to the Initial Royalty, IMC Phosphates is required to pay CMI a mining royalty on phosphate rock mined from the property to the extent the permits are obtained.

        On the earlier of (a) ten days after the necessary mining permits have been obtained, or (b) October 3, 2004, IMC Phosphates is required to either (i) pay CMI the remainder of the Initial Royalty amount (Remainder Payment) of $21.7 million; or (ii) give notice to CMI of IMC Phosphates' intent to not make the Remainder Payment, and CMI will have an option to repurchase the property.

USAC Contract

        In March 1994, IMC Phosphates signed an agreement with U.S. Agri-Chemicals (USAC) to supply phosphate rock until 2004. In November 1999, IMC Phosphates and USAC signed an agreement to extend the term until September 2014, with an option for a second extension through September 2024 (New Extended Term). As part of the new agreement, USAC paid $57.0 million (Near Term Payment), plus interest charges, to IMC Phosphates during the year 2000. In the event IMC Phosphates and USAC fail to reach agreement on the New Extended Term pricing, either party may elect to terminate the agreement with regard to the New Extended Term. In such event, IMC Phosphates may be required to refund a prorated share of the Near Term Payment. In addition, since IMC Phosphates did not obtain permits for new mines at Ona or Pine Level by September 1, 2001, it can elect to terminate the agreement effective no later than October 1, 2007 upon three years' advance written notice. If IMC so elected, IMC Phosphates would be required to repay the amount of the Near Term payment plus interest charges and less a portion of the costs incurred by IMC in its efforts to obtain permitting. The Near Term Payment was recorded as deferred revenue and is being amortized over the life of the original contract.

Environmental Matters

        IMC Phosphates has contingent environmental liabilities that arise from three sources: (i) facilities currently or formerly owned by IMC Phosphates or its predecessors; (ii) facilities adjacent to currently or formerly owned facilities; and (iii) third-party Superfund sites.

        At facilities currently or formerly owned by IMC Phosphates or its corporate predecessors, including Freeport McMoRan Inc., PLP and their corporate predecessors, the historical use and handling of regulated chemical substances, crop and animal nutrients and additives as well as by-product or process tailings have resulted in soil, surface water and groundwater contamination. Spills or other releases of regulated substances have occurred previously at these facilities, and potentially could occur in the future, possibly requiring IMC Phosphates to undertake or fund cleanup. In some

37

instances, IMC Phosphates has agreed, pursuant to consent orders or agreements with the appropriate governmental agencies, to undertake certain investigations, which currently are in progress, to determine whether remedial action may be required to address contamination. At other locations, IMC Phosphates has entered into consent orders or agreements with appropriate governmental agencies to perform required remedial activities that will address identified site conditions. Taking into consideration established accruals, expenditures for these known conditions currently are not expected, individually or in the aggregate, to be material. However, material expenditures by IMC Phosphates could be required in the future to remediate the contamination at these or at other current or former sites.

        Superfund and equivalent state statutes impose liability without regard to fault or to the legality of a party's conduct on certain categories of persons who are considered to have contributed to the release of "hazardous substances" into the environment. Under Superfund, or its various state analogues, one party may, under certain circumstances, be required to bear more than its proportionate share of cleanup costs at a site where it has liability if payments cannot be obtained from other responsible parties. Currently, IMC Phosphates is involved or concluding involvement at less than five Superfund or equivalent state sites. IMC Phosphates' remedial liability from these sites, either alone or in the aggregate, is not expected to have a material adverse effect on IMC Phosphates' business or financial condition. As more information is obtained regarding these sites and the potentially responsible parties involved, this expectation could change.

        IMC Phosphates believes that, pursuant to several indemnification agreements, it is entitled to at least partial, and in many instances complete, indemnification for the costs that may be expended by IMC Phosphates to remedy environmental issues at certain facilities. These agreements address issues that resulted from activities occurring prior to IMC Phosphates' acquisition of facilities or businesses from parties including ARCO (BP); Beatrice Fund for Environmental Liabilities; Conoco Inc.; Conserv; Estech, Inc.; Kaiser Aluminum & Chemical Corporation; Kerr-McGee Inc.; PPG Industries, Inc.; The Williams Companies and certain other private parties. IMC Phosphates has already received and anticipates receiving amounts pursuant to the indemnification agreements for certain of its expenses incurred to date as well as future anticipated expenditures.

Other

        Most of IMC Phosphates' export sales of phosphate crop nutrients are marketed through PhosChem. As a member, IMC Phosphates is, subject to certain conditions and exceptions, contractually obligated to reimburse PhosChem for its pro rata share of any operating expenses or other liabilities incurred. The reimbursements are made through reductions to members' cash receipts from PhosChem. During the second quarter of 2002, PhosChem entered into a new $65.0 million receivables purchase facility with a bank that replaced prior funding facilities. This facility supports PhosChem's funding of its purchases of crop nutrients from IMC Phosphates and other PhosChem members and is nonrecourse to IMC Phosphates.

        IMC Phosphates has $88.4 million of non-current liabilities for reclamation activities and phosphogypsum closure, primarily in its Florida mining operations, where to obtain necessary permits, it must either pass a test of financial strength or provide credit support, typically surety bonds or financial guarantees. As of December 31, 2002 IMC Phosphates had $81.0 million in surety bonds outstanding which mature over the course of 2003, and met the financial strength test for the remaining

38

portion of such additional liabilities. In connection with the outstanding surety bonds, IMC Phosphates has posted $40.0 million of collateral in the form of letters of credit. There can be no assurance that IMC Phosphates can continue to pass such tests of financial strength or to purchase surety bonds on the same terms and conditions. However, IMC Phosphates anticipates that it will be able to satisfy applicable credit support requirements without disrupting normal business operations.

        IMC Phosphates also has certain other contingent liabilities with respect to litigation and claims to third parties arising in the ordinary course of business. IMC Phosphates does not believe that any of these contingent liabilities will have a material adverse impact on IMC Phosphates' business or financial condition.

9.    SULPHUR JOINT VENTURE

        In June 2002, IMC Phosphates completed the acquisition of the sulphur transportation and terminaling assets of Freeport-McMoRan Sulphur LLC (FMS) through Gulf Sulphur Services Ltd., LLLP (Gulf Services), a 50-50 joint venture with Savage Industries Inc. (Savage). Gulf Services financed the acquisition through $10.0 million equity contributions from both IMC Phosphates and Savage as well as a $34.0 million bank loan to Gulf Services that is non-recourse to IMC Phosphates and Savage. IMC Phosphates funded its equity contribution through borrowings from IMC. Concurrently with this acquisition, and instead of purchasing a majority of its annual sulphur tonnage through FMS, IMC Phosphates negotiated new supply agreements to purchase sulphur directly from recovered sulphur producers. IMC Phosphates, PLP and IMC also reached a concurrent agreement with FMS and McMoRan Exploration Co. with respect to certain other transactions, including settlement of outstanding legal disputes. At the closing, FMS received cash of $58.0 million, predominantly for the acquisition of the sulphur assets. IMC Phosphates accounts for its investment in Gulf Services using the equity method of accounting.

10.    SALES BY GEOGRAPHIC AREA

        Financial information relating to IMC Phosphates' operations by geographic area was as follows:

	2002	2001	2000
Net Sales(a)
United States	$772.4	$716.0	$831.3
China	228.1	120.5	216.9
Other	256.8	334.9	198.6

Consolidated	$1,257.3	$1,171.4	$1,246.8

(a)
Revenues are attributed to countries based on location of customer.

39

QUARTERLY FINANCIAL INFORMATION (UNAUDITED)(a)

(Dollars in millions)

Quarter	First	Second	Third(b)	Fourth	Year(b)
2002
Net sales	$295.4	$336.6	$313.7	$311.6	$1,257.3
Gross margins	$19.2	$14.7	$30.9	$14.3	$79.1
Operating earnings	$8.4	$3.2	$20.4	$3.7	$35.7
Earnings (loss)	$3.1	$(2.2)	$16.0	$(0.9)	$16.0
Quarter	First	Second	Third(c)	Fourth	Year(c)
2001
Net sales	$299.3	$273.2	$244.6	$354.3	$1,171.4
Gross margins	$10.4	$0.6	$(6.3)	$3.1	$7.8
Operating loss	$(3.2)	$(10.0)	$(23.1)	$(7.5)	$(43.8)
Loss	$(8.9)	$(18.2)	$(31.1)	$(13.9)	$(72.1)

(a)
For information related to IMC Phosphates' special charges discussed below, see Note 3 of the Notes to Consolidated Financial Statements of this Annual Report on Form 10-K.

(b)
Net sales include a price adjustment of $6.5 million related to prior periods. Operating results include the price adjustment related to prior periods and the unfavorable impact of reduced operating rates due to a sulphur supply shortage in July of $5.3 million.

(c)
First quarter loss includes special charges of $5.2 million related to employee headcount reductions and the write-off of certain deferred costs. Third quarter loss includes special charges of $6.4 million related to costs to repurchase a plant and accrue for planned demolition costs.

Item 9.    Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

        None.

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PART III.

Item 10.    Directors and Executive Officers of the Registrant.

        As a partnership, IMC Phosphates has no directors. MP Co. performs comparable functions for IMC Phosphates. IMC Phosphates does not employ any executive officers; however, certain management functions are provided to IMC Phosphates by executive officers and other employees of MP Co. and its affiliates, including IMC. IMC Phosphates has no equity compensation plans.

Item 11.    Executive Compensation.

        IMC Phosphates does not employ any executive officers and no compensation was provided by IMC Phosphates to any executive officer for services rendered in any capacity in 2002. MP Co. and its affiliates, including IMC, provide all services to IMC Phosphates as provided in the Partnership Agreement, for which IMC Phosphates reimburses MP Co. and its affiliates, including IMC, at its cost, including allocated overhead. Certain services provided by MP Co. and its affiliates, including IMC, are provided by executive officers and other employees of IMC. In accordance with the Partnership Agreement, MP Co. and its affiliates, including IMC, are reimbursed on a monthly basis for expenses incurred on behalf of IMC Phosphates. Reference is made to the information set forth in Part I, Item 1, "Business—OTHER MATTERS—Relationship between IMC Phosphates and IMC," of this Annual Report on Form 10-K.

Item 12.    Security Ownership of Certain Beneficial Owners and Management.

        IMC Phosphates is 43.5 percent owned by PLP and 56.5 percent by IMC. IMC owns 51.6 percent of the outstanding PLP limited partnership units. As a result, IMC's total interest in IMC Phosphates is approximately 78.9 percent. IMC's and PLP's principal executive offices are located at 100 S. Saunders Road, Suite 300, Lake Forest, Illinois 60045.

Item 13.    Certain Relationships and Related Transactions and Related Stockholder Matters.

        Reference is made to the information set forth in Part I, Item 1, "Business—OTHER MATTERS—Relationship between IMC Phosphates and IMC," Item 11, "Executive Compensation," and Notes 1 and 5 of Notes to Consolidated Financial Statements in Part II, Item 8, "Financial Statements and Supplementary Data," of this Annual Report on Form 10-K.

Item 14.    Controls and Procedures.

        IMC Phosphates maintains disclosure controls and procedures and internal controls designed to ensure that information required to be disclosed in IMC Phosphates' filings under the Securities Exchange Act of 1934 is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission's rules and forms. IMC Phosphates' principal executive and financial officers have evaluated IMC Phosphates' disclosure controls and procedures within 90 days of the filing of this Annual Report on Form 10-K and concluded that such disclosure controls and procedures are effective for the purpose for which they were designed.

        Subsequent to the date of such evaluation, there were no significant changes in internal controls or other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

41

PART IV.

Item 15.    Exhibits, Financial Statement Schedules and Reports on Form 8-K.

(a	)	(1) Consolidated financial statements filed as part of this report are listed under Part II, Item 8, "Financial Statements and Supplementary Data," of this Annual Report on Form 10-K.
(2)
All schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions or are inapplicable, and therefore have been omitted.
(3) Reference is made to the Exhibit Index beginning on page E-1 hereof.
(b	)	Reports on Form 8-K.
None
(c	)	Exhibits
Reference is made to the Exhibit Index beginning on page E-1 hereof.
(d	)
Financial statements and schedules and summarized financial information of 50 percent or less owned persons are omitted as none of such persons are individually, or in the aggregate, significant under the tests specified in Regulation S-X under Article 3.09 or general instructions to the financial statements.

42

***********************************

SIGNATURES

        Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

IMC PHOSPHATES COMPANY
By:	IMC Phosphates MP Inc. Its Managing General Partner
By:	/s/ JOHN J. FERGUSON John J. Ferguson President IMC Phosphates MP Inc.

Date: March 20, 2003

        Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Name	Title	Date

/s/ JOHN J. FERGUSON John J. Ferguson	President (principal executive officer) of IMC Phosphates MP Inc.	March 20, 2003
/s/ J. REID PORTER J. Reid Porter	Vice President (principal financial officer) and a Director of IMC Phosphates MP Inc.	March 20, 2003
/s/ ROBERT M. QUALLS Robert M. Qualls	Vice President (principal accounting officer) of IMC Phosphates MP Inc.	March 20, 2003
* E. Paul Dunn, Jr.	Director of IMC Phosphates MP Inc.	March 20, 2003
* C. Steven Hoffman	Director of IMC Phosphates MP Inc.	March 20, 2003
* Mary Ann Hynes	Director of IMC Phosphates MP Inc.	March 20, 2003
* Rose Marie Williams	Director of IMC Phosphates MP Inc.	March 20, 2003
*By:	/s/ ROSE MARIE WILLIAMS Rose Marie Williams Attorney-in-fact

        SUPPLEMENTAL INFORMATION TO BE FURNISHED WITH REPORTS FILED PURSUANT TO SECTION 15(D) OF THE ACT BY REGISTRANTS WHICH HAVE NOT REGISTERED SECURITIES PURSUANT TO SECTION 12 OF THE ACT.

        No annual report or proxy material has or will be sent to security holders of the registrant.

CERTIFICATION

I, John J. Ferguson, President of IMC Phosphates MP Inc., which is the Managing General Partner of IMC Phosphates Company, and in that capacity also the chief executive officer of IMC Phosphates Company, certify that:

1.
I have reviewed this annual report on Form 10-K of IMC Phosphates Company;

2.
Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3.
Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report;

4.
The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and have:

a)
designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

b)
evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this annual report (the "Evaluation Date"); and

c)
presented in this annual report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5.
The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent functions):

a)
all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

b)
any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

6.
The registrant's other certifying officers and I have indicated in this annual report whether there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: March 20, 2003

/s/ JOHN J. FERGUSON John J. Ferguson President IMC Phosphates MP Inc.

CERTIFICATION

I, J. Reid Porter, a Vice President of IMC Phosphates MP Inc., which is the Managing General Partner of IMC Phosphates Company, and in that capacity also the chief financial officer of IMC Phosphates Company, certify that:

1.
I have reviewed this annual report on Form 10-K of IMC Phosphates Company;

2.
Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3.
Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report;

4.
The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and have:

a)
designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

b)
evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this annual report (the "Evaluation Date"); and

c)
presented in this annual report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5.
The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent functions):

a)
all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

b)
any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

6.
The registrant's other certifying officers and I have indicated in this annual report whether there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: March 20, 2003

/s/ J. REID PORTER J. Reid Porter Vice President IMC Phosphates MP Inc.

Exhibit Index

Exhibit No.		Description	Incorporated Herein by Reference to	Filed with Electronic Submission
3.i.	(a)	Amended and Restated Partnership Agreement dated as of May 26, 1995 among IMC Agrico GP Company, Agrico, Limited Partnership and IMC Phosphates MP Inc. (formerly IMC-Agrico MP, Inc.) (Amended and Restated Partnership Agreement)	Exhibit 10.3 to the Annual Report on Form 10-K of PLP for the Year Ended December 31, 1995*
3.i.	(b)
		Amendment and Agreement dated as of January 23, 1996 to the Amended and Restated Partnership Agreement dated May 26, 1995 by and among IMC Phosphates MP Inc.; IMC Global Operations Inc.; and IMC Phosphates Company (formerly IMC-Agrico Company)	Exhibit 10.1 to the Current Report on Form 8-K of PLP dated February 13, 1996*
3.i.	(c)
		Amendment and Agreement dated as of December 22, 1997 to the Amended and Restated Partnership Agreement dated May 26, 1995 by and among IMC Phosphates MP Inc.; IMC Global Operations Inc.; and IMC Phosphates Company	Exhibit 10.5 to the Annual Report on Form 10-K of PLP for the Year Ended December 31, 1998*
3.i.	(d)
		Amendment and Agreement dated as of January 1, 1997 to the Amended and Restated Partnership Agreement dated May 26, 1995 by and among IMC Phosphates MP Inc.; IMC Global Operations Inc.; and IMC Phosphates Company	Exhibit 10.i.(a) to the Quarterly Report on Form 10-Q of PLP for the Quarterly Period Ended June 30, 2000*
3.i.	(e)
		Amendment and Agreement dated as of August 1, 1997 to the Amended and Restated Partnership Agreement dated May 26, 1995 by and among IMC Phosphates MP Inc., IMC Global Operations Inc. and IMC Phosphates Company	Exhibit 10.i.(b) to the Quarterly Report on Form 10-Q of PLP for the Quarterly Period Ended June 30, 2000*

3.i.	(f)
		Amendment and Agreement dated as of June 26, 2000 to the Amended and Restated Partnership Agreement dated May 26, 1995 by and among IMC Phosphates MP Inc., IMC Global Operations, Inc. and IMC Phosphates Company	Exhibit 10.i.(c) to the Quarterly Report on Form 10-Q of PLP for the Quarterly Period Ended June 30, 2000*
3.i.	(g)	Amended and Restated Parent Agreement dated as of May 26, 1995 among IMC Global Operations Inc., PLP, FTX and IMC Phosphates Company	Exhibit 10.5 to the Annual Report on Form 10-K of PLP for the Year Ended December 31, 1995*
4.ii.	(a)	Indenture dated as of May 17, 2001 between IMC Global Inc., the Guarantors named therein and The Bank of New York relating to the issuance of 10.875% Senior Notes due 2008	Exhibit 4.ii.(b) to the Current Report on Form 8-K of IMC Global Inc. for May 17, 2001**
4.ii.	(b)	Indenture dated as of May 17, 2001 between IMC Global Inc., the Guarantors named therein and The Bank of New York relating to the issuance of 11.250% Senior Notes due 2011	Exhibit 4.ii.(c) to the Current Report on Form 8-K of IMC Global Inc. for May 17, 2001**
4.ii.	(c)
		Supplemental Indenture dated as of May 31, 2001 among FMRP Inc., IMC Global Inc. and The Bank of New York to the Indentures dated as of May 17, 2001 between IMC Global Inc., the Guarantors named therein and The Bank of New York relating to the issuance of 10.875% Senior Notes due 2008 and 11.250% Senior Notes due 2011	Exhibit 4.ii.(a) to Amendment No. 1 to Registration Statement No. 333-71510
4.ii.	(d)
		Supplemental Indenture dated as of August 2, 2001 between IMC Global Netherlands B.V., IMC Global Inc. and The Bank of New York to the Indentures dated as of May 17, 2001 between IMC Global Inc., the Guarantors named therein and The Bank of New York relating to the issuance of 10.875% Senior Notes due 2008 and 11.250% Senior Notes due 2011	Exhibit 4.ii.(b) to Amendment No. 1 to Registration Statement No. 333-71510

4.ii.	(e)
		Supplemental Indenture dated as of November 6, 2001 between IMC Phosphates MP Inc., IMC Global Inc. and The Bank of New York to the Indentures dated as of May 17, 2001 between IMC Global Inc., the Guarantors named therein and The Bank of New York relating to the issuance of 10.875% Senior Notes due 2008 and 11.250% Senior Notes due 2011	Exhibit 4.ii.(c) to Amendment No. 1 to Registration Statement No. 333-71510
4.ii.	(f)
		Supplemental Indenture dated as of January 1, 2002 between IMC Potash Colonsay ULC, IMC Global Inc. and The Bank of New York to the Indentures dated as of May 17, 2001 between IMC Global Inc., the Guarantors named therein and The Bank of New York relating to the issuance of 10.875% Senior Notes due 2008 and 11.250% Senior Notes due 2011	Exhibit 4.ii.(h) to the Annual Report on Form 10-K of IMC Global Inc. for the Year Ended December 31, 2001**
4.ii.	(g)
		Supplemental Indenture dated as of November 26, 2001 between IMC USA Inc. LLC, IMC Global Inc. and The Bank of New York to the Indentures dated as of May 17, 2001 between IMC Global Inc., the Guarantors named therein and The Bank of New York relating to the issuance of 10.875% Senior Notes due 2008 and 11.250% Senior Notes due 2011	Exhibit 4.ii.(a) to Amendment No. 1 to Registration Statement No. 333-103362
4.ii.	(h)
		Supplemental Indenture dated as of November 26, 2001 between Carey Salt Company, GSL Corporation, IMC Inorganic Chemicals Inc., IMC Kalium Ogden Corp., IMC Salt Inc. and NAMSCO Inc., IMC Global Inc. and The Bank of New York to the Indentures dated as of May 17, 2001 between IMC Global Inc., the Guarantors named therein and The Bank of New York relating to the issuance of 10.875% Senior Notes due 2008 and 11.250% Senior Notes due 2011	Exhibit 4.ii.(b) to Amendment No. 1 to Registration Statement No. 333-103362

4.ii.	(i)
		Supplemental Indenture dated as of July 1, 2002 between IMC Sulphur Holdings LLC, IMC Global Inc. and The Bank of New York to the Indentures dated as of May 17, 2001 between IMC Global Inc., the Guarantors named therein and The Bank of New York relating to the issuance of 10.875% Senior Notes due 2008 and 11.250% Senior Notes due 2011	Exhibit 4.ii.(c) to Amendment No. 1 to Registration Statement No. 333-103362
4.ii.	(j)
		Supplemental Indenture dated as of July 1, 2002 between IMC Global Dutch Holdings B.V., IMC Global Inc. and The Bank of New York to the Indentures dated as of May 17, 2001 between IMC Global Inc., the Guarantors named therein and The Bank of New York relating to the issuance of 10.875% Senior Notes due 2008 and 11.250% Senior Notes due 2011	Exhibit 4.ii.(d) to Amendment No. 1 to Registration Statement No. 333-103362
4.ii.	(k)
		Amended and Restated Credit Agreement dated as of May 17, 2001, as amended and restated as of February 21, 2003, by and among IMC Global Inc., Phosphate Resource Partners Limited Partnership, IMC Phosphates Company, JP Morgan Chase Bank, as administrative agent, and the lenders party thereto	Exhibit 4.2 to the Current Report on Form 8-K of IMC Global Inc. for February 25, 2003*
4.iii.
Registrant hereby agrees to furnish to the Commission, upon request, with all other instruments defining the rights of holders of each issue of long-term debt of the Registrant and its consolidated subsidiaries.
10.ii.	(k)	Promissory Demand Note between IMC Phosphates Company, as borrower, and IMC, as lender, dated May 17, 2001 in the maximum principal sum of $65,000,000	Exhibit 10.ii.b. to the Quarterly Report on Form 10-Q for the Fiscal Quarter Ended June 30, 2002***

10.ii.	(l)	Promissory Demand Note between IMC Phosphates Company, as borrower, and IMC, as lender, dated August 19, 1998 in the maximum principal sum of $52,250,000	Exhibit 10.ii.(l) to the Annual Report on Form 10-K for the Fiscal Year ended December 31, 2001***
10.ii.	(m)	Promissory Demand Note between IMC Phosphates Company, as borrower, and IMC, as lender, dated May 17, 2001 in the maximum principal sum of $300,000,000	Exhibit 10.ii.a. to the Quarterly Report on Form 10-Q for the Fiscal Quarter Ended June 30, 2002***
23		Consent of Ernst & Young LLP, Independent Auditors		X
24		Powers of Attorney pursuant to which this report has been signed on behalf of certain directors of IMC Phosphates MP Inc.		X
99.1		Certification Pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code		X
99.2		Certification Pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code		X

*
SEC File No. 1-9164.

**
SEC File No. 1-9759

***
SEC File No. 333-71510-06

Annex B

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-Q

QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended March 31, 2003

Commission file number 333-71510-06

IMC Phosphates Company
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-3892806 (I.R.S. Employer Identification No.)

100 S. Saunders Road
Lake Forest, Illinois 60045
(847) 739-1200
(Address and telephone number, including area code, of Registrant's principal executive offices)

        Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒    No ☐

        Indicate by check mark whether the Registrant is an accelerated filer (as defined in Rule 12b-2 of the Exchange Act). Yes ☐    No ☒

PART I. FINANCIAL INFORMATION

Item 1.    Financial Statements.

        The accompanying interim condensed consolidated financial statements of IMC Phosphates Company (IMC Phosphates) do not include all disclosures normally provided in annual financial statements. These financial statements, which should be read in conjunction with the financial statements contained in IMC Phosphates' Annual Report on Form 10-K for the year ended December 31, 2002, are unaudited but include all adjustments which the management of IMC Phosphates MP Inc., the managing general partner of IMC Phosphates, considers necessary for fair presentation. These adjustments consist of normal recurring accruals, the adoption of new accounting pronouncements and the recording of restructuring charges. Certain 2002 amounts have been reclassified to conform to the 2003 presentation. Interim results are not necessarily indicative of the results expected for the full year.

IMC PHOSPHATES COMPANY

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In millions)

(Unaudited)

	Three months ended March 31
	2003	2002
Net sales	$340.2	$295.4
Cost of goods sold	355.4	276.2

Gross margins	(15.2)	19.2
Selling, general and administrative expenses	11.0	10.8
Restructuring charges	2.4	—

Operating earnings (loss)	(28.6)	8.4
Interest expense	4.9	4.2
Other (income) expense, net	(1.4)	1.1

Earnings (loss) before cumulative effect of a change in accounting principle	(32.1)	3.1
Cumulative effect of a change in accounting principle	(32.7)	—

Earnings (loss)	$(64.8)	$3.1

(See Notes to Condensed Consolidated Financial Statements)

1

IMC PHOSPHATES COMPANY

CONDENSED CONSOLIDATED BALANCE SHEET

(In millions)

	March 31, 2003	December 31, 2002
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$1.3	$0.1
Receivables, net	111.1	100.8
Inventories, net	205.5	244.3
Other current assets	6.1	8.1

Total current assets	324.0	353.3
Property, plant and equipment, net	1,411.6	1,399.1
Due from Partner, net	9.7	9.7
Other assets	52.8	56.3

Total assets	$1,798.1	$1,818.4

Liabilities and Partners' Capital
Current liabilities:
Accounts payable	$120.6	$119.7
Accrued liabilities	56.2	64.5
Due to Partners, net	161.1	158.3
Current maturities of long-term debt (including $7.1 and $9.5 due to IMC Global Inc. as of March 31, 2003 and December 31, 2002, respectively)	11.4	13.7

Total current liabilities	349.3	356.2
Long-term debt, less current maturities (including $294.1 and $269.8 due to IMC Global Inc. as of March 31, 2003 and December 31, 2002, respectively)	334.0	310.8
Due to Partners, net	124.8	126.5
Other noncurrent liabilities	148.8	117.3
Partners' capital	841.2	907.6

Total liabilities and partners' capital	$1,798.1	$1,818.4

(See Notes to Condensed Consolidated Financial Statements)

2

IMC PHOSPHATES COMPANY

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(In millions)

(Unaudited)

	Three months ended March 31
	2003	2002
Cash Flows from Operating Activities
Earnings (loss)	$(64.8)	$3.1
Adjustments to reconcile earnings (loss) to net cash provided by (used in) operating activities:
Cumulative effect of a change in accounting principle	32.7	—
Depreciation, depletion and amortization	22.9	22.5
Other charges and credits, net	(16.4)	3.4
Changes in:
Receivables, net	(10.3)	19.5
Inventories, net	38.8	(20.9)
Other current assets	0.1	(1.0)
Accounts payable and accrued liabilities	(7.4)	(20.3)
Due to Partners, net	2.8	20.0

Net cash provided by (used in) operating activities	(1.6)	26.3
Cash Flows from Investing Activities
Capital expenditures	(18.0)	(28.2)
Other	—	0.1

Net cash used in investing activities	(18.0)	(28.1)
Cash Flows from Financing Activities
Proceeds from IMC Global Inc. Promissory Notes, net	24.2	5.1
Payments of long-term debt	(3.4)	(1.0)

Net cash provided by financing activities	20.8	4.1

Net change in cash and cash equivalents	1.2	2.3
Cash and cash equivalents-beginning of period	0.1	0.9

Cash and cash equivalents-end of period	$1.3	$3.2

(See Notes to Condensed Consolidated Financial Statements)

3

IMC PHOSPHATES COMPANY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in millions)

(Unaudited)

1.    RESTRUCTURING CHARGES

        To meet current business challenges and as part of IMC Global Inc.'s (IMC) drive to be the industry's low-cost producer, IMC announced an organizational restructuring program (Program) in January 2003. This Program eliminated approximately 50 positions in IMC Phosphates, all of which had left IMC Phosphates by March 31, 2003, and will focus on reducing additional costs through efficiency improvements. IMC Phosphates incurred charges of $2.4 million during the first quarter of 2003 associated with severance and related costs for the Program.

        Activity related to IMC Phosphates' restructuring accruals during the period January 1, 2003 to March 31, 2003, including the prior restructuring activities, was as follows:

	Accrual as of January 1, 2003	Non-cash Charges(a)	Restructuring Charges	Cash Paid	Accrual as of March 31, 2003
Non-employee exit costs:
Demolition and closure costs	$22.2	$0.5	$—	$(5.0)	$17.7
Employee headcount reductions:
Severance benefits	1.4	—	2.4	(0.2)	3.6

Total	$23.6	$0.5	$2.4	$(5.2)	$21.3

(a)
Represents accretion of the recorded liability.

        The timing and costs of the prior restructuring activities are generally on schedule with the time and dollar estimates disclosed in IMC Phosphates' 2002 Annual Report on Form 10-K.

2.    ACCOUNTING FOR ASSET RETIREMENT OBLIGATIONS

        On January 1, 2003 IMC Phosphates adopted Statement of Financial Accounting Standards (SFAS) No. 143, Accounting for Asset Retirement Obligations. Under the new rules, legal obligations associated with the retirement of long-lived assets are required to be recognized at their fair value at the time that the obligations are incurred. Upon initial recognition of a liability, that cost is capitalized as part of the related long-lived asset and depreciated on a straight-line basis over the remaining estimated useful life of the related asset. Accretion expense in connection with the discounted liability is also recognized over the remaining useful life of the related asset. Upon adoption, IMC Phosphates had the following legal obligations: (i) as a condition to receive permits for the mining of phosphate rock reserves, IMC Phosphates must reclaim lands disturbed by mining; (ii) acidic water in the Phosphogypsum stack (Gyp Stack) ponds and pores must be treated to neutralize the acidity and then released into nearby waters of the state; and (iii) Gyp Stacks at IMC Phosphates Florida and Louisiana facilities must be closed at the end of their useful lives. The estimated liability is based on the estimated cost to satisfy the above obligations and then discounted using a credit-adjusted risk-free rate.

        The adoption of SFAS No. 143, resulted in an increase in net property, plant and equipment of $17.9 million, recognition of an additional asset retirement obligation liability of $50.6 million, and a cumulative effect of a change in accounting principle that increased the net loss and reduced Partners' capital by $32.7 million in the first quarter of 2003.

4

        The following is a reconciliation of prior year earnings (loss) between the amounts previously reported by IMC Phosphates and the adjusted amounts that would have been reported if SFAS No. 143 had been applied in prior years.

	Three months ended March 31, 2002	Year ended December 31, 2002	Year ended December 31, 2001	Year ended December 31, 2000
Earnings (loss)	$3.1	$16.0	$(72.1)	$41.7
FAS 143 impact	0.1	0.2	(2.4)	(2.1)

Adjusted earnings (loss)	$3.2	$16.2	$(74.5)	$39.6

        A reconciliation of the Company's liability as of March 31, 2003 is as follows:

Three months ended March 31, 2003
Upon adoption at January 1, 2003	$145.5
Liability incurred	4.0
Liability settled	(6.3)
Accretion expense	1.6
Revisions to estimate	0.2

Ending balance	$145.0

        If SFAS No. 143 had been applied in the prior years, the Company's liability would have been $145.5 million, $139.5 million, $134.3 million and $131.5 million for the years ended December 31, 2002, 2001, 2000 and 1999, respectively.

3.    INVENTORIES

	March 31, 2003	December 31, 2002
Products (principally finished)	$161.9	$200.8
Operating materials and supplies	46.2	46.0

	208.1	246.8
Less: Allowances	(2.6)	(2.5)

Inventories, net	$205.5	$244.3

5

4.    COMPREHENSIVE INCOME (LOSS)

        Comprehensive income (loss) was as follows:

	Three months ended March 31
	2003	2002
Comprehensive income (loss):
Earnings (loss)	$(64.8)	$3.1
Net unrealized gain (loss) on derivative instruments	(1.8)	11.9
Foreign currency translation adjustment	0.2	—

Total comprehensive income (loss) for the period	$(66.4)	$15.0

6

Item 2.    Management's Discussion and Analysis of Financial Condition and Results of Operations.(1)

(1)
All statements, other than statements of historical fact, contained within this Form 10-K, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, forward-looking statements may include words such as "expect," "anticipate," "believe," "may," "should," "could" or "estimate." These statements involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this Form 10-K.

          Factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include, but are not limited to, the following: general business and economic conditions and governmental policies affecting the agricultural industry in localities where IMC Phosphates or its customers operate; weather conditions; the terms and interest rates on debt of IMC Phosphates; the willingness of IMC to continue to loan funds to IMC Phosphates; the impact of competitive products; pressure on prices realized by IMC Phosphates for its products; constraints on supplies of raw materials used in manufacturing certain of IMC Phosphates' products; capacity constraints limiting the production of certain products; difficulties or delays in the development, production, testing and marketing of products; difficulties or delays in receiving required governmental and regulatory approvals; market acceptance issues, including the failure of products to generate anticipated sales levels; the effects of and change in trade, monetary, environmental and fiscal policies, laws and regulations; foreign exchange rates and fluctuations in those rates; the costs and effects of legal proceedings, including environmental and administrative proceedings involving IMC Phosphates; success in implementing IMC Phosphates' various initiatives; the uncertain effects upon the global and domestic economies and financial markets of the terrorist attacks in New York City and Washington, D.C. on September 11, 2001 and their aftermaths; and other risk factors reported from time to time in IMC Phosphates' Securities and Exchange Commission reports.

  Results of Operations

  Three months ended March 31, 2003 vs. three months ended March 31, 2002

        IMC Phosphates' net sales for the first quarter of 2003 increased 15 percent to $340.2 million compared to $295.4 million for the same period last year largely as a result of higher concentrated phosphate sales volumes and prices. Higher shipments of concentrated phosphates, primarily diammonium phosphate (DAP), favorably impacted net sales by $17.0 million. Average DAP prices increased seven percent to $143 per short ton in the first quarter of 2003 from $134 per short ton in the first quarter of 2002.

        Gross margins decreased to a negative $15.2 million for the first quarter of 2003 compared to a positive $19.2 million for the first quarter of last year. Margins were unfavorable as a result of higher raw material costs, specifically ammonia and sulphur, of $30.8 million, higher phosphate operating costs of $11.9 million and higher idle plant costs of $5.8 million, partially offset by higher phosphate sales prices of $15.9 million. The higher idle plant costs resulted from the shutdown of the Fort Green rock mine to reduce inventory levels and cash outflow.

        Approximately 30 percent of IMC Phosphates' Louisiana concentrated phosphate output continued to be idled to balance supply and current market demand, an operating rate projected to be maintained throughout 2003.

        For a discussion of restructuring charges, see Note 1 of Notes to Condensed Consolidated Financial Statements.

        Interest expense for the first quarter of 2003 increased $0.7 million to $4.9 million from $4.2 million as a result of increased working capital borrowings from IMC.

7

        Other expense, net changed $2.5 million from $1.1 million of expense in the first quarter of 2002 to $1.4 million of income in the first quarter of 2003 mainly because of a $1.9 million gain on natural gas forward purchase contracts related to facilities temporarily idled during the first quarter of 2003. Per SFAS No. 133, Derivative Instruments and Hedging Activities, as amended, the underlying contracts did not qualify as hedges because the facilities designated to take delivery of the natural gas were idled.

        On January 1, 2003 IMC Phosphates adopted SFAS No. 143. Under the new rules, legal obligations associated with the retirement of long-lived assets are required to be recognized at their fair value at the time that the obligations are incurred. In the first quarter, IMC Phosphates recorded a charge of $32.7 million representing the difference between IMC Phosphates recording its obligations pursuant to the new requirements and amounts previously recorded (see Note 2 of Notes to Condensed Consolidated Financial Statements).

  Capital Resources and Liquidity

        Historically, IMC Phosphates has satisfied its borrowing needs through IMC. IMC Phosphates has three promissory notes (Promissory Notes) payable to IMC for borrowings up to $300.0 million, $65.0 million and $7.1 million. The $300.0 million and $65.0 million demand notes have variable rates, based on LIBOR plus the applicable margin as defined in the new senior secured facilities entered into by IMC on May 17, 2001 (New Credit Facility), which was 5.438 percent as of March 31, 2003. The $7.1 million note bears interest at a rate of 6.5 percent, with payments of principal due in quarterly installments through 2003. IMC Phosphates had borrowed $229.1 million, $65.0 million and $7.1 million, respectively, as of March 31, 2003. IMC is considering entering into discussions with IMC Phosphates contemplating a revision to the terms of the loans from IMC to IMC Phosphates, including the interest rate, if warranted.

        IMC's ability to make payments on and to refinance its indebtedness and to fund planned capital expenditures and expansion efforts in the future, if any, will depend on IMC's ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive and other factors that are beyond IMC's control. IMC believes that its cash, other liquid assets and operating cash flow, together with available borrowings and potential access to credit and capital markets, will be sufficient to meet IMC's operating expenses and capital expenditures and to service its debt requirements and other contractual obligations as they become due.

        IMC's credit facilities require it to maintain certain financial ratios, including a leverage ratio test and an interest coverage test. In addition, the credit facilities contain certain covenants and events of default. Most of IMC's various material debt instruments have cross-default provisions. In general, pursuant to these provisions, the instruments governing such debt arrangements each provide that a failure to pay principal or interest under other indebtedness in excess of a specified threshold amount will result in a cross-default. Of IMC's material debt instruments, the New Credit Facility has the lowest specified threshold amount, $20.0 million. IMC's access to funds is dependent upon its product prices, input costs and market conditions. During periods in which product prices or volumes; raw material prices or availability; or other conditions reflect the adverse impact of cyclical market trends or other factors; there can be no assurance that IMC would be able to comply with applicable financial covenants or meet its liquidity needs. IMC cannot assure that its business will generate sufficient cash flow from operations in the future; that its currently anticipated growth in net sales and cash flow will be realized on schedule; or that future borrowings will be available when needed or in an amount sufficient to enable IMC to repay indebtedness or to fund other liquidity needs.

        There can be no assurance that IMC will be able to obtain any necessary waivers or amendments from the requisite lenders. Any failure to comply with the restrictions of the credit facilities or any agreement governing its indebtedness may result in an event of default under those agreements. Such default may allow the creditors to accelerate the related debt, which may trigger cross-acceleration or

8

cross-default provisions in other debt. In addition, lenders may be able to terminate any commitments they had made to supply IMC with further funds (including periodic rollovers of existing borrowings). IMC has been in compliance with all of its debt and other covenants during all periods presented. No waivers have been necessary.

        IMC Phosphates has historically relied on borrowings from IMC as a principal source of liquidity. Pursuant to the New Credit Facility, IMC and certain of its domestic subsidiaries, including IMC Phosphates, may borrow up to approximately $470.0 million. The New Credit Facility consisted of a revolving credit facility (Revolving Credit Facility) of up to $210.0 million available for revolving credit loans and letters of credit as well as a term loan facility (Term Loan Facility) of approximately $260.0 million. Concurrent with the closing of the New Credit Facility, IMC issued $400.0 million aggregate principal amount of 10.875 percent senior notes due 2008 and $200.0 million aggregate principal amount of 11.25 percent senior notes due 2011 (Ten Year Notes). On November 2, 2001, IMC issued an additional $100.0 million of the Ten Year Notes. On December 10, 2002, IMC issued an additional $117.5 million of the Ten Year Notes.

        The New Credit Facility requires IMC to meet certain financial tests, including but not limited to, a maximum total leverage ratio, a maximum secured leverage ratio, a minimum interest coverage ratio and a maximum ratio of the sum of certain secured obligations as of any date to the collateral coverage amount (as defined in the New Credit Facility). Certain of such tests were amended on February 21, 2003 (February Amendment). The February Amendment also increased applicable interest rates from those in effect as of December 31, 2002 by 25.0 basis points and reduced the maximum permitted aggregate annual amount of capital expenditures, joint venture investments and certain cash acquisitions that IMC and its subsidiaries may make to $160.0 million for 2003 and $250.0 million thereafter; such amounts are above IMC's currently anticipated capital expenditure level, including planned capital expenditures of approximately $140.0 million for 2003. In addition, the New Credit Facility contains certain covenants, including limitations on the payment of dividends, and events of default.

        As of March 31, 2003, IMC had a total of $35.1 million drawn under the Revolving Credit Facility, outstanding letters of credit totaling $83.1 million, $2.6 million of which do not reduce availability under the Revolving Credit Facility, and $260.5 million outstanding under the Term Loan Facility. The net available additional borrowings under the Revolving Credit Facility as of March 31, 2003, were approximately $94.4 million.

        Most of IMC's sales of potash into and from the United States are made through a subsidiary, IMC USA Inc. LLC (IMC USA). On May 7, 2003 IMC USA entered into a new five year $55.0 million revolving credit facility (Potash Facility) where it may borrow up to $52.5 million, initially bearing interest at LIBOR plus 275 basis points, secured by its accounts receivable and inventory, with the maximum amount of borrowings determined by factors principally relating to the amount and nature of accounts receivable and inventory that secure it. The Potash Facility is available for general corporate purposes of IMC USA, including working capital requirements of IMC's Potash business unit. Initial borrowings under the Potash Facility in the amount of $47.6 million are being used to reduce borrowings under the Revolving Credit Facility and pay related fees. Borrowings under the Potash Facility are guaranteed on an unsecured basis by IMC USA Holdings Inc, a subsidiary of IMC which is the parent of IMC USA and each of IMC's subsidiaries that own and operate the mines of IMC's Potash business. Neither IMC nor any other subsidiary is a guarantor for the borrowings under the Potash Facility. Availability of the Potash Facility reduces available borrowings under the Revolving Credit Facility by $25.0 million.

        IMC Phosphates incurs non-current liabilities for reclamation activities and phosphogypsum stack closure, primarily in its Florida mining operations, where to obtain necessary permits, it must either pass a test of financial strength or provide credit support, typically surety bonds or financial guarantees.

9

As of March 31, 2003, IMC Phosphates had $81.0 million in surety bonds outstanding which mature over the course of 2003, and met the financial strength test for the remaining portion of such additional liabilities. In connection with the outstanding surety bonds, IMC Phosphates, through IMC, has posted $40.0 million of collateral in the form of letters of credit. There can be no assurance that IMC Phosphates can continue to pass such tests of financial strength or to purchase surety bonds on the same terms and conditions. However, IMC Phosphates anticipates that it will be able to satisfy applicable credit support requirements without disrupting normal business operations.

        Net cash used in operating activities totaled $1.6 million for the first three months of 2003 versus net cash provided by operating activities of $26.3 million for the same period in 2002. The fluctuation of $27.9 million primarily resulted from a reduction in earnings from operations partially offset by cash generated by positive fluctuations in working capital balances.

        Net cash used in investing activities for the first three months of 2003 of $18.0 million decreased $10.1 million from $28.1 million for the first three months of 2002. This decrease was the result of reduced capital expenditures during the first quarter of 2003. IMC Phosphates estimates that its capital expenditures for 2003 will approximate $85.0 million and will be financed primarily from operations and borrowings.

        Net cash provided by financing activities for the three-month period ending March 31, 2003 was $20.8 million compared to $4.1 million for the same period in 2002. This increase resulted from increased working capital borrowings from IMC.

Item 3.    Quantitative and Qualitative Disclosures About Market Risk.

        IMC Phosphates is exposed to the impact of interest rate changes on borrowings and the impact of fluctuations in the purchase price of natural gas, ammonia and sulphur consumed in operations, as well as changes in the market value of its financial instruments. IMC Phosphates periodically enters into natural gas forward purchase contracts to reduce the risk related to significant price changes in natural gas, but not for trading purposes. As of March 31, 2003, none of IMC Phosphates' exposure to the risk factors discussed above had materially changed from December 31, 2002.

Item 4.    Controls and Procedures.

        IMC Phosphates maintains disclosure controls and procedures and internal controls designed to ensure that information required to be disclosed in IMC Phosphates' filings under the Securities Exchange Act of 1934 is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission's rules and forms. IMC Phosphates' principal executive and financial officers have evaluated IMC Phosphates' disclosure controls and procedures within 90 days of the filing of this Quarterly Report on Form 10-Q and concluded that such disclosure controls and procedures are effective for the purpose for which they were designed.

        Subsequent to the date of such evaluation, there were no significant changes in internal controls or other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

Part II. OTHER INFORMATION

Item 6.    Exhibits and Reports on Form 8-K.

  (a)
  Exhibits.

      Reference is made to the Exhibit Index on page E-1 hereof.

  (b)
  Reports on Form 8-K.

      None.

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* * * * * * * * * * * * * * * *

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IMC PHOSPHATES COMPANY
	By:	IMC Phosphates MP Inc. Its Managing General Partner
/s/ J. REID PORTER J. Reid Porter Vice President of IMC Phosphates MP Inc. (on behalf of the Registrant and as principal financial officer)
Date: May 14, 2003

S-1

CERTIFICATION

        I, John J. Ferguson, the President of IMC Phosphates MP Inc., which is the Managing General Partner of IMC Phosphates Company, and in that capacity also the chief executive officer of IMC Phosphates Company, certify that:

1.
I have reviewed this quarterly report on Form 10-Q of IMC Phosphates Company;

2.
Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3.
Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report;

4.
The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and we have:

a)
designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

b)
evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this quarterly report (the "Evaluation Date"); and

c)
presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5.
The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent function):

a)
all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

b)
any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

6.
The registrant's other certifying officers and I have indicated in this quarterly report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: May 14, 2003

/s/ JOHN J. FERGUSON John J. Ferguson President IMC Phosphates MP Inc.

S-2

CERTIFICATION

        I, J. Reid Porter, a Vice President of IMC Phosphates MP Inc., which is the Managing General Partner of IMC Phosphates Company, and in that capacity also the chief financial officer of IMC Phosphates Company, certify that:

1.
I have reviewed this quarterly report on Form 10-Q of IMC Phosphates Company;

2.
Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3.
Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report;

4.
The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and we have:

a)
designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

b)
evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this quarterly report (the "Evaluation Date"); and

c)
presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5.
The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent function):

a)
all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

b)
any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

6.
The registrant's other certifying officers and I have indicated in this quarterly report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: May 14, 2003

/s/ J. REID PORTER J. Reid Porter Vice President IMC Phosphates MP Inc.

S-3

Exhibit Index

Exhibit No.	Description	Incorporated Herein by Reference to	Filed with Electronic Submission
99.1	Certification Pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code		X
99.2	Certification Pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code		X

E-1

PART II: INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20: Indemnification of Directors and Officers.

        The following is a summary of the statutes, charter and bylaw provisions or other arrangements under which the Registrants' directors and officers are insured or indemnified against liability in their capacities as such. All of the directors and officers of the Registrants (including the foreign Registrants) are covered by insurance policies maintained and held in effect by IMC Global Inc. against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.

Registrants Incorporated Under Delaware Law

        IMC Chemical North America, Inc., FMRP Inc., IMC Global Inc., IMC Global Operations Inc., IMC Potash Carlsbad Inc., IMC USA Holdings Inc., KCL Holdings, Inc., and The Vigoro Corporation are incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Statute") provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), other than an action by or in the right of such corporation, by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise (an "indemnified capacity"). The indemnity may include expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. Similar provisions apply to actions brought by or in the right of the corporation, except that no indemnification shall be made without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred. Section 145 of the Delaware Statute further authorizes a corporation to purchase and maintain insurance on behalf of any indemnified person against any liability asserted against him and incurred by him in any indemnified capacity, or arising out of his status as such, regardless of whether the corporation would otherwise have the power to indemnify him under the Delaware Statute. The articles of incorporation and by-laws of each of these corporations provide that each respective corporation shall indemnify and hold harmless, to the fullest extent permitted by law, each person who is or was made a party, threatened to be made a party, or otherwise involved in any action, suit, or proceeding by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the corporation as a director, officer, employee, partner, or agent of another corporation, partnership, joint venture, or other enterprise, against expenses, liabilities, and losses. Furthermore, the directors of these respective corporations shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (c) under Section 174 of the Delaware General Corporation Law, or (d) for any transaction from which the director derived an improper personal benefit.

Registrants Formed Under the Delaware Limited Liability Company Act

        NATI LLC, IMC Sulphur Holdings LLC and IMC USA Inc. LLC are each a limited liability company formed under the laws of the state of Delaware. Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to any standards and restrictions, if any, set forth in a company's limited liability company agreement, a limited liability company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. Section 15 of the Limited Liability Company Agreement of NATI LLC provides that the company shall indemnify and hold harmless, to the fullest extent permitted by law, each Member, Officer, and any person acting as a Member or Officer on behalf of the company or in its interest, who is or was made a party or threatened to be made a party, against liabilities incurred in connection with any action, suit, or proceeding.

Registrant Formed Under the Delaware Revised Uniform Limited Partnership Act

        Phosphate Resource Partners Limited Partnership is a limited partnership formed under the laws of the state of Delaware. Section 17-108 of the Delaware Revised Uniform Limited Partnership Act provides that a limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions set forth in the partnership agreement. Article VI Section 6.9 of the Amended and Restated Agreement of Limited Partnership of Phosphate Resource Partners Limited Partnership provides that the Partnership shall indemnify any General Partner or its affiliate who, in good faith and in such course of conduct that neither constitutes negligence nor misconduct, is or was made a party to any claims regarding losses deriving from such conduct, arising out of any action or inaction, against any losses, judgments, liabilities, expenses, and amounts paid in settlement, provided that the claim does not arise from or out of an alleged violation of federal or state securities laws, unless (a) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or (c) a court of competent jurisdiction approves a settlement of the claim against a particular indemnitee. Such indemnification shall inure to the benefit of the heirs, successors, assigns, administrators, and person representatives of such indemnitee. Article VI Section 6.10 further provides that neither a General Partner nor its partners or shareholders, directors, officers, employees, or agents shall be liable to any of such parties, or to Persons who have acquired interests in the Partnership, for errors in judgment or for any acts or omissions that do not constitute negligence or misconduct.

Registrant Formed Under the Delaware Revised Uniform Partnership Act

        IMC Phosphates is a general partnership formed under the laws of the state of Delaware. Section 15-110 of the Delaware Revised Uniform Partnership Act provides that a partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions set forth in the partnership agreement. Article VIII Section 8.01 of the Amended and Restated Partnership Agreement of IMC Phosphates provides that the partnership shall indemnify and hold harmless each Partner and its respective Affiliates, directors, officers, and employees ("Related Persons") for all costs, liabilities, obligations, losses, damages, penalties, proceedings, actions, suits, or claims ("Claims") in connection with the ownership, management, operation of the business or affairs of the partnership, or any Assumed Liability (as defined therein), provided that such Partner or Related Person does not cause the Claim due to gross negligence, wilful misconduct, wilful breach of this agreement, or failure to follow a specific instruction from the Policy Committee, or such Claim does not arise out of or relates to any liabilities and obligations not assumed by the partnership.

Registrant Formed Under the Canadian Business Act

        IMC Canada Ltd. is a Canadian federal corporation. The Canada Business Corporations Act (the "Act") provides generally that a corporation may indemnify a director or officer against all costs, charges and expenses of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being a director or officer, where the director or officer acted honestly and in good faith with a view to the best interests of the corporation and, in the case of a criminal or administrative action enforced by monetary penalty, the director or officer had reasonable grounds for believing that the conduct was lawful. In addition, in any such action or proceeding where the above conditions are met and the officer or director was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done, such officer or director is entitled to indemnification from the corporation for such costs, charges and expenses which were reasonably incurred. The Act also provides specifically for the purchase of insurance by a corporation for the benefit of its directors and officers against liability incurred as such.

        The Corporation's directors and officers are covered by a group liability insurance policy. Section 7.02 of By-Law No. 1 of IMC Canada Ltd. provides that the corporation shall indemnify any person who is or was made a party in any action or proceeding by reason of the fact that he or she is or was a director, officer, or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, against all costs, charges, and expenses, including an amount paid to settle an action or satisfy a judgment, provided that he or she acted honestly and in good faith with a view to the best interests of the corporation, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful. Such indemnification shall inure to the benefit of the heirs and legal representatives of such person.

Registrant Formed Under the Companies Act (Nova Scotia)

        IMC Potash Colonsay ULC is a body corporate incorporated under the laws of the Province of Nova Scotia. Pursuant to subsection 20(2) of the Companies Act (Nova Scotia) (the "Act"), Articles of Association may adopt all or any of the regulations contained in Table A in the First Schedule of the Act (the "Regulations"). Section 2 of the Articles of Association of IMC Potash Colonsay ULC, provides that the Regulations shall not apply to the Company. The Articles of Association of the Company, one of the constating documents of the Company (the "Articles"), provide that no director or officer, former director or officer or other person who acts or acted as a director or officer of the Company or other body corporate, partnership or association of which the Company was a shareholder, partner, member or creditor, shall, in the absence of any dishonesty on the part of the director or other officer, be liable for the acts, receipts, neglects or defaults of any other director or officer, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Company through the insufficiency or deficiency of title to any property acquired by order of the directors for or on behalf of the Company, or through the insufficiency or deficiency of any security in or upon which any of the moneys of the Company are invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any moneys, securities or effects are deposited, or for any loss occasioned by error of judgment or oversight on his or her part, or for any other loss, damage or misfortune whatsoever which happens in the execution of the duties of his or her office or in relation thereto.

        The Articles also provide that the Company shall indemnify every director or officer, former director or officer, or other person who acts or acted as a director or officer of the Company or other body corporate, partnership or association of which the Company was a shareholder, partner, member or creditor, and the heirs and legal representatives of such person, in the absence of any dishonesty on the part of such person, against all costs, losses and expenses, including an amount paid to settle an action or claim or to satisfy a judgment, that such director, officer or person may incur or become liable to pay in respect of any claim made against such person or civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been a director or officer of the Company or such body corporate, partnership or other association, whether the Company is a claimant or party to such action or proceeding or otherwise. The amount for which such indemnity is proved shall immediately attach as a lien on the property of the Company and have priority as against the shareholders over all other claims.

Registrants Incorporated Under the Laws of the Netherlands

        IMC Global Netherlands B.V. and IMC Global Dutch Holdings B.V. are both a private company with limited liability (besloten vennootschap, "B.V.") incorporated under the laws of the Netherlands.

Under Dutch law, B.V.s may in general indemnify their managing director in the event that he is liable to a third party for damages caused in his capacity as managing director, unless the liability results from his gross negligence or intentional misconduct. In addition to the general concept of tort liability, Dutch law contains various specific statutory provisions on the personal civil law liability of managing directors towards (i) the B.V. itself in case of improper performance of their duties, requiring the managing director to be seriously at fault, and (ii) third parties.

        Third party liability may inter alia (but not limitative) result from (i) acquisition of the shares in the capital of the B.V. by the B.V. itself or by any of its subsidiaries contrary to the statutory provisions relating thereto (pursuant to Article 2:207a of the Dutch Civil Code), (ii) misleading information and, more particularly, misrepresentation of the B.V. in the annual accounts, the interim figures or annual report, insofar as the same were published (pursuant to Article 6:162 and 2:249 of the Dutch Civil Code), (iii) unpaid social security premiums and certain taxes (pursuant to Act on Management Liability (Wet Bestuursaansprakelijkheid—Tweede Misbuik Wet)) and (iv) in the event of the B.V.'s bankruptcy, manifest improper performance by the managing director of their duties if it is plausible that this improper performance is an important cause of the bankruptcy (pursuant to Article 2:248 jo 2:10 of the Dutch Civil Code) (if the managing director have not complied with certain statutory bookkeeping duties, they have performed their duties improperly and it shall be presumed that the improper performance of these duties constitutes an important cause of the bankruptcy of the B.V.).

        Neither the Articles of Association of IMC Global Netherlands B.V. nor the articles of association of IMC Global Dutch Holdings B.V. contain provisions on the indemnification of managing director. However, IMC Global Netherlands B.V. and IMC Global Dutch Holdings B.V. both entered into (i) a management agreement with ABN AMRO Trust Company (Nederland) B.V. and (ii) an indemnity agreement with ABN AMRO Trust Company (Nederland) B.V. In general, those agreements provide that ABN AMRO Trust Company (Nederland) B.V. shall not be held liable, in certain specified situations, by IMC Global Netherlands B.V., IMC Global Dutch Holdings B.V., IMC Global Inc or its group companies. Such limitation of liability does not apply in the event that willful misconduct or gross negligence on behalf of ABN AMRO Trust Company (Nederland) B.V. as managing director has been established by a final judgment of a court of competent jurisdiction. The indemnity agreements further provide that IMC Global Inc shall indemnify ABN AMRO Trust Company (Nederland) B.V. in certain situations.

        In addition to the management agreement with ABN AMRO Trust Company (Nederland) B.V. IMC Global Dutch Holdings B.V. also entered into a management agreement with at least one of its other managing directors. This agreement provides that such managing director is insured for any directors liabilities occurred in his capacity of being a managing director of IMC Global Dutch Holdings B.V. by the Directors Liability Insurance concluded by IMC Global. Under Dutch law, obtaining insurance covering the liability of the managing director is permitted. However, insurance in respect of any liability resulting from intentional misconduct cannot normally be obtained.

Registrants Incorporated Under the Laws of the Netherlands Antilles

        IMC Potash Colonsay N.V. and IMC Global Potash Holdings N.V. are both Netherlands Antilles corporations with limited liability, incorporated under the laws of the Netherlands.

        Under Netherlands Antilles law, N.V.'s may in general indemnify their managing director in the event that he is liable to a third party for damages caused in his capacity as managing director, unless the liability results from his gross negligence or intentional misconduct. In addition to the general concept of tort liability, Netherlands Antilles law contains various specific statutory provisions on the personal civil law liability of managing directors towards (i) the N.V. itself in case of improper performance of their duties, requiring the managing director to be seriously at fault, and (ii) third parties.

        Third party liability may inter alia result from (i) misrepresentation of the N.V. in the annual accounts, the interim figures or annual report, (ii) unpaid social security premiums and certain taxes

(pursuant to Article 21 of the Wage Tax Act (Landsverordening op de loonbelasting)) and (iii) in the event of the N.V.'s bankruptcy, manifest improper performance by the managing director of their duties if it is plausible that this improper performance is an important cause of the bankruptcy (pursuant to Article 116 of the Code of Commerce of the Netherlands Antilles) (if the managing director have not complied with certain statutory bookkeeping duties, they have performed their duties improperly and it shall be presumed that the improper performance of these duties constitutes an important cause of the bankruptcy of the N.V.).

Item 21. Exhibits.

  (a)
  Reference is made to the attached Exhibit Index.

  (b)
  No financial statement schedules are required to be filed herewith pursuant to this Item.

Item 22. Undertakings.

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

    provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (b)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a directors, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        (c)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (d)   The undersigned hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the date of the registration statement through the date of responding to the request.

        (e)   The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, IMC Global Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois.

IMC GLOBAL INC.
	By:	* Douglas A. Pertz Chairman and Chief Executive Officer
Dated: June 23, 2003

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on the 23rd day of June, 2003.

Signature	Title

* Douglas A. Pertz	Director, Chairman and Chief Executive Officer (principal executive officer)
* J. Reid Porter	Executive Vice President and Chief Financial Officer (principal financial officer)
* Robert M. Qualls	Vice President and Controller (principal accounting officer)
* Raymond F. Bentele	Director
* James M. Davidson	Director
* Harold H. MacKay	Director
* David B. Mathis	Director

* Donald F. Mazankowski	Director
* Pamela B. Strobel	Director
* Richard L. Thomas	Director
*By:	/s/ E. PAUL DUNN, JR. Attorney in Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, FMRP Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois.

FMRP INC.
	By:	* J. Reid Porter Vice President
Dated: June 23, 2003

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on the 23rd day of June, 2003.

Signature	Title

* J. Reid Porter	Vice President (principal financial officer) and Director
* Douglas A. Pertz	President and Chief Executive Officer (principal executive officer)
* Robert M. Qualls	principal accounting officer
*By:	/s/ E. PAUL DUNN, JR. Attorney in Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, IMC Canada Ltd. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lake Forest, State of Illinois.

IMC CANADA LTD.
	By:	* J. Reid Porter Vice President
Dated: June 23, 2003

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on the 23rd day of June, 2003.

Signature	Title

* Norman B. Beug	Vice President and Director
* John J. Ferguson	President (principal executive officer)
* J. Reid Porter	Vice President (principal financial officer)
* Robert M. Qualls	principal accounting officer
* E. Paul Dunn, Jr.	Authorized U.S. Representative
*By:	/s/ E. PAUL DUNN, JR. Attorney in Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, IMC Chemicals Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lake Forest, State of Illinois.

IMC CHEMICALS INC.
	By:	* J. Reid Porter Vice President
Dated: June 23, 2003

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on the 23rd day of June, 2003.

Signature	Title

* Matthew J. Dowd	Vice President, Assistant Secretary and Director
* John F. Tancredi	President (principal executive officer)
* J. Reid Porter	Vice President (principal financial officer)
* Emanuel J. DiTeresi	principal accounting officer
*By:	/s/ E. PAUL DUNN, JR. Attorney in Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, IMC Chemical North America LLC has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lake Forest, State of Illinois.

IMC CHEMICAL NORTH AMERICA LLC
	By:	* J. Reid Porter Vice President
Dated: June 23, 2003

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on the 23rd day of June, 2003.

Signature	Title

* J. Reid Porter	Vice President (principal financial officer)
* Douglas A. Pertz	Chairman (principal executive officer)
* Emanuel J. DiTeresi	principal accounting officer
*By:	/s/ E. PAUL DUNN, JR. Attorney in Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, IMC Global Dutch Holdings B.V. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lake Forest, State of Illinois.

IMC GLOBAL DUTCH HOLDINGS B.V.
	By:	ABN AMRO Trust Company (Nederland) B.V. Its Managing Director
	By:	* Annette van der Krogt
	By:	* R.H.L. de Groot
* Alexander R. Mackay Managing Director
Dated: June 23, 2003

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on the 23rd day of June, 2003.

Signature	Title

* ABN AMRO Trust Company (Nederland) B.V.	Managing Director
* E. Paul Dunn, Jr.	Managing Director (principal executive officer and principal financial officer) and Authorized U.S. Representative
* Alexander R. Mackay	Managing Director
* Robert M. Qualls	principal accounting officer
*By:	/s/ E. PAUL DUNN, JR. Attorney in Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, IMC Global Netherlands B.V. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lake Forest, State of Illinois.

IMC GLOBAL NETHERLANDS B.V.
	By:	ABN AMRO Trust Company (Nederland) B.V. Its Managing Director
	By:	* Annette van der Krogt
	By:	* R.H.L. de Groot
Dated: June 23, 2003

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on the 23rd day of June, 2003.

Signature	Title

* ABN AMRO Trust Company (Nederland) B.V.	Sole Managing Director (principal executive officer, principal financial officer and principal accounting officer)
* E. Paul Dunn, Jr.	Authorized U.S. Representative
*By:	/s/ E. PAUL DUNN, JR. Attorney in Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, IMC Global Operations Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lake Forest, State of Illinois.

IMC GLOBAL OPERATIONS INC.
	By:	* J. Reid Porter Executive Vice President and Chief Financial Officer
Dated: June 23, 2003

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on the 23rd day of June, 2003.

Signature	Title

* Douglas A. Pertz	Chairman, Chief Executive Officer (principal executive officer) and Director
* J. Reid Porter	Executive Vice President and Chief Financial Officer (principal financial officer)
* Robert M. Qualls	Vice President and Controller (principal accounting officer)
*By:	/s/ E. PAUL DUNN, JR. Attorney in Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, IMC Global Potash Holdings N.V. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lake Forest, State of Illinois.

IMC GLOBAL POTASH HOLDINGS N.V.
	By:	ABN AMRO Trust Company (Nederland) B.V. Its Managing Director
	By:	* Annette van der Krogt
	By:	* R.H.L. de Groot
* Alexander R. Mackay Managing Director
Dated: June 23, 2003

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on the 23rd day of June, 2003.

Signature	Title

* E. Paul Dunn, Jr.	Managing Director (principal executive officer and principal financial officer) and Authorized U.S. Representative
* ABN AMRO Trust Company (Nederland) B.V.	Managing Director
* Alexander R. Mackay	Managing Director
* Robert M. Qualls	principal accounting officer
*By:	/s/ E. PAUL DUNN, JR. Attorney in Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, IMC Phosphates Company has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lake Forest, State of Illinois.

IMC PHOSPHATES COMPANY
	By:	IMC Phosphates MP Inc.
	Its:	Managing General Partner
* J. Reid Porter Vice President of IMC Phosphates MP Inc.
Dated: June 23, 2003

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on the 23rd day of June, 2003.

Signature	Title

* John J. Ferguson	President (principal executive officer) of IMC Phosphates MP Inc.
* J. Reid Porter	Vice President (principal financial officer) and Director of IMC Phosphates MP Inc.
* Robert M. Qualls	Vice President (principal accounting officer) of IMC Phosphates MP Inc.
* Rose Marie Williams	Director of IMC Phosphates MP Inc.
* C. Steven Hoffman	Director of IMC Phosphates MP Inc.
* E. Paul Dunn, Jr.	Director of IMC Phosphates MP Inc.
Mary Ann Hynes	Director of IMC Phosphates MP Inc.
*By:	/s/ E. PAUL DUNN, JR. Attorney in Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, IMC Potash Carlsbad Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lake Forest, State of Illinois.

IMC POTASH CARLSBAD INC.
	By:	* J. Reid Porter Vice President
Dated: June 23, 2003

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on the 23rd day of June, 2003.

Signature	Title

* John J. Ferguson	President (principal executive officer)
* J. Reid Porter	Vice President (principal financial officer) and Director
* Robert M. Qualls	principal accounting officer
*By:	/s/ E. PAUL DUNN, JR. Attorney in Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, IMC Potash Colonsay ULC has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lake Forest, State of Illinois.

IMC POTASH COLONSAY ULC
	By:	* J. Reid Porter Vice President
Dated: June 23, 2003

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on the 23rd day of June, 2003.

Signature	Title

* J. Reid Porter	Vice President (principal financial officer) and Director
* John J. Ferguson	President (principal executive officer)
* E. Paul Dunn, Jr.	Director and Authorized U.S. Representative
* Norman B. Beug	Director
* Robert M. Qualls	principal accounting officer
*By:	/s/ E. PAUL DUNN, JR. Attorney in Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, IMC Potash Colonsay N.V. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lake Forest, State of Illinois.

IMC POTASH COLONSAY N.V.
	By:	ABN AMRO Trust Company (Nederland) B.V. Its Managing Director
	By:	* Annette van der Krogt
	By:	* R.H.L. de Groot
* Alexander R. Mackay Managing Director
Dated: June 23, 2003

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on the 23rd day of June, 2003.

Signature	Title

* E. Paul Dunn, Jr.	Managing Director (principal executive and financial officer) and Authorized U.S. Representative
* ABN AMRO Trust Company (Nederland) B.V.	Managing Director
* Alexander R. Mackay	Managing Director
* Robert M. Qualls	principal accounting officer
*By:	/s/ E. PAUL DUNN, JR. Attorney in Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, IMC Sulphur Holdings LLC has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lake Forest, State of Illinois.

IMC SULPHUR HOLDINGS LLC
	By:	* J. Reid Porter Vice President
Dated: June 23, 2003

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on the 23rd day of June, 2003.

Signature	Title

* J. Reid Porter	Vice President (principal financial officer)
* John J. Ferguson	President (principal executive officer)
* Robert M. Qualls	Vice President (principal accounting officer)
*By:	/s/ E. PAUL DUNN, JR. Attorney in Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, IMC USA Holdings Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lake Forest, State of Illinois.

IMC USA HOLDINGS INC.
	By:	* J. Reid Porter Vice President
Dated: June 23, 2003

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on the 23rd day of June, 2003.

Signature	Title

* J. Reid Porter	Vice President (principal financial officer) and Director
* John J. Ferguson	President (principal executive officer)
* Robert M. Qualls	principal accounting officer
*By:	/s/ E. PAUL DUNN, JR. Attorney in Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, IMC USA Inc. LLC has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lake Forest, State of Illinois.

IMC USA INC. LLC
	By:	* J. Reid Porter Vice President
Dated: June 23, 2003

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on the 23rd day of June, 2003.

Signature	Title

* John J. Ferguson	President (principal executive officer)
* J. Reid Porter	Vice President (principal financial officer)
* Robert M. Qualls	principal accounting officer
*By:	/s/ E. PAUL DUNN, JR. Attorney in Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, KCL Holdings, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lake Forest, State of Illinois.

KCL HOLDINGS, INC.
	By:	* J. Reid Porter Vice President
Dated: June 23, 2003

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on the 23rd day of June, 2003.

Signature	Title

* John J. Ferguson	President (principal executive officer)
* J. Reid Porter	Vice President (principal financial officer) and Director
* Robert M. Qualls	principal accounting officer
*By:	/s/ E. PAUL DUNN, JR. Attorney in Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, NATI LLC has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lake Forest, State of Illinois.

NATI LLC
	By:	* J. Reid Porter Vice President
Dated: June 23, 2003

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on the 23rd day of June, 2003.

Signature	Title

* John F. Tancredi	President (principal executive officer)
* J. Reid Porter	Vice President (principal financial officer)
* Emanuel J. DiTeresi	principal accounting officer
*By:	/s/ E. PAUL DUNN, JR. Attorney in Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Phosphate Resource Partners Limited Partnership has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lake Forest, State of Illinois.

PHOSPHATE RESOURCE PARTNERS LIMITED PARTNERSHIP
	By:	IMC GLOBAL INC. Its Administrative Managing General Partner
	By:	* J. Reid Porter Executive Vice President and Chief Financial Officer
Dated: June 23, 2003

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on the 23rd day of June, 2003.

Signature	Title

* Douglas A. Pertz	Director, Chairman and Chief Executive Officer (principal executive officer) of IMC Global Inc.
* J. Reid Porter	Executive Vice President and Chief Financial Officer (principal financial officer) of IMC Global Inc.
* Robert M. Qualls	Vice President and Controller (principal accounting officer) of IMC Global Inc.
* Raymond F. Bentele	Director of IMC Global Inc.
* James M. Davidson	Director of IMC Global Inc.

* Harold H. MacKay	Director of IMC Global Inc.
* David B. Mathis	Director of IMC Global Inc.
* Donald F. Mazankowski	Director of IMC Global Inc.
* Pamela B. Strobel	Director of IMC Global Inc.
* Richard L. Thomas	Director of IMC Global Inc.
*By:	/s/ E. PAUL DUNN, JR. Attorney in Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, The Vigoro Corporation has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lake Forest, State of Illinois.

THE VIGORO CORPORATION
	By:	* J. Reid Porter Vice President
Dated: June 23, 2003

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on the 23rd day of June, 2003.

Signature	Title

* J. Reid Porter	Vice President (principal financial officer) and Director
* Douglas A. Pertz	President and Chief Executive Officer (principal executive officer)
* Robert M. Qualls	principal accounting officer
*By:	/s/ E. PAUL DUNN, JR. Attorney in Fact

EXHIBIT INDEX

Exhibit No.		Description	Incorporated Herein by Reference to	Filed Herewith
3.i.	(a)	Limited Liability Company Agreement of IMC Chemical North America LLC		*
3.i.	(b)	Deed of Incorporation of IMC Global Dutch Holdings B.V.		*
3.i.	(c)	Memorandum and Articles of Association of IMC Potash Colonsay ULC		*
3.i.	(d)	Limited Liability Company Agreement of IMC Sulphur Holdings LLC		*
3.i.	(e)	Certificate of Incorporation of IMC USA Holdings Inc., as amended		*
3.i.	(f)	Limited Liability Company Agreement of IMC USA Inc. LLC		*
3.ii.	(a)	By-laws of IMC USA Holdings Inc.		*
4.ii.	(a)	Indenture dated as of May 17, 2001 between IMC Global Inc., the Guarantors named therein and The Bank of New York relating to the issuance of 11.250% Senior Notes due 2011	Exhibit 4.ii.(c) to the Current Report on Form 8-K for May 17, 2001
4.ii.	(b)
		Supplemental Indenture dated as of May 31, 2001 among FMRP Inc., IMC Global Inc. and The Bank of New York to the Indentures dated as of May 17, 2001 between IMC Global Inc., the Guarantors named therein and The Bank of New York relating to the issuance of 10.875% Senior Notes due 2008 and 11.250% Senior Notes due 2011	Exhibit 4.ii.(a) to Amendment No. 1 to Registration Statement No. 333-71510
4.ii.	(c)
		Supplemental Indenture dated as of August 2, 2001 between IMC Global Netherlands B.V., IMC Global Inc. and The Bank of New York to the Indentures dated as of May 17, 2001 between IMC Global Inc., the Guarantors named therein and The Bank of New York relating to the issuance of 10.875% Senior Notes due 2008 and 11.250% Senior Notes due 2011	Exhibit 4.ii.(b) to Amendment No. 1 to Registration Statement No. 333-71510

4.ii.	(d)
		Supplemental Indenture dated as of November 6, 2001 between IMC Phosphates MP Inc., IMC Global Inc. and The Bank of New York to the Indentures dated as of May 17, 2001 between IMC Global Inc., the Guarantors named therein and The Bank of New York relating to the issuance of 10.875% Senior Notes due 2008 and 11.250% Senior Notes due 2011	Exhibit 4.ii.(c) to Amendment No. 1 to Registration Statement No. 333-71510
4.ii.	(e)
		Supplemental Indenture dated as of January 1, 2002 between IMC Potash Colonsay ULC, IMC Global Inc. and The Bank of New York to the Indentures dated as of May 17, 2001 between IMC Global Inc., the Guarantors named therein and The Bank of New York relating to the issuance of 10.875% Senior Notes due 2008 and 11.250% Senior Notes due 2011	Exhibit 4.ii.(h) to the Company's Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2001
4.ii.	(f)
		Supplemental Indenture dated as of November 26, 2001, by and among IMC USA Inc. LLC, IMC Global Inc and the Bank of New York to the Indentures dated as of May 17, 2001 between IMC Global, Inc., the Guarantors named therein and The Bank of New York relating to the issuance of 10.875% Senior Notes due 2008 and 11.250% Senior Notes due 2011	Exhibit 4.ii.(a) to Amendment No. 1 to Registration Statement No. 333-103362
4.ii.	(g)
		Supplemental Indenture dated as of November 26, 2001, by and among Carey Salt Company, GSL Corporation, IMC Inorganic Chemicals Inc., IMC Kalium Ogden Corp., IMC Salt Inc., NAMSCO, Inc., IMC Global Inc and the Bank of New York to the Indentures dated as of May 17, 2001 between IMC Global, Inc., the Guarantors named therein and The Bank of New York relating to the issuance of 10.875% Senior Notes due 2008 and 11.250% Senior Notes due 2011	Exhibit 4.ii.(b) to Amendment No. 1 to Registration Statement No. 333-103362

4.ii.	(h)
		Supplemental Indenture dated as of July 1, 2002, by and among IMC Sulphur Holdings LLC, IMC Global Inc and the Bank of New York to the Indentures dated as of May 17, 2001 between IMC Global, Inc., the Guarantors named therein and The Bank of New York relating to the issuance of 10.875% Senior Notes due 2008 and 11.250% Senior Notes due 2011	Exhibit 4.ii.(c) to Amendment No. 1 to Registration Statement No. 333-103362
4.ii.	(i)
		Supplemental Indenture dated as of July 1, 2002, by and among IMC Global Dutch Holdings B.V., IMC Global Inc and the Bank of New York to the Indentures dated as of May 17, 2001 between IMC Global, Inc., the Guarantors named therein and The Bank of New York relating to the issuance of 10.875% Senior Notes due 2008 and 11.250% Senior Notes due 2011	Exhibit 4.ii.(d) to Amendment No. 1 to Registration Statement No. 333-103362
4.ii.	(j)	Registration Rights Agreement dated as of December 10, 2002 between IMC Global Inc., Goldman, Sachs & Co. and the Guarantors set forth on the signature pages thereto		*

5.i.	(a)	Opinion of Kirkland & Ellis regarding the validity of the securities offered hereby		!
5.i.	(b)	Opinion of Baker & McKenzie regarding the validity of the foreign guarantees offered hereby		!
5.i.	(c)	Opinion of MacPherson Leslie & Tyerman LLP regarding the validity of the foreign guarantees offered hereby		*
5.i.	(d)	Opinion of Stewart McKelvey Stirling Scales regarding the validity of the guarantees offered hereby		*
5.1	(e)	Opinion of Alexander & Simon regarding the validity of the guarantees offered hereby		*
8		Opinion of Kirkland & Ellis regarding certain U.S. income tax matters		!
12		Ratio of Earnings to Fixed Charges		!
23		Consent of Ernst & Young LLP, Independent Auditors		!

24	Power of Attorney	*
25	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939 of The Bank of New York	*
99.1	Form of Letter of Transmittal	*
99.2	Form of Tender Instructions	*
99.3	Form of Notice of Guaranteed Delivery	*

*
Previously filed.

!
Included in this filing.

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TABLE OF CONTENTS
PROSPECTUS SUMMARY
The Company
Ratio of Earnings to Fixed Charges
Purpose of the Exchange Offer
Summary of the Exchange Offer
Summary of Terms of the New Notes
RISK FACTORS
DISCLOSURE REGARDING FORWARD LOOKING STATEMENTS
USE OF PROCEEDS
THE EXCHANGE OFFER
SELECTED HISTORICAL FINANCIAL DATA OF IMC GLOBAL, PHOSPHATE RESOURCE PARTNERS LIMITED PARTNERSHIP AND IMC PHOSPHATES COMPANY
DESCRIPTION OF CERTAIN SECURED INDEBTEDNESS
DESCRIPTION OF NOTES
UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
PLAN OF DISTRIBUTION
VALIDITY OF THE NEW SECURITIES
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
DOCUMENTS INCORPORATED BY REFERENCE
  Annex A
2002 FORM 10-K CONTENTS
  Part I.
  Item 1. Business.
  Item 2. Properties.
  Item 3. Legal Proceedings.
  Item 4. Submission of Matters to a Vote of Security Holders.
  Part II.
  Item 5. Market for Registrant's Common Equity and Related Stockholder Matters.
  Item 6. Selected Financial Data.
  Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations.
  Item 7a. Quantitative and Qualitative Disclosures about Market Risk.
  Item 8. Consolidated Financial Statements and Supplementary Data.
REPORT OF INDEPENDENT AUDITORS
Consolidated Statement of Operations (In millions)
Consolidated Statement of Changes in Partners' Capital (In millions)
Consolidated Balance Sheet (In millions)
Consolidated Statement of Cash Flows (In millions)
Notes to Consolidated Financial Statements (Dollars in millions, except as otherwise indicated)
Notes to Consolidated Financial Statements (Dollars in millions, except as otherwise indicated)
  Item 9. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.
  PART III.
  Item 10. Directors and Executive Officers of the Registrant.
  Item 11. Executive Compensation.
  Item 12. Security Ownership of Certain Beneficial Owners and Management.
  Item 13. Certain Relationships and Related Transactions and Related Stockholder Matters.
  Item 14. Controls and Procedures.
  PART IV.
  Item 15. Exhibits, Financial Statement Schedules and Reports on Form 8-K.
SIGNATURES
CERTIFICATION
CERTIFICATION
Exhibit Index
  Annex B
Table of Contents
  PART I. FINANCIAL INFORMATION
  Item 1. Financial Statements.
IMC PHOSPHATES COMPANY CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (In millions) (Unaudited)
IMC PHOSPHATES COMPANY CONDENSED CONSOLIDATED BALANCE SHEET (In millions)
IMC PHOSPHATES COMPANY CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (In millions) (Unaudited)
IMC PHOSPHATES COMPANY NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Dollars in millions) (Unaudited)
  Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations.(1)
  Item 3. Quantitative and Qualitative Disclosures About Market Risk.
  Item 4. Controls and Procedures.
  Part II. OTHER INFORMATION
  Item 6. Exhibits and Reports on Form 8-K.
SIGNATURES
CERTIFICATION
Exhibit Index
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EXHIBIT INDEX